                             JOINT PROXY STATEMENT



    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997


________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ----------------------
[x]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:


[ ]  Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[x]  Definitive Proxy Statement


[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                JOINT FILING BY:

                         LYONDELL PETROCHEMICAL COMPANY
                           MILLENNIUM CHEMICALS INC.

             (NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

Payment of Filing Fee (Check the appropriate box):


[ ]        No fee required.
[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           1) Title of each class of securities to which transaction applies:  Not applicable.
           2) Aggregate number of securities to which transaction applies:  Not applicable.
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):  $3.446 billion
              (representing the sum of pro forma partners' capital of $2.696 billion at closing and $750 million of cash to be received at closing by an affiliate of one of the partners).
           4) Proposed maximum aggregate value of transaction:  $3.446 billion.
           5) Total fee paid:  $689,200.00
[x]        Fee paid previously with preliminary materials.
[ ]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
           1) Amount Previously Paid: $.................................................................................
           2) Form, Schedule or Registration Statement no.:.............................................................
           3) Filing Party:.............................................................................................
           4) Date Filed:...............................................................................................


________________________________________________________________________________

                            ------------------------
                           JOINT VENTURE PROPOSED --
                          YOUR VOTE IS VERY IMPORTANT
                            ------------------------

[LOGO]

[LOGO]


     LYONDELL PETROCHEMICAL COMPANY ('Lyondell') and MILLENNIUM CHEMICALS INC. ('Millennium') have agreed to combine most of our petrochemicals businesses to form a joint venture that we expect will be the largest producer of ethylene and polyethylene in North America. The joint venture, to be organized as a partnership, will be named Equistar Chemicals, LP and will be headquartered in Houston, Texas.



     Lyondell will contribute to the joint venture substantially all of the assets comprising its petrochemicals and polymers business segments, as well as a $345 million note. In exchange, Lyondell will receive a 57% interest in the joint venture and the joint venture will assume certain liabilities from Lyondell. Millennium will contribute to the joint venture substantially all of the assets comprising its polyethylene and related products, performance polymers and ethyl alcohol businesses. In exchange, Millennium will receive a 43% interest in the joint venture, the joint venture will repay $750 million of debt due to Millennium from its contributed businesses, Millennium will retain $250 million of certain accounts receivable and the joint venture will assume certain liabilities from Millennium. A subsidiary of Millennium will guarantee $750 million of the joint venture's debt.


     Lyondell and Millennium believe the joint venture represents a logical extension of both companies' strategic plans to enhance stockholder value. It will provide opportunities for significant costs savings and expanded business opportunities that should lead to improved earnings and cash flow from the contributed businesses and, therefore, improved stockholder returns for both companies.

     Your company's Board of Directors has unanimously determined that the joint venture is in the best interests of your company and unanimously recommends that you vote 'FOR' it. The joint venture will not go into effect unless the stockholders of both companies approve it. Each of us has scheduled a special meeting for our stockholders to vote on the joint venture. YOUR VOTE IS VERY IMPORTANT.

     Whether or not you plan to attend your company's meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the joint venture. If you fail to return your card, the effect will be the same as a vote against the joint venture.

     The dates, times and places of the meetings are as follows:


FOR LYONDELL STOCKHOLDERS:                                     FOR MILLENNIUM STOCKHOLDERS:
November 20, 1997                                              November 20, 1997
10:00 a.m. (local time)                                        10:00 a.m. (local time)
The Four Seasons Hotel (Austin Room)                           Clarion Hotel and Conference Center
1300 Lamar                                                     2055 Lincoln Highway
Houston, Texas                                                 Edison, New Jersey


     This letter constitutes the formal notice of your company's meeting and is being sent to you by order of your company's Board of Directors. The Joint Proxy Statement following this letter provides you with detailed information about the proposed joint venture. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission. We encourage you to read all of this information carefully.


/s/ Dan F. Smith                                              /s/ William M. Landuyt
Dan F. Smith                                                  WILLIAM M. LANDUYT
President and Chief Executive Officer                         Chairman of the Board and Chief Executive Officer
LYONDELL PETROCHEMICAL COMPANY                                MILLENNIUM CHEMICALS INC.



 Joint Proxy Statement dated October 17, 1997, and first mailed to stockholders on October 17, 1997

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


     We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include information concerning the possible or assumed future results of operations of the businesses to be contributed by Lyondell and Millennium and the Partnership. Also, when we use words such as 'believe,' 'expect,' 'anticipate' or similar expressions, we are making forward-looking statements. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future financial results of Lyondell, Millennium and the Partnership and could cause their actual future results to differ materially from those anticipated in our forward-looking statements. These factors include the following:


         the balance between industry production capacity and operating rates, on the one hand, and demand for our products, such as ethylene and polyethylene, on the other hand;

         the economic trends in the United States and other countries which are marketplaces for our products;

         customer inventory levels;

         competitive pricing pressures;

         the cost and availability of feedstocks and other raw materials, such as petroleum liquids, natural gas, natural gas liquids and ethylene;

         operating interruptions (including leaks, explosions, fires, mechanical failures, unscheduled downtime, transportation interruptions, spills, releases and other environmental risks);

         competitive technology positions;

         delays in achieving productivity improvements and cost-reduction targets or completing construction projects on schedule;

         difficulties that may be encountered in combining the two businesses, in achieving synergies as anticipated or in managing the businesses as a partnership; and

         the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                 QUESTIONS AND ANSWERS ABOUT THE JOINT VENTURE


Q: WHAT IS 'EQUISTAR CHEMICALS, LP'?



A:Equistar Chemicals, LP is the name that Lyondell and Millennium have agreed to use for the joint venture partnership that will operate their contributed businesses. In this Joint Proxy Statement, we have referred to Equistar Chemicals, LP as the 'Partnership.' The Partnership Agreement is described in detail on pages 60 through 71.


Q: WHY ARE LYONDELL AND MILLENNIUM PROPOSING TO CREATE THE PARTNERSHIP? HOW WILL
   I BENEFIT?


A:Our companies are proposing to combine most of our petrochemicals businesses in the Partnership because we believe the Partnership represents a logical extension of both companies' strategic plans to enhance stockholder value. The Partnership will provide opportunities for significant cost savings and expanded business opportunities that should lead to improved earnings and cash flow from the contributed businesses and, therefore, improved stockholder returns for both companies. In this Joint Proxy Statement, we have referred to the transactions involved in combining these businesses as the 'Joint Venture Transaction.' We expect that, at the time we contribute our petrochemicals businesses to the Partnership, it will be the largest producer of ethylene and polyethylene in North America. We believe that, over time, the Partnership will provide a significantly better return on the assets of our two contributed businesses than either of us could achieve by operating the businesses separately. We expect that this added value will benefit all of the stockholders of each of our companies. To review the background and reasons for the Joint Venture Transaction in greater detail, see pages 11 through 15.


Q: WHAT ARE LYONDELL GP AND MILLENNIUM GP?

A: Lyondell GP and Millennium GP are the general partners of the Partnership. As general partners, they will be responsible for operating the Partnership and will have unlimited liability for the debts and other liabilities of the Partnership. In this Joint Proxy Statement, we have referred to Lyondell GP and Millennium GP as the 'General Partners.' Lyondell GP is a direct wholly-owned subsidiary of Lyondell, and Millennium GP is an indirect wholly-owned subsidiary of Millennium.

Q: HOW WILL THE PARTNERSHIP BE MANAGED?


A: The day-to-day operations of the Partnership will be managed by its executive officers under the supervision of a Partnership Governance Committee that will act much like a board of directors of a corporation. The Partnership Governance Committee will have six members, two of whom will serve as co-chairs. Through Lyondell GP and Millennium GP, Lyondell and Millennium will each appoint three committee members, including one co-chair.


         Lyondell and Millennium will have an equal voice in the most important joint venture decisions. Among other things, both Lyondell and Millennium must agree on:

     changes in the basic scope of the Partnership's business

     the annually updated five-year Strategic Plans that will define the business goals and strategy of the Partnership sales or purchases of assets or capital expenditures of more than $30 million that are not contemplated by the then-current Strategic Plan requiring additional investments in the Partnership not contemplated in an approved Strategic Plan, if the partners are asked to invest more than a total of $100 million in a single year or more than a total of $300 million in a five-year period (except in specific circumstances that have been described in the Partnership Agreement)

     borrowing money under certain circumstances

     issuing or repurchasing equity securities of the Partnership hiring and firing executive officers other than the CEO approving material compensation and benefit plans for employees commencing or settling important lawsuits


     selecting or changing of accountants or accounting methods merging or combining with another business.

         All decisions of the Partnership Governance Committee that do not require unanimity between Lyondell and Millennium may be made by Lyondell's representatives alone. Among other matters, these decisions include:

    approval of the Partnership's Annual Budget (which must be consistent with the information for the relevant year included in the most recent unanimously approved Strategic Plan)

     selection of the Partnership's CEO (who must be reasonably acceptable to Millennium).

Q: WHAT ARE LYONDELL LP AND MILLENNIUM LP?

A: Lyondell LP and Millennium LP are the limited partners of the Partnership. As limited partners, Lyondell LP and Millennium LP will not take part in managing the Partnership. In this Joint Proxy Statement, we have referred to Lyondell LP and Millennium LP as the 'Limited Partners.'

Q: WHAT PARTS OF LYONDELL AND MILLENNIUM WILL BE TRANSFERRED TO THE PARTNERSHIP?

A: Lyondell will transfer its petrochemicals and polymers business segments to the Partnership, except for some assets that it and Millennium have agreed will stay with Lyondell. Lyondell will also give the Partnership a $345 million promissory note payable by Lyondell to the Partnership.

   Millennium will contribute its polyethylene and related products business, its performance polymers business and its ethyl alcohol business, except for some assets that it and Lyondell have agreed will stay with Millennium.

Q: WHAT BUSINESSES WILL LYONDELL AND MILLENNIUM KEEP AND NOT CONTRIBUTE TO THE
   PARTNERSHIP?

A: Lyondell will not contribute to the Partnership its interests in its methanol business, Lyondell Methanol Company, L.P., or its interest in its refining business, LYONDELL-CITGO Refining Company Ltd.


   Millennium will not contribute to the Partnership certain assets of its petrochemicals business, including those used to produce vinyl acetate monomer, acetic acid, synthesis gas and methanol, and the petrochemicals headquarters facility located in Cincinnati, Ohio. In addition, Millennium will not contribute any assets of Millennium Inorganic Chemicals (its titanium dioxide, titanium tetrachloride, cadmium/selenium pigments and silica gel businesses) or of Millennium Specialty Chemicals (its fragrances and flavors business), or its equity interest in Suburban Propane Partners, L.P. Millennium will also keep $250 million of the accounts receivable that relate to petrochemicals products sold before the completion of the Joint Venture Transaction.


Q: WHAT DO LYONDELL AND MILLENNIUM GET FOR CONTRIBUTING BUSINESSES TO THE
   PARTNERSHIP?

A: Lyondell will receive a 57% interest in the Partnership in the form of general and limited partner units. In addition, the Partnership will assume primary liability for $745 million of Lyondell's indebtedness (although Lyondell will also remain liable for this debt until its maturity).


   Millennium will receive a 43% interest in the Partnership in the form of general and limited partner units. In addition, the Partnership will pay $750 million in cash to Millennium to pay off indebtedness owed to Millennium that the Partnership will assume as part of the Millennium contributed business. The Partnership will obtain this cash from its new bank credit facility. A subsidiary of Millennium will guarantee $750 million of the amount borrowed under this facility. Millennium intends to use the $750 million received in cash, plus $250 million from the collection of its retained accounts receivable, to reduce its bank debt.

Q: WHY IS LYONDELL RECEIVING 57% OF THE PARTNERSHIP WHILE MILLENNIUM RECEIVES
   43%?


A: The values of the businesses that each of us will contribute to the Partnership have been carefully evaluated by each of us and our independent financial advisors. Our ownership interests in the Partnership were adjusted to reflect Lyondell's contributed debt and $345 million note payable, as well as the $750 million in cash that Millennium will receive and Millennium's retention of $250 million of accounts receivable relating to products sold before the closing of the Joint Venture Transaction. We believe that both companies are receiving a fair share of the Partnership in exchange for the assets and liabilities they are contributing. In fact, each company has received an opinion from an independent financial advisor that the Joint Venture Transaction is fair to it from a financial point of view. These opinions are attached as Annexes A and B to this Joint Proxy Statement.


Q: WHEN DO YOU EXPECT TO COMPLETE THE JOINT VENTURE TRANSACTION?

A: We are working toward completing the Joint Venture Transaction as quickly as possible. In addition to stockholder approvals, we must also satisfy some other conditions. We hope to complete the Joint Venture Transaction on or before January 1, 1998.

Q: WILL LYONDELL AND MILLENNIUM BE REQUIRED TO FUND THE PARTNERSHIP IN THE
   FUTURE?

A: We believe that the Partnership normally will be able to generate enough funds to pay for its expenses and finance its growth and also pay regular distributions to the partners. However, if the Partnership is not able to generate sufficient funds or needs funds in addition to those available from its credit facilities or agreed to in a Strategic Plan that will be approved by both of us, the Partnership Governance Committee (acting, for these purposes, through its Lyondell-selected representatives) can require Lyondell and Millennium to invest up to a total of $100 million per year in the Partnership (but not more than a total of $300 million in any five consecutive years). For example, if an additional $100 million were required in a particular year, Lyondell would invest an additional $57 million and Millennium would invest an additional $43 million. Except in specific circumstances that have been described in the Partnership Agreement, both Lyondell and Millennium must agree on any capital contributions of a total of more than $100 million in any year (or more than a total of $300 million in any five consecutive years).

Q: WHO ARE THE EXECUTIVES THAT WILL OPERATE THE PARTNERSHIP?


A: We have assembled an experienced team of executives to manage the Partnership. All of these executives currently work for Lyondell or Millennium. Dan F. Smith will be the Chief Executive Officer of the Partnership and also will remain as the President and Chief Executive Officer of Lyondell. Eugene R. Allspach, Millennium Petrochemicals' Group Vice President, Manufacturing and Technology, will become the President and Chief Operating Officer of the Partnership. Other executives are listed under 'Management of the Partnership' (page 75).


Q: WHAT HAPPENS IF LYONDELL AND MILLENNIUM CANNOT AGREE ON HOW TO OPERATE THE
   PARTNERSHIP?

A: For the most important decisions, as we have described above, the Partnership
   Agreement requires the approval of two Partnership Governance Committee representatives appointed by Lyondell GP and two representatives appointed by Millennium GP, so these decisions cannot be made unless both Lyondell and Millennium agree. The Partnership Agreement provides a process through which Lyondell and Millennium can try to work out any differences they may have on these matters. If Lyondell and Millennium cannot agree on an updated Strategic Plan for two years, either company may initiate a procedure to dissolve the Partnership and divide its assets.

Q: WHAT ARE THE TAX CONSEQUENCES TO ME OF THE JOINT VENTURE TRANSACTION?

A: The Joint Venture Transaction will have no federal income tax consequences for the stockholders of either company.

Q: WHAT VOTE IS REQUIRED IN ORDER TO APPROVE THE JOINT VENTURE TRANSACTION?

A: At each company's special meeting, we must receive votes 'FOR' the Joint
   Venture Transaction from holders of a majority of the shares of its common stock that are outstanding.

Q: IF MY SHARES ARE HELD IN 'STREET NAME' BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES?

A: No. Your stock certificates will not be affected by this transaction. You will continue to hold shares in your company and, if the Joint Venture Transaction is completed, subsidiaries of your company will own interests in the Partnership.

Q: WHEN WILL THE SPECIAL MEETINGS OCCUR?


A: The Lyondell special meeting and the Millennium special meeting will each take place at 10:00 a.m. local time on November 20, 1997. Directions to the special meeting locations are shown on the inside back cover of this Joint Proxy Statement. You may attend your company's special meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may take back your proxy up to and including the day of your company's special meeting by following the directions on pages 9 and 10 and change your vote by either signing a new proxy or attending your company's special meeting and voting in person.


Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at your company's special stockholders meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the Joint Venture Transaction. If you do not vote or you abstain, it will have the effect of a vote against your company's contribution of assets to the Partnership.

   YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE JOINT VENTURE TRANSACTION, INCLUDING YOUR COMPANY'S CONTRIBUTION OF ASSETS TO THE
                                  PARTNERSHIP.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

   If you have more questions about the Joint Venture Transaction you should contact:

              LYONDELL STOCKHOLDERS:                             MILLENNIUM STOCKHOLDERS:
          Lyondell Petrochemical Company                        Millennium Chemicals Inc.
         1221 McKinney Street, Suite 1600                          99 Wood Avenue South
               Houston, Texas 77010                                   P.O. Box 7050
            Attention: Kevin DeNicola                            Iselin, New Jersey 08830
           Phone Number: (713) 652-4590                          Attention: Mickey Foster
                                                               Phone Number: (732) 603-6868

       If you would like additional copies of the Joint Proxy Statement, or if you have questions about how to vote your shares, you should contact:

                            Georgeson & Company Inc.
                               Wall Street Plaza
                            New York, New York 10005

                   Phone Number (U.S. & Canada): 800-223-2064
                    (Outside U.S. and Canada): 212-440-9800

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
SUMMARY....................................................................................................      1
THE SPECIAL MEETINGS.......................................................................................      7
     General...............................................................................................      7
     Matters to Be Considered at the Special Meetings......................................................      7
     Record Date; Quorum; Voting at the Meetings...........................................................      8
     Proxies...............................................................................................      9
THE PROPOSED JOINT VENTURE.................................................................................     11
     Background............................................................................................     11
     Reasons for the Joint Venture Transaction.............................................................     13
     Recommendation of the Lyondell Board of Directors.....................................................     15
     Recommendation of the Millennium Board of Directors...................................................     15
     Opinion of Financial Advisor to Lyondell..............................................................     15
     Opinion of Financial Advisor to Millennium............................................................     18
     Certain Consequences of the Joint Venture Transaction.................................................     21
     Interest of Certain Persons in the Joint Venture Transaction..........................................     21
     Accounting Treatment..................................................................................     23
     Federal Income Tax Consequences of the Joint Venture Transaction......................................     23
     No Appraisal Rights...................................................................................     23
     Closing Date..........................................................................................     23
THE PARTIES................................................................................................     23
     Lyondell..............................................................................................     23
     Millennium............................................................................................     24
SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA OF LYONDELL, MILLENNIUM AND THE PARTNERSHIP.....     25
     Introduction..........................................................................................     25
     Selected Historical and Unaudited Pro Forma Financial Data of Lyondell................................     26
     Selected Historical and Unaudited Pro Forma Financial Data of Millennium..............................     31
     Unaudited Pro Forma Financial Data of the Partnership.................................................     36
BUSINESSES TO BE CONTRIBUTED TO THE PARTNERSHIP............................................................     38
     Lyondell..............................................................................................     38
     Millennium............................................................................................     41
     Manufacturing Operations of the Partnership...........................................................     45
FINANCING ARRANGEMENTS FOR THE PARTNERSHIP.................................................................     46
     The New Credit Facility and Millennium America Guarantee..............................................     46
     Lyondell Note.........................................................................................     46
     Millennium Contributed Debt...........................................................................     47
     Assumed Lyondell Debt.................................................................................     47
     Liquidity and Capital Resources.......................................................................     47
THE MASTER TRANSACTION AGREEMENT...........................................................................     48
     General...............................................................................................     48
     Closing Date..........................................................................................     48
     Certain Covenants and Agreements......................................................................     48
     Conditions to Closing.................................................................................     51
     Termination...........................................................................................     52
     Expenses..............................................................................................     55
     Amendment and Waiver..................................................................................     55
THE ASSET CONTRIBUTION AGREEMENTS..........................................................................     55
     Contributed Assets....................................................................................     55
     Excluded Assets.......................................................................................     56
     Assumed Liabilities...................................................................................     56
     Excluded Liabilities..................................................................................     57
     Covenants Subsequent to Closing Date..................................................................     57

                                                                                                              PAGE
                                                                                                              ----
     Indemnification.......................................................................................     58
     Payment of Certain Expenses and Taxes.................................................................     59
THE PARTNERSHIP AGREEMENT..................................................................................     60
     General...............................................................................................     60
     Governance............................................................................................     60
     Unanimous Voting Requirements.........................................................................     61
     Transactions with Affiliates..........................................................................     62
     Officers..............................................................................................     63
     Strategic Plans and Annual Budgets; Expenses..........................................................     63
     Distribution of Available Net Operating Cash..........................................................     64
     Capital Contributions.................................................................................     65
     Description of Partners...............................................................................     66
     Indemnification.......................................................................................     66
     Partners' Right of Contribution.......................................................................     67
     Transfers and Pledges.................................................................................     67
     Default...............................................................................................     68
     Dissolution and Termination...........................................................................     69
     Limitation of Fiduciary Duties; Non-Competition.......................................................     70
     Financial and Accounting Matters; Audits..............................................................     71
     Financial and Other Information.......................................................................     71
THE PARENT AGREEMENT.......................................................................................     72
     Guarantee of Obligations..............................................................................     72
     Restrictions on Transfer and Pledge of Partner Sub Stock..............................................     72
     Right of First Option.................................................................................     73
     Standstill Agreement..................................................................................     74
     Competing Business....................................................................................     74
CERTAIN RELATED PARTY TRANSACTIONS.........................................................................     74
MANAGEMENT OF THE PARTNERSHIP..............................................................................     75
     Executive Officers....................................................................................     75
     Experience of Executive Officers......................................................................     75
     Executive Agreements..................................................................................     76
OWNERSHIP OF LYONDELL COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................     77
     Certain Beneficial Owners.............................................................................     77
     Directors and Executive Officers......................................................................     78
OWNERSHIP OF MILLENNIUM COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........................     79
     Certain Beneficial Owners.............................................................................     79
     Directors and Executive Officers......................................................................     79
FUTURE STOCKHOLDER PROPOSALS...............................................................................     80
WHERE YOU CAN FIND MORE INFORMATION........................................................................     81
OTHER MATTERS..............................................................................................     82
INDEX TO FINANCIAL STATEMENTS..............................................................................    F-1

ANNEX A Fairness Opinion of Salomon Brothers Inc...........................................................    A-1
ANNEX B Fairness Opinion of J.P. Morgan Securities Inc.....................................................    B-1

                                    SUMMARY


     This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the Joint Venture Transaction fully and for a more complete description of the legal terms of the Joint Venture Transaction, you should read carefully this entire document and the documents to which we have referred you. See 'Where You Can Find More Information' (page 81). We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary.



THE PARTIES (PAGE 23)
LYONDELL PETROCHEMICAL COMPANY
1221 MCKINNEY STREET, SUITE 1600
HOUSTON, TEXAS 77010
PHONE NUMBER: (713) 652-7200



     Lyondell is a leading low-cost petrochemicals and polymers producer. Lyondell manufactures a wide variety of petrochemicals, including ethylene, propylene, butadiene, aromatics and specialty products, and polymers, including high density polyethylene ('HDPE'), low-density polyethylene ('LDPE') and polypropylene. Lyondell's petrochemicals and polymers products are used primarily in the manufacture of other chemicals and products, which in turn are used in the production of a wide variety of consumer and industrial products. Lyondell produces methanol through its interest in Lyondell Methanol Company, L.P. ('Lyondell Methanol'), and produces refined petroleum products (including gasoline, low sulfur diesel, jet fuel, aromatics and lubricants, or 'lube oils') through its interest in LYONDELL-CITGO Refining Company Ltd. ('LYONDELL-CITGO Refining'), a venture jointly owned with CITGO Petroleum Corporation.


MILLENNIUM CHEMICALS INC.
99 WOOD AVENUE SOUTH
P.O. BOX 7050
ISELIN, NEW JERSEY 08830
PHONE NUMBER: (732) 603-6600
LAPORTE ROAD
STALLINGBOROUGH
NR. GRIMSBY, NORTH EAST LINCOLNSHIRE
DN40 2PR ENGLAND
PHONE NUMBER: 0345 662663

     Millennium is a major international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals. Through its subsidiaries, Millennium is the largest producer of polyethylene products in the United States; the second largest producer of titanium dioxide ('TiO2') in the United States and the third largest producer of TiO2 in the world; the second largest producer of acetic acid and vinyl acetate monomer ('VAM') in the United States; a leading producer of high value-added performance polymers, and of titanium tetrachloride ('TiCl4'), cadmium/selenium pigments and silica gel; and a leading producer of fragrances and flavors chemicals derived from crude sulfate turpentine. Millennium also owns a 26.4% interest in Suburban Propane Partners, L.P. ('Suburban Propane'), a partnership which is the third-largest retail marketer of propane in the United States.

THE JOINT VENTURE TRANSACTION


     The Joint Venture Transaction is described in detail in the Master Transaction Agreement, dated July 25, 1997, as amended, between Lyondell and Millennium, as amended (the 'Master Transaction Agreement'). The Master Transaction Agreement is a 'roadmap' that describes each party's rights and responsibilities in connection with the Joint Venture Transaction.


THE PARTNERSHIP AND THE ASSET CONTRIBUTIONS


     Under separate Asset Contribution Agreements (the 'Asset Contribution Agreements'), Lyondell and Millennium will contribute certain businesses to the Partnership, a newly-formed Delaware limited partnership. Lyondell will contribute to the Partnership substantially all of the assets comprising Lyondell's petrochemicals and polymers businesses, as well as a $345 million Lyondell promissory note payable to the Partnership. Millennium's subsidiary Millennium Petrochemicals Inc. ('Millennium Petrochemicals') will contribute to the Partnership substantially all of the assets comprising Millennium's polyethylene and related products, performance polymers and ethyl alcohol businesses other than accounts receivable relating to products sold before the closing. All of the Partnership's businesses will be petrochemicals businesses of one type or another.


     In exchange for the businesses transferred to the Partnership under the Asset Contribution Agreements, Lyondell GP and Lyondell LP will receive 57% of the Partnership's units and Millennium GP and Millennium LP will receive 43% of the Partnership's units. The Partnership will assume from Lyondell and Millennium responsibility for certain liabilities related to their contributed petrochemicals businesses. See 'The Asset Contribution Agreements -- Assumed Liabilities.' In addition, the Partnership will pay $750 million in cash to Millennium to pay off indebtedness owed to Millennium that the Partnership will assume as part of the Millennium contributed business. Millennium America Inc., a subsidiary of Millennium ('Millennium America'), will guarantee $750 million of the Partnership's debt. The Partnership will assume primary liability for $745 million of Lyondell's indebtedness (although Lyondell will also continue to be liable for such debt until its maturity).



     Millennium intends to use the $750 million received in cash, plus $250 million from the collection of its retained accounts receivable, to reduce its bank debt.


     Lyondell has formed Lyondell GP and Millennium has formed Millennium GP to serve as the two general partners of the Partnership. In addition, Lyondell has formed Lyondell LP and Millennium has formed Millennium LP to serve as the two limited partners of the Partnership. Lyondell GP, Millennium GP, Lyondell LP and Millennium LP have entered into a Limited Partnership Agreement (the 'Partnership Agreement') that governs the operation of the Partnership.

GOVERNANCE

     The Partnership's day-to-day operations will be managed by its executive officers under the supervision of its governing body, the Partnership Governance Committee. The Partnership Governance Committee will act much like a board of directors of a corporation. The Partnership Governance Committee will have six members, two of whom will serve as co-chairs. Through Lyondell GP and Millennium GP, Lyondell and Millennium will each appoint three members, including one co-chair. Lyondell and Millennium will have an equal voice in the most important joint venture decisions. Among other things, both Lyondell and Millennium must agree on:

 changes in the basic scope of the Partnership's business

 the annually updated five-year Strategic Plans that will define the business goals and strategy of the Partnership sales or purchases of assets or capital expenditures of more than $30 million that are not contemplated by the then-current Strategic Plan requiring additional investments in the Partnership not contemplated in an approved Strategic Plan, if the partners are asked to invest more than a total of $100 million in a single year or more than a total of $300 million in a five-year period (except in specific circumstances that have been described in the Partnership Agreement)

 borrowing money under certain circumstances

 issuing or repurchasing equity securities of the Partnership hiring and firing executive officers other than the CEO

 approving material compensation and benefit plans for employees commencing or settling important lawsuits


 selecting or changing of accountants or accounting methods


 merging or combining with another business.

     All decisions of the Partnership Goverance Committee that do not require unanimity between Lyondell and Millennium may be made by Lyondell's representatives alone. Among other matters, these decisions include:

 approval of the Partnership's Annual Budget (which must be consistent with the information for the relevant year included in the most recent unanimously approved Strategic Plan)


 selection of the Partnership's CEO (who must be reasonably acceptable to Millennium).

CONSEQUENCES TO LYONDELL AND MILLENNIUM


     After the closing (the 'Closing') of Lyondell's and Millennium's asset contributions to the Partnership and the other transactions contemplated by the Master Transaction Agreement, Lyondell and Millennium will continue to exist and their certificates of incorporation and by-laws will remain unchanged. However, immediately following the Joint Venture Transaction, most of Lyondell's petrochemicals and polymers business segments and most of Millennium's petrochemicals business will be owned by the Partnership, and Lyondell and Millennium will participate in those businesses only through their interests in the Partnership. Immediately following the Closing, Lyondell will retain its interests in its refining and methanol businesses, although the Partnership will provide operating and other services for Lyondell Methanol, and will provide marketing and other services for LYONDELL-CITGO Refining. Similarly, Millennium will continue to operate its VAM, acetic acid, synthesis gas, methanol, TiO2, TiCl4, cadmium/selenium pigments, silica gel and fragrances and flavors businesses, and will also retain its interest in Suburban Propane.


     The Partnership will distribute to its partners all Available Net Operating Cash monthly in accordance with their respective ownership interests. Lyondell will receive 57% of all distributions, and Millennium will receive the remaining 43%. See 'The Partnership Agreement -- Distribution of Available Net Operating Cash.'


     After the formation of the Partnership, Lyondell and Millennium and their subsidiaries will continue to have various obligations to the Partnership and to each other. At the Closing, Lyondell and Millennium will enter into a Parent Agreement under which Lyondell and Millennium -- the parent corporations in which you own stock -- will guarantee the performance by their subsidiaries of certain obligations under the Partnership Agreement and various other agreements.



REASONS FOR THE JOINT VENTURE TRANSACTION (PAGE 13)


     Lyondell and Millennium believe the Partnership represents a logical extension of both companies' strategic plans to enhance stockholder value. It will provide opportunities for significant cost savings and expanded business opportunities that should lead to improved earnings and cash flow from the contributed businesses and, therefore, improved stockholder returns for both companies. The goal of the Partnership will be to maximize long-term cash flow and economic value creation through the safe and efficient operation of its business and assets. As a result of the Joint Venture Transaction, Lyondell and Millennium expect that, over time, the Partnership will achieve significant cost benefits and savings compared to the combined cost to Lyondell and Millennium of operating the two businesses separately.


     To review the background and reasons for the Joint Venture Transaction in greater detail see pages 11 through 15.



RECOMMENDATIONS TO STOCKHOLDERS (PAGE 15)


To the Lyondell Stockholders:

     THE LYONDELL BOARD BELIEVES THAT THE JOINT VENTURE TRANSACTION IS FAIR TO LYONDELL AND IN ITS BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' THE JOINT VENTURE TRANSACTION.

To the Millennium Stockholders:

     THE MILLENNIUM BOARD BELIEVES THAT THE JOINT VENTURE TRANSACTION IS FAIR TO MILLENNIUM AND IN ITS BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' THE JOINT VENTURE TRANSACTION.


FAIRNESS OPINIONS OF FINANCIAL ADVISORS (PAGES 15-21)


     In deciding to approve the Joint Venture Transaction, each Board considered the opinion of its financial advisor as to the fairness of the Joint Venture Transaction to it from a financial point of view. Lyondell received an opinion from its financial advisor, Salomon Brothers Inc, and Millennium received an opinion from its financial advisor, J.P. Morgan Securities Inc. These opinions are attached as Annexes A and B to this Joint Proxy Statement. WE ENCOURAGE YOU TO READ THESE OPINIONS CAREFULLY.


THE STOCKHOLDERS' MEETINGS (PAGE 7)



     The Lyondell Meeting will be held at The Four Seasons Hotel, 1300 Lamar, Houston,

Texas, in the Austin Room, at 10:00 a.m. local time on November 20, 1997. At the special meeting, Lyondell stockholders will be asked to approve the Joint Venture Transaction.



     The Millennium Meeting will be held at the Clarion Hotel and Conference Center, 2055 Lincoln Highway, Edison, New Jersey, at 10:00 a.m. local time on November 20, 1997. At the special meeting, Millennium stockholders will be asked to approve the Joint Venture Transaction.



RECORD DATE; VOTING POWER (PAGE 8)



     You are entitled to vote at your company's special meeting if you owned shares as of the close of the relevant record date. The Lyondell Record Date and the Millennium Record Date both have been fixed for the close of business on October 10, 1997.



     On the Lyondell Record Date, there were 79,436,488 shares of Lyondell Common Stock outstanding and allowed to vote at the Lyondell Meeting. Lyondell stockholders will have one vote at the special meeting for each share of Lyondell Common Stock held of record on the Lyondell Record Date.



     On the Millennium Record Date, there were 77,160,677 shares of Millennium Common Stock outstanding and allowed to vote at the Millennium Meeting. Millennium stockholders will have one vote at the special meeting for each share of Millennium Common Stock held of record on the Millennium Record Date.



VOTES REQUIRED (PAGES 8-9)


     Holders of a majority of the shares of Lyondell Common Stock outstanding on the Lyondell Record Date must vote in favor of the Joint Venture Transaction in order to approve it. Holders of a majority of the shares of Millennium Common Stock outstanding on the Millennium Record Date must vote in favor of the Joint Venture Transaction in order to approve it.


SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (PAGES 77-80)



     On the Lyondell Record Date, directors and executive officers of Lyondell and their affiliates beneficially owned 473,689 shares of Lyondell Common Stock, or less than 1% of the shares of Lyondell Common Stock outstanding on the Lyondell Record Date.



     On the Millennium Record Date, directors and executive officers of Millennium and their affiliates beneficially owned 2,032,241 shares of Millennium Common Stock, or approximately 2.6% of the shares of Millennium Common Stock outstanding on the Millennium Record Date.


     Each of the directors and executive officers of each company has indicated that he or she intends to vote his or her Lyondell Common Stock or Millennium Common Stock 'for' approval of the Joint Venture Transaction.


THE TRANSACTION DOCUMENTS (PAGES 48-74)


     The Master Transaction Agreement, Asset Contribution Agreements, Partnership Agreement and Parent Agreement have been filed with the Securities and Exchange Commission (the 'SEC'), are incorporated by reference herein and are publicly available. We encourage you to read each of these documents, which are the primary legal documents governing the Joint Venture Transaction. See 'Where You Can Find More Information.'


CONDITIONS TO THE JOINT VENTURE TRANSACTION (PAGE 51)


     We will complete the Joint Venture Transaction only if we satisfy or (in some cases) waive several conditions that we agreed to in the Master Transaction Agreement, including the following:

 holders of a majority of the common stock of both Lyondell and Millennium approve the Joint Venture Transaction no legal restraints or prohibitions exist which prevent the completion of the Joint Venture Transaction, limit the operation of the businesses of the Partnership or limit the ownership by the Partnership of the contributed businesses holders of certain long term debt issued by Millennium America and guaranteed by Millennium consent to certain amendments or waivers under their debt indentures relating to the asset contribution by Millennium


 Lyondell and Millennium agree on a variety of operational agreements that will affect the

 Partnership and its dealings with Lyondell and Millennium

 the Partnership obtains a bank credit facility by the Closing that will allow it to borrow at least $1.25 billion no events occur that are likely to have a material adverse effect on the businesses contributed by Lyondell and Millennium, except for events that affect the entire petrochemicals industry and affect the two businesses in a similar way.


TERMINATION OF THE JOINT VENTURE TRANSACTION (PAGE 52)


     The Boards of Directors of our companies can jointly agree to terminate the Master Transaction Agreement (and, therefore, abandon the Joint Venture Transaction) at any time prior to Closing. Either company, acting alone, can terminate the Master Transaction Agreement (and, therefore, abandon the Joint Venture Transaction) if:

 the other company made certain misrepresentations in the Master Transaction Agreement or does not honor certain covenants in the Master Transaction Agreement a court or governmental authority has prohibited the Joint Venture Transaction the Closing does not occur on or before March 31, 1998

 the other company accepts (or recommends that its stockholders accept) another offer that would be materially inconsistent with or preclude the Joint Venture Transaction it determines that another offer would be materially more favorable from a financial point of view to you or to the company, or new owners gain control of the other company.

     If either company terminates the Master Transaction Agreement because the other company has accepted a better offer or has undergone a change in control, it will receive a $40 million termination fee from the other company. Similarly, if either company terminates the Master Transaction Agreement in order to accept a better offer itself, it will have to pay a $40 million termination fee to the other company. Each company must also pay a termination fee if it terminates the Master Transaction Agreement and, within 180 days after termination, it sells its petrochemicals businesses or undergoes a change of control. In that case, the fee would be either $10 million or $40 million, depending on the circumstances.


NO APPRAISAL RIGHTS (PAGE 23)


     Both of our companies are organized under Delaware law. Under Delaware law, Lyondell and Millennium stockholders do not have the right to an appraisal of the value of their shares in connection with the Joint Venture Transaction.


ACCOUNTING TREATMENT (PAGE 23)


     Both Lyondell and Millennium will account for their general partner interests and limited partner interests in the Partnership on an equity basis, effective as of the Closing.


FEDERAL INCOME TAX CONSEQUENCES OF THE JOINT VENTURE TRANSACTION (PAGE 23)



     The Joint Venture Transaction will have no federal income tax consequences for the stockholders of either Lyondell or Millennium. Neither Lyondell nor Millennium is expected to recognize gain or loss for federal income tax purposes as a result of the Joint Venture Transaction.


FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


     We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include information concerning the possible or assumed future results of operations of the businesses contributed by Lyondell and Millennium and the Partnership. Also, when we use words such as 'believe,' 'expect,' 'anticipate' or similar expressions, we are making forward-looking statements. Stockholders should note that many factors, some of which are discussed under 'Forward-Looking Statements May Prove Inaccurate' on the inside front cover of this document and in the documents which we incorporate by reference, could affect the future financial results of the businesses contributed by Lyondell and Millennium and the Partnership and could cause their actual future results to differ materially from those anticipated in our forward-looking statements.

                            JOINT VENTURE STRUCTURE

     The following chart shows the structural relationship of the Partnership, Lyondell, Millennium and other affiliated entities.




                                   [CHART]

                              THE SPECIAL MEETINGS

GENERAL


     This Joint Proxy Statement is being furnished to holders of shares of Lyondell's Common Stock, par value $1.00 per share (the 'Lyondell Common Stock'), in connection with the solicitation of proxies by Lyondell's Board of Directors for use at the special meeting of Lyondell's stockholders (the 'Lyondell Meeting') to be held at The Four Seasons Hotel, 1300 Lamar, Houston, Texas, in the Austin Room, on November 20, 1997, convening at 10:00 a.m. (local time), and at any adjournments or postponements thereof.



     This Joint Proxy Statement is also being furnished to holders of shares of Millennium's Common Stock, par value $0.01 per share (the 'Millennium Common Stock'), in connection with the solicitation of proxies by Millennium's Board of Directors for use at the special meeting of Millennium's stockholders (the 'Millennium Meeting') to be held at the Clarion Hotel and Conference Center, 2055 Lincoln Highway, Edison, New Jersey, on November 20, 1997, convening at 10:00 a.m. (local time), and at any adjournments or postponements thereof.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS


     LYONDELL. At the Lyondell Meeting, holders of shares of Lyondell Common Stock will be asked to consider and vote upon a proposal to approve the Joint Venture Transaction, including the proposed contribution (the 'Lyondell Asset Contribution') to the Partnership of substantially all of the assets comprising Lyondell's petrochemicals and polymers businesses (the 'Lyondell Contributed Business'), as well as a $345 million Lyondell note payable to the Partnership, in exchange for a 57% interest in the Partnership, the assumption by the Partnership of primary liability on $745 million in Lyondell indebtedness (although Lyondell will also continue to be liable for such debt until its maturity) and the assumption by the Partnership of certain other liabilities relating to the Lyondell Contributed Business. At the Lyondell Meeting, you will also be asked to consider and vote upon such other business as properly may be presented at the Lyondell Meeting.


     Representatives of Coopers & Lybrand L.L.P., Lyondell's independent public accountants, will attend the Lyondell Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.


     THE BOARD OF DIRECTORS OF LYONDELL HAS UNANIMOUSLY DETERMINED THAT THE JOINT VENTURE TRANSACTION IS IN THE BEST INTERESTS OF LYONDELL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL OF THE JOINT VENTURE TRANSACTION, INCLUDING THE LYONDELL ASSET CONTRIBUTION.



     MILLENNIUM. At the Millennium Meeting, holders of shares of Millennium Common Stock will be asked to consider and vote upon a proposal to approve the Joint Venture Transaction, including the proposed contribution (the 'Millennium Asset Contribution') by a subsidiary of Millennium, Millennium Petrochemicals, to the Partnership of substantially all of the assets comprising Millennium's polyethylene and related products, performance polymers and ethyl alcohol businesses other than the related accounts receivable (collectively, the 'Millennium Contributed Business' and, together with the Lyondell Contributed Business, the 'Contributed Businesses') in exchange for a 43% interest in the Partnership, the assumption by the Partnership of $750 million of intercompany indebtedness payable to a subsidiary of Millennium (the 'Millennium Contributed Debt') that will be repaid at Closing in cash and the assumption by the Partnership of certain other liabilities related to the Millennium Petrochemicals business. Millennium America will guarantee $750 million of the Partnership's debt (the 'Millennium America Guarantee'). Millennium intends to use the $750 million received in cash, plus $250 million from the collection of its retained accounts receivable, to reduce its bank debt. At the Millennium Meeting, you will also be asked to consider and vote upon such other business as properly may be presented at the Millennium Meeting.


     Representatives of Price Waterhouse LLP, Millennium's independent public accountants, will attend the Millennium Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS OF MILLENNIUM HAS UNANIMOUSLY DETERMINED THAT THE JOINT VENTURE TRANSACTION IS IN THE BEST INTERESTS OF MILLENNIUM AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL OF THE JOINT VENTURE TRANSACTION, INCLUDING THE MILLENNIUM ASSET CONTRIBUTION.


RECORD DATE; QUORUM; VOTING AT THE MEETINGS


     LYONDELL. Lyondell's Board of Directors has fixed the close of business on October 10, 1997 as the record date (the 'Lyondell Record Date') for the Lyondell Meeting. Accordingly, only holders of record of shares of Lyondell Common Stock at the Lyondell Record Date are entitled to notice of and to vote at the Lyondell Meeting. At the Lyondell Record Date, there were 79,436,488 shares of Lyondell Common Stock outstanding, held by approximately 2,000 holders of record. Each share of Lyondell Common Stock is entitled to one vote on each matter to be acted upon at the Lyondell Meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Lyondell Common Stock entitled to vote at the Lyondell Meeting is necessary to constitute a quorum. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the Lyondell Meeting for purposes of determining whether a quorum has been achieved.


     Section 271 of the Delaware General Corporation Law (the 'DGCL') requires that a 'sale, lease or exchange' of 'all or substantially all' of the assets of a Delaware corporation be approved by the stockholders of the corporation. Lyondell is a Delaware corporation. Although there is some uncertainty under the statute and case law as to the applicability of Section 271 to the Lyondell Asset Contribution, the Lyondell assets to be transferred to the Partnership may be deemed to constitute 'substantially all' of Lyondell's assets and the transfer may be deemed to constitute a 'sale, lease or exchange' for such purpose. Accordingly, and as a matter of good corporate governance, Lyondell has conditioned its obligation to consummate the Joint Venture Transaction upon approval by the holders of a majority of the outstanding shares of Lyondell Common Stock.

     Because the affirmative vote of the holders of a majority of the outstanding shares of Lyondell Common Stock entitled to vote thereon is necessary to approve the Joint Venture Transaction, including the Lyondell Asset Contribution, failures to vote and broker non-votes will have the practical effect of voting 'AGAINST' the Joint Venture Transaction. As more fully described under 'Proxies' below, shares of Lyondell Common Stock represented by properly executed proxies received at or prior to the Lyondell Meeting that have not been revoked will be voted at the Lyondell Meeting in accordance with the instructions contained therein or, if no instruction is provided, will be voted 'FOR' the approval of the Joint Venture Transaction.

     To the knowledge of Lyondell, the directors and executive officers of Lyondell, who, as of the Lyondell Record Date, beneficially held in the aggregate less than 1% of the outstanding shares of Lyondell Common Stock, intend to vote in favor of the approval of the Joint Venture Transaction.


     MILLENNIUM. The Proxy Committee of Millennium's Board of Directors has fixed the close of business on October 10, 1997 as the record date (the 'Millennium Record Date') for the Millennium Meeting. Accordingly, only holders of record of shares of Millennium Common Stock at the Millennium Record Date are entitled to notice of and to vote at the Millennium Meeting. At the Millennium Record Date, there were 77,160,677 shares of Millennium Common Stock outstanding, held by approximately 44,600 holders of record. Each share of Millennium Common Stock is entitled to one vote on each matter to be acted upon at the Millennium Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Millennium Common Stock entitled to be voted at the Millennium Meeting is necessary to constitute a quorum. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the Millennium Meeting for purposes of determining whether a quorum has been achieved.


     Millennium believes that stockholder approval of the Joint Venture Transaction, including the Millennium Asset Contribution, is not required under Delaware law because the Millennium Asset Contribution by Millennium Petrochemicals does not, in Millennium's opinion, constitute a sale, lease or exchange by Millennium of 'all or substantially all' of the assets of Millennium within the meaning of Section 271 of the DGCL. However, by requiring the approval of the holders of a majority of the shares of outstanding Millennium Common Stock, the statutory voting requirement, which would be compulsory if Section 271 of the DGCL were applicable, will be satisfied in any event. Accordingly, and as a matter of good corporate governance, Millennium has conditioned its obligation to consummate the Joint Venture Transaction upon approval by the holders of a majority of the outstanding shares of Millennium Common Stock.

     Because the affirmative vote of the holders of a majority of the outstanding shares of Millennium Common Stock entitled to vote thereon is necessary to approve the Joint Venture Transaction, including the Millennium Asset Contribution, abstentions, failures to vote and broker non-votes will have the practical effect of voting 'AGAINST' the Joint Venture Transaction. As more fully described under 'Proxies' below, shares of Millennium Common Stock represented by properly executed proxies received at or prior to the Millennium Meeting that have not been revoked will be voted at the Millennium Meeting in accordance with the instructions contained therein or, if no instruction is provided, will be voted 'FOR' the approval of the Joint Venture Transaction.

     To the knowledge of Millennium, the directors and executive officers of Millennium, who, as of the Millennium Record Date, beneficially held approximately 2.6% of the outstanding shares of Millennium Common Stock, intend to vote in favor of the approval of the Joint Venture Transaction.

PROXIES

     This Joint Proxy Statement is being furnished to holders of Lyondell Common Stock and Millennium Common Stock in connection with the solicitation of proxies by and on behalf of the respective Boards of Directors of Lyondell and Millennium for use at the Lyondell Meeting and the Millennium Meeting, as the case may be.

     LYONDELL. Shares of Lyondell Common Stock represented by properly executed proxies received at or prior to the Lyondell Meeting that have not been revoked will be voted at the Lyondell Meeting in accordance with the instructions contained therein. Shares of Lyondell Common Stock represented by properly executed proxies for which no instruction is provided will be voted 'FOR' the approval of the Lyondell Asset Contribution. Holders of Lyondell Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of record of Lyondell Common Stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of Lyondell, (ii) giving a duly executed proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Lyondell Meeting and voting in person. Attendance at the Lyondell Meeting will not in itself constitute a revocation of a previously furnished proxy. Stockholders who attend the Lyondell Meeting in person need not revoke their proxy (if previously furnished) to vote in person.

     If the Lyondell Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Lyondell Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Lyondell Meeting (except for any proxies that have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     If any other matters are properly presented at the Lyondell Meeting for consideration, including consideration of a motion to adjourn the Lyondell Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that any proxy marked 'AGAINST' will not be voted in favor of any such motion to adjourn.

     If any beneficial owner of Lyondell Common Stock holds such stock in 'street name' and wishes to vote such stock at the Lyondell Meeting, such owner must obtain from the relevant nominee holding such stock a properly executed 'legal proxy' which (i) identifies the beneficial owner as a holder of such stock, (ii) authorizes the beneficial owner to act on behalf of the nominee-record owner at the Lyondell Meeting and (iii) identifies the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

     MILLENNIUM. Shares of Millennium Common Stock represented by properly executed proxies received at or prior to the Millennium Meeting that have not been revoked will be voted at the Millennium Meeting in accordance with the instructions contained therein. Shares of Millennium Common Stock represented by properly executed proxies for which no instructions are provided will be voted 'FOR' the approval of the Millennium Asset Contribution. Holders of Millennium Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of record of Millennium Common Stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of Millennium, (ii) giving a duly executed proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Millennium Meeting and voting in person. Attendance at the Millennium Meeting will not in itself constitute a revocation of a previously furnished proxy. Stockholders who attend the Millennium Meeting in person need not revoke their proxy (if previously furnished) to vote in person.

     If the Millennium Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Millennium Meeting all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Millennium Meeting (except for any proxies that have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     If any other matters are properly presented at the Millennium Meeting for consideration, including consideration of a motion to adjourn the Millennium Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that any proxy marked 'AGAINST' will not be voted in favor of any such motion to adjourn.

     If any beneficial owner of Millennium Common Stock holds such stock in 'street name' and wishes to vote such stock at the Millennium Meeting, such owner must obtain from the relevant nominee holding such stock a properly executed 'legal proxy' which (i) identifies the beneficial owner as a holder of such stock, (ii) authorizes the beneficial owner to act on behalf of the nominee-record owner at the Millennium Meeting and (iii) identifies the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

     SOLICITATION EFFORTS. Lyondell and Millennium will share the cost of soliciting proxies from the holders of Lyondell Common Stock and Millennium Common Stock, including the cost of preparing and mailing this Joint Proxy Statement, in accordance with their respective interests in the Partnership. In addition to solicitation by mail, directors, officers and employees of Lyondell and Millennium may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of Lyondell and Millennium will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Lyondell Common Stock or Millennium Common Stock will be reimbursed for their reasonable expenses incurred in forwarding such material. Lyondell and Millennium have retained Georgeson & Company Inc., at a cost of $25,000, plus reimbursement of out-of-pocket expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of Lyondell Common Stock and Millennium Common Stock held of record by such custodians, nominees and fiduciaries, and Lyondell and Millennium will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                           THE PROPOSED JOINT VENTURE

BACKGROUND


     Since its inception as a division (the 'Lyondell Division') of Atlantic Richfield Company ('ARCO') in 1985, one of Lyondell's major ethylene customers has been Millennium Petrochemicals. Prior to March 3, 1997, Millennium Petrochemicals was named Quantum Chemical Corporation ('Quantum'). Quantum was an independent public company until September 30, 1993, when it was acquired by Hanson PLC ('Hanson'). As part of the October 1, 1996 Demerger of Millennium by Hanson described below, Quantum became an indirect, wholly-owned subsidiary of Millennium and Millennium became an independent publicly traded corporation.


     As a result of their customer-supplier relationship, there have been numerous contacts between Millennium Petrochemicals and Lyondell in the ordinary course of business for many years. In addition, Lyondell and Millennium Petrochemicals participated in a feasibility study with another company concerning a possible jointly owned olefins plant and have had numerous meetings in connection with this project. Senior managements of Millennium Petrochemicals (or its parent company) and Lyondell also have had general discussions with each other from time to time, often at industry trade association meetings.


     During the first half of 1988, the management of the Lyondell Division recommended to ARCO's senior management that ARCO consider initiating a transaction that would result in a business combination between Lyondell and Quantum. This recommendation was based on the perceived synergies and cost savings that could be derived from a combination of the two businesses. ARCO's management declined to pursue this recommendation, and instead elected to proceed with a public offering of Lyondell Common Stock. In January 1989, ARCO completed an initial public offering of approximately 50.1% of the outstanding shares of Lyondell Common Stock.


     Following Lyondell's initial public offering and prior to June 1993, the management of Lyondell analyzed a number of strategic alternatives pursuant to which Lyondell might be able to effect a business combination with Quantum. This analysis also was motivated by the perceived synergies and cost savings that could be derived from a combination of the two businesses. In June 1993, senior executives of Quantum and Lyondell agreed to form a team for the purpose of exploring how the two businesses could be combined. This planning project was never launched, however, because on June 30, 1993, Quantum and Hanson announced the execution of a merger agreement pursuant to which Quantum would become a wholly-owned subsidiary of Hanson. The acquisition of Quantum by Hanson was completed on September 30, 1993, and Quantum was operated as a subsidiary of Hanson until October 1, 1996, as described below.

     During the latter part of 1993, ARCO, acting through an investment bank, communicated with Hanson, among others, regarding the possibility of Hanson, among others, acquiring ARCO's interest in Lyondell. In response, Hanson indicated that it did not wish to pursue such a possibility at that time because it was still concentrating on the integration of Quantum's business. During the first half of 1994 at a meeting unrelated to Lyondell, a Hanson executive indicated to one of Lyondell's directors that while Hanson's current priority was the assimilation of Quantum, Hanson might be interested in pursuing some form of business combination with Lyondell in the future.

     During the first half of 1994, ARCO and Lyondell commenced work on an offering of three-year ARCO notes that would be exchangeable upon maturity into Lyondell Common Stock or cash of equal value. The ARCO note offering was completed in August 1994. Prior to the completion of the ARCO note offering, Hanson contacted ARCO regarding the possibility of Hanson acquiring ARCO's interest in Lyondell. In response, ARCO indicated that it was unwilling to consider Hanson's proposal because it intended to proceed with the ARCO note offering.

     In June 1995, senior executives of Hanson and Quantum approached Lyondell concerning the possibility of exploring an acquisition of Lyondell for cash. On June 22, 1995, Lyondell and Hanson entered into a confidentiality and standstill agreement. Thereafter, Lyondell furnished Hanson with certain information regarding Lyondell and its business, and senior representatives of Lyondell and Hanson met to review such information. On July 12, 1995, Lyondell retained Salomon Brothers Inc ('Salomon') to act as financial advisor to Lyondell in connection with the inquiry by Hanson.

     At a Lyondell Board of Directors meeting on July 20-21, 1995, Lyondell's Board discussed Hanson's expression of interest and authorized Lyondell's management to continue discussions with Hanson. Following the Lyondell Board meeting, representatives of Hanson conducted various due diligence meetings with representatives of Lyondell and Salomon. These discussions did not go beyond the preliminary stage and were terminated by Hanson in September 1995.

     In October 1995, Lyondell initiated discussions with Hanson regarding the possibility of an acquisition of Quantum by Lyondell. The companies exchanged certain information and held various meetings to discuss valuation and structural issues.

     In January 1996, Hanson announced its intention to demerge (i.e., spin-off) Quantum and its other chemical businesses by transferring them to a new corporation (subsequently named Millennium) whose shares would be distributed as a pro rata dividend-in-kind to Hanson's shareholders (the 'Demerger'). In early 1996, representatives of Lyondell and Salomon pursued discussions about an acquisition of Quantum (for a combination of cash and Lyondell Common Stock) with representatives of Hanson. These discussions were terminated by Hanson in favor of pursuing the Demerger.

     In May 1996, Lyondell asked Hanson to consider a transaction that would have, among other things, resulted in Lyondell acquiring Quantum for cash. In August 1996, a representative of Salomon contacted Hanson to inquire again regarding a possible acquisition of Quantum by Lyondell. In response to each inquiry, Hanson indicated that it believed the proposed Demerger was in the best interests of its shareholders.


     On October 1, 1996, the Demerger was effected. Regular way trading in the Millennium Common Stock commenced on the New York Stock Exchange (the 'NYSE') on October 2, 1997.


     In January 1997, senior management of Lyondell and Millennium decided to explore various alternatives for combining the Contributed Businesses of the two companies. In furtherance of this, in February 1997 Lyondell and Millennium executed a confidentiality and standstill agreement.


     From March through mid-June 1997, representatives of Lyondell and Millennium exchanged information and held meetings focused on the value of potential synergies (including cost savings and manufacturing efficiencies) that might be achieved through a combination of the Contributed Businesses, relative asset values, historical results, financial and operating data and possible structures. By mid-June the parties had determined to pursue a joint venture and had reached preliminary agreement on their respective contributions and relative ownership percentages.



     Throughout this period, Lyondell's Board had been actively discussing Lyondell's strategic plan and the Board was updated on the status of discussions with Millennium at its March and May regular Board meetings. On April 23, 1997, at a regular meeting, Millennium's management advised the Millennium Board of Directors of the status of the discussions with Lyondell, and the Board reviewed Millennium Petrochemicals' five-year strategic plan with Millennium Petrochemicals' management. On June 25, 1997, at a special meeting, the Lyondell Board discussed the status of the negotiations with Millennium.


     On June 26, 1997, Lyondell entered into a new engagement letter retaining Salomon to act as Lyondell's financial advisor specifically in connection with the proposed joint venture.

     From mid-June to July 23, 1997, representatives of Lyondell and Millennium held a series of meetings and discussions to negotiate the terms of the Master Transaction Agreement, the Asset Contribution Agreements, the Partnership Agreement and the Parent Agreement. Concurrently, senior management of the two companies held additional discussions about business prospects, tax considerations and proposed management and other human resource issues.

     Pursuant to an engagement letter dated July 1, 1997, Millennium retained J.P. Morgan Securities Inc. ('J.P. Morgan') to render a fairness opinion in connection with the proposed joint venture.

     On Wednesday, July 23, 1997, at a regular meeting, the Millennium Board considered the proposed joint venture and received the opinion of J.P. Morgan as described below. On Thursday, July 24, 1997, at a resumption of the Board meeting, the Board of Directors of Millennium unanimously approved the transaction. See ' -- Opinion of Financial Advisor to Millennium' below.

     On Friday, July 25, 1997, at a regular meeting, the Lyondell Board of Directors considered the proposed joint venture. At that meeting, during which the opinion of Salomon was received as described below, the Board of Directors of Lyondell unanimously approved the transaction. See ' -- Opinion of Financial Advisor to Lyondell' below.

     Over the weekend, Lyondell and Millennium resolved remaining open issues regarding the Master Transaction Agreement and related agreements and then executed and delivered the Master Transaction Agreement.

     At the opening of business on Monday, July 28, 1997, Lyondell and Millennium issued a joint press release announcing the proposed Joint Venture Transaction.

REASONS FOR THE JOINT VENTURE TRANSACTION


     GENERAL. Lyondell and Millennium believe the Joint Venture Transaction represents a logical extension of both companies' strategic plans to enhance stockholder value. It will provide opportunities for significant costs savings and expanded business opportunities that should lead to improved earnings and cash flow from the contributed businesses and therefore improved stockholder returns for both companies. Both Lyondell and Millennium are leading low-cost producers of ethylene and polyethylene. Lyondell is the largest combined producer of ethylene and propylene in North America and a significant producer of polyethylene. Millennium is the largest producer of polyethylene in the United States and a significant producer of ethylene. By combining Lyondell's and Millennium's respective petrochemicals businesses, Lyondell and Millennium expect that the Partnership, upon its formation, will be the largest producer of ethylene and polyethylene in North America. In addition, they expect the Partnership will be positioned to become the petrochemicals industry's low-cost producer of ethylene and polyethylene, expand into new markets and new geographic areas with a broader array of petrochemicals products than are currently offered by either Lyondell or Millennium separately and utilize both Lyondell's and Millennium's proprietary technology for new product development.


     Following the combination of the Lyondell Contributed Business and the Millennium Contributed Business, the Partnership expects to realize significant cost benefits and savings (the 'Synergies') compared to the aggregate cost to Lyondell and Millennium of operating such businesses separately. Among other things, the projected Synergies include various manufacturing efficiencies, such as (i) improved operating rates during adverse fluctuations in the ethylene industry cycle, as a result of the integration of Lyondell's and Millennium's ethylene and polyethylene operations; (ii) lower production costs achieved by optimizing the purchase and deployment of feedstocks across three Gulf Coast olefin plants; (iii) expanding the upgrade of co-products by taking advantage of the enhanced processing capability at Lyondell's olefins facility; (iv) optimizing production schedules of the polymers plants by dedicating particular plants or equipment to the production of specific resin products; (v) lower storage fees; and (vi) additional efficiencies achieved by utilizing the most effective manufacturing practices developed by Lyondell and Millennium.

     In addition, Lyondell and Millennium expect the Synergies to include logistics and distribution efficiencies. For example, through the Partnership they expect to consolidate Lyondell's and Millennium's product distribution systems and optimize their efficiency. They also expect the Partnership to benefit from lower aggregate transportation costs by obtaining reduced freight rates and optimizing the use of rail cars.

     Lyondell and Millennium also expect to create considerable value in the Partnership by consolidating their staffing and services. For example, a single, experienced executive management team will manage the Contributed Businesses rather than the two independent teams currently in place at Lyondell and Millennium. In addition, the Partnership expects to (i) reduce or eliminate duplicative overhead and staffing costs, (ii) consolidate Lyondell's and Millennium's petrochemicals and polymers sales and marketing staffs, (iii) consolidate Lyondell's and Millennium's research and development programs and
(iv) increase the efficient utilization of specialized plant personnel by multiple plants.


     As a result of the Joint Venture Transaction, Millennium and Lyondell expect that they should be able to achieve at least $150 million per year (before tax) of Synergies. The full effect of these Synergies is not expected to be realized until the year 2000. Based on the current number of shares outstanding of each of Lyondell and Millennium, the full after-tax impact on annual income per share of these Synergies would be $0.68 for Lyondell and $0.48 for Millennium. The unaudited pro forma financial data of the Partnership in this Joint Proxy Statement do not reflect the impact of anticipated Synergies

(other than anticipated reduced interest rates on new Partnership debt). See 'Selected Historical and Unaudited Pro Forma Financial Data of Lyondell, Millennium and the Partnership -- Introduction.'

     Given the inherent risks and difficulties in combining businesses such as the Contributed Businesses, there can be no assurance that the aggregate amount of the Synergies will equal $150 million or that any or all of the Synergies will be realized in the timeframe anticipated. The Joint Venture Transaction involves the integration of entities that have previously operated independently and therefore the integration of the Contributed Businesses will require the dedication of significant management resources. The difficulties of combining the entities' operations may be exacerbated by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different financial reporting systems, processes and corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined enterprise's business, including any anticipated growth. Difficulties encountered in connection with implementing the Joint Venture Transaction could have a material adverse effect on the business, results of operations or financial condition of the Partnership.


     Moreover, the analyses employed to develop estimates of potential Synergies were necessarily based upon various assumptions that involve judgments regarding future economic and competitive conditions, inflation rates, interest rates and financial market conditions, all of which are difficult to predict and many of which are beyond the control of Lyondell and Millennium. In view of historical cyclicality of the relevant industries, there can be no assurance that the positive effects of the Synergies will not be offset, in whole or in part, by deteriorating industry conditions. In addition, the Joint Venture Transaction will result in one-time costs of approximately $80 million, primarily as a result of severance and relocation costs. These costs generally will be borne by Lyondell and Millennium in accordance with their ownership percentages, except for certain costs which will be paid directly by each of Lyondell and Millennium. Also, capital expenditures will have to be made to obtain certain of the Synergies. It is currently anticipated that these capital expenditures will be in the range of $100 million.


     LYONDELL. Lyondell believes that the Joint Venture Transaction will benefit Lyondell by providing the means to achieve significant cost savings and manufacturing efficiencies in its core petrochemicals and polymers businesses. These cost savings and efficiencies are expected to improve earnings and cash flow beginning in 1998 and continuing thereafter, thereby materially enhancing stockholder returns for Lyondell. Lyondell's strategy has been to maintain its low cost position, to reduce cyclicality in its business and to grow its business. The Joint Venture Transaction supports all three elements of Lyondell's strategy. The Partnership's business is expected to be the largest producer of ethylene and polyethylene in North America, providing the opportunity to leverage Lyondell's low cost position over a much larger asset base. The increased ethylene integration expected to be achieved over the next several years should somewhat mitigate the impact of industry downturns. In addition, because the end use markets for Lyondell's and Millennium's polymers products do not significantly overlap, the Partnership will have a much broader polymer product mix, and this should improve the ability to satisfy customer needs. The Joint Venture Transaction also will provide a stronger platform for continued growth of the Contributed Businesses.

     MILLENNIUM. Millennium believes that its participation in the Partnership will add to its earnings commencing in 1998 and that the Joint Venture Transaction will increase the economic value of Millennium. Through its ownership interest in the Partnership, Millennium will share in the cost savings resulting from the Synergies. In addition, Millennium will receive $750 million in cash at Closing from the Partnership's repayment of the Millennium Contributed Debt, and an additional $250 million through collection of accounts receivable retained by Millennium. Millennium will apply these proceeds to reduce its bank debt by approximately $1 billion. Taking into account Millennium's 43% share of the Partnership's expected debt of $1.745 billion, net of Millennium's 43% share of the $345 million note from Lyondell, Millennium's consolidated indebtedness will decrease by approximately $400 million, giving Millennium a pro forma debt to capitalization ratio as of June 30, 1997 of approximately 52% (compared to 57% before the Joint Venture Transaction). Taking into account Millennium's 43% share of the Partnership's expected debt of $1.745 billion, Millennium's consolidated indebtedness will decrease by approximately $250 million, giving Millennium a pro forma debt to capitalization ratio as of June 30, 1997 of approximately 54%. Alternatively, taking into account the Millennium America Guarantee, Millennium's consolidated indebtedness will decrease by approximately $250 million.

Millennium expects that this leverage improvement will increase its financial flexibility as it pursues its strategy of developing its acetyls, TiO2, TiCl4, pigments, silica gels and fragrances and flavors businesses.


RECOMMENDATION OF THE LYONDELL BOARD OF DIRECTORS

     At a meeting of Lyondell's Board of Directors held on July 25, 1997, the Board of Directors of Lyondell unanimously determined that the Joint Venture Transaction is in the best interests of Lyondell and its stockholders, unanimously approved the Joint Venture Transaction and unanimously recommended that holders of Lyondell Common Stock vote 'FOR' approval of the Joint Venture Transaction.

RECOMMENDATION OF THE MILLENNIUM BOARD OF DIRECTORS

     At a meeting of Millennium's Board of Directors held on July 23 and 24, 1997, the Board of Directors of Millennium unanimously determined that the Joint Venture Transaction is in the best interests of Millennium and its stockholders, unanimously approved the Joint Venture Transaction and unanimously recommended that holders of Millennium Common Stock vote 'FOR' approval of the Joint Venture Transaction.

OPINION OF FINANCIAL ADVISOR TO LYONDELL

     At the meeting of the Lyondell Board on July 25, 1997, at which the Lyondell Board approved the Master Transaction Agreement and the ancillary agreements, Salomon delivered its written opinion to the effect that, as of such date, the allocation of 57% of the equity ownership in the Partnership to Lyondell and 43% of the equity ownership in the Partnership to Millennium (the 'Allocation') was fair to Lyondell from a financial point of view. No limitations were imposed by the Lyondell Board upon Salomon with respect to the investigations made or the procedures followed by Salomon in rendering its opinion, other than the confidentiality agreement described below.

     The full text of the written opinion of Salomon, dated July 25, 1997, is set forth as Annex A to this Joint Proxy Statement and sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Salomon. Lyondell stockholders are urged to read the opinion in its entirety. Salomon's opinion is directed only to the fairness, from a financial point of view, of the Allocation and does not constitute a recommendation concerning how such stockholders should vote at the Lyondell Meeting. The summary of the opinion of Salomon set forth in this Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In connection with rendering its opinion, Salomon reviewed and analyzed, among other things, certain publicly available information concerning Lyondell, Millennium, the Lyondell Contributed Business and the Millennium Contributed Business and certain other financial information concerning Lyondell, Millennium, the Lyondell Contributed Business and the Millennium Contributed Business that was provided to Salomon by Lyondell and Millennium. Salomon reviewed financial forecasts for the Lyondell Contributed Business that were provided by Lyondell, as well as financial forecasts for the Millennium Contributed Business that were provided by each of Lyondell and Millennium. Salomon discussed the past and current business operations, financial condition and prospects of the Lyondell Contributed Business and the Millennium Contributed Business with certain officers and employees of Lyondell and Millennium, respectively. Salomon also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that Salomon deemed relevant.

     In connection with its analysis of the Lyondell Asset Contribution and rendering its opinion, Salomon was subject to an agreement with Millennium that prohibited Salomon from disclosing to Lyondell, Lyondell's Board or management certain information, including financial forecasts, received by Salomon from Millennium and related to the Millennium Contributed Business. This agreement, which was entered into at the request of Lyondell and with Lyondell's approval, was entered into to ensure that competitively sensitive information about Millennium would not be disclosed to Lyondell if the Joint Venture Transaction did not close.

     In Salomon's review and analysis and in arriving at its opinion, Salomon assumed and relied upon the accuracy and completeness of the information reviewed for the purpose of its opinion, and Salomon did not assume any responsibility for independent verification of such information. With respect to the financial forecasts for the Lyondell Contributed Business, Salomon assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Lyondell, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they are based. With respect to the financial forecasts for the Millennium Contributed Business prepared by Millennium, Salomon assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Millennium, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they are based. Salomon did not make, obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of Lyondell or Millennium.

     Salomon's opinion necessarily was based upon conditions as they existed and could be evaluated on the date of its opinion. Salomon's opinion did not address Lyondell's underlying business decision to implement the Joint Venture Transaction, nor did it address the terms of the Partnership Agreement other than the Allocation.

     The following is a summary of the report (the 'Salomon Report') presented by Salomon to the Lyondell Board of Directors in connection with rendering its opinion:

          EQUITY VALUE CONTRIBUTED ANALYSIS. Salomon calculated a range of gross values for the businesses being contributed (the 'Gross Asset Values') to the Partnership by each of Lyondell and Millennium. This range was $1.75 billion to $2.15 billion for Lyondell and $2.1 billion to $2.5 billion for Millennium. From each company's Gross Asset Value, Salomon subtracted the value of the assets retained and added the value of the liabilities retained by each company, arriving at a value range for the assets contributed by each of Lyondell and Millennium (the 'Asset Value Contributed'). From each company's Asset Value Contributed, Salomon subtracted the debt and added the notes receivable contributed to the Partnership, arriving at equity value ranges for the Contributed Businesses (the 'Equity Value Contributed'). The calculated range of Equity Value Contributed was $1.756 to $2.156 billion for Lyondell and $1.328 to $1.728 billion for Millennium. Using these Equity Value Contributed calculations, Salomon arrived at Lyondell's implied percentage ownership in the Partnership of 50% to 62%.

          EBITDA CONTRIBUTION ANALYSIS. Salomon reviewed the relative EBITDA (earnings before interest, taxes, depreciation and amortization) contribution, taking into account certain leverage adjustments, from each of the Contributed Businesses. The analysis was based on historical and projected results between 1994 and 2002 (the projected results were based on Lyondell's projections for the Contributed Businesses). The EBITDA contribution from the Lyondell Contributed Business was between 53% and 57% for the years 1994 to 1996 and 50% to 56% for the years 1997 to 2002.

          In reaching its views on the range of the Gross Asset Values used in its Equity Value Contributed Analysis, Salomon considered the following analyses (which were summarized in the Salomon Report):

          PUBLIC MARKET VALUATION. Salomon calculated the implied public value of each of the Lyondell Contributed Business and the Millennium Contributed Business. Salomon subtracted from the firm value (i.e., market value of equity plus total debt plus minority interest minus cash) of each of Lyondell and Millennium an estimated value, calculated as a multiple of EBITDA, of the businesses not contributed to the Partnership by each company. This difference, the implied public value of each of the Lyondell Contributed Business and the Millennium Contributed Business, was approximately $1.735 billion and $1.784 billion, respectively. Salomon noted that at these values the Lyondell Contributed Business and the Millennium Contributed Business were valued at 5.3X and 4.9X the latest twelve months ('LTM') EBITDA while the median multiple of firm value to LTM EBITDA for comparable companies (Union Carbide, Geon Company and Georgia Gulf Corp.) was 7.0X. Salomon further noted that the implied firm value multiples (based on Salomon's estimates of the range of Gross Asset Values and the respective Contributed Businesses' LTM EBITDA) were 5.3X to 6.5X for the Lyondell Contributed Business and 5.7X to 6.8X for the Millennium Contributed Business.

          COMPARABLE ACQUISITION ANALYSIS. Salomon reviewed and analyzed the following acquisition transactions involving other companies in the petrochemicals industry that it deemed relevant: (i) Huntsman Corporation's pending acquisition of Rexene Corporation; (ii) Sterling Group's acquisition of Sterling Chemicals; (iii) Lyondell's acquisition of Occidental Chemical Corporation's Alathon'r' HDPE business; (iv) Hanson's acquisition of Quantum; (v) Huntsman Corporation's acquisition of Texaco Inc.'s Petrochemical Division; (vi) Mitsubishi Corporation's acquisition of Aristech Chemical; and (vii) Occidental Petroleum's acquisition of Cain Chemical. Salomon noted that no transaction reviewed was identical to the Joint Venture Transaction and that, accordingly, an assessment of the results of the following analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Lyondell and Millennium and other factors that would affect the acquisition value of the companies to which it is being compared. Among other factors, Salomon indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results, the business cycle and growth expectations. Salomon reviewed each acquiree's ratio of firm value to LTM EBITDA (median and mean ratio of 6.3X and 7.5X, respectively) and firm value to average five year trailing EBITDA (median and mean ratio of 6.8X and 6.2X, respectively). The implied firm value multiples (based on the Gross Asset Values and 1996 EBITDA) were 6.2X to 7.7X for the Lyondell Contributed Business and 6.1X to 7.2X for the Millennium Contributed Business.

          DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow ('DCF') analysis, Salomon calculated the present value of the projected unlevered free cash flows for each of the Lyondell Contributed Business and the Millennium Contributed Business (without giving effect to the Joint Venture Transaction or any expected operating or other efficiencies). For each of the Lyondell Contributed Business and the Millennium Contributed Business, Salomon aggregated (i) the present value of the unlevered free cash flows over the five-year forecast period (as projected by Lyondell's management) with (ii) the present value of the range of terminal values described below. The range of terminal values was generally calculated by applying a range of multiples, 5.0X to 7.0X, to the average annual projected EBITDA of the Lyondell Contributed Business or the Millennium Contributed Business, as applicable, over the forecast period. As part of the DCF analysis, Salomon used a range of discount rates (11.5% to 12.5%) reflecting each company's weighted average cost of capital. This DCF analysis resulted in Gross Asset Values ranges of $1.610 to $2.131 billion for the Lyondell Contributed Business and $2.040 to $2.654 billion for the Millennium Contributed Business.

          REPLACEMENT COST VALUATION. Salomon reviewed the replacement cost estimates for the Contributed Businesses provided by Lyondell and Millennium, and prepared additional replacement cost estimates utilizing generic petrochemical plant replacement cost data published by Chem Data Inc. (a third party consulting firm). Employing these replacement value estimates and applying a discount, Salomon arrived at a range of Gross Asset Values equal to $1.90 to $2.25 billion for the Lyondell Contributed Business and $2.0 to $2.4 billion for the Millennium Contributed Business.

     The preparation of a fairness opinion is not susceptible to partial analysis or summary descriptions. Salomon believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion and the Salomon Report. The ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Salomon of the actual value of the Lyondell Contributed Business or the Millennium Contributed Business.

     In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Lyondell or Millennium. The analyses which Salomon performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon's analysis of the fairness, from a financial point of view, of the Allocation. The analyses do not purport to be appraisals or to reflect the prices at which assets might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

     Salomon is not affiliated with Lyondell or Millennium. Salomon has previously rendered certain financial advisory and investment banking services to Lyondell and Millennium, for which Salomon received customary compensation. In the ordinary course of its business, Salomon may actively trade the debt and equity securities of Lyondell and Millennium for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Pursuant to an engagement letter dated June 26, 1997, Lyondell agreed to pay Salomon for its financial advisory and investment banking services in connection with the Joint Venture Transaction (including services related to Lyondell's strategic interest in Millennium that were performed prior to the date of the letter) a cash fee of $7 million, which will be payable upon consummation of the Joint Venture Transaction. Lyondell also agreed to reimburse Salomon for certain out-of-pocket expenses incurred by Salomon in connection with the Joint Venture Transaction. Lyondell also agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the Federal securities laws, relating to or arising out of its engagement.

     Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and for other purposes. Lyondell retained Salomon based on Salomon's expertise in the valuation of companies as well as its familiarity with Lyondell and other petrochemicals companies.

OPINION OF FINANCIAL ADVISOR TO MILLENNIUM

     Pursuant to an engagement letter dated July 1, 1997, Millennium retained J.P. Morgan to deliver a fairness opinion in connection with the proposed Joint Venture Transaction.

     At the meeting of the Board of Directors of Millennium on July 23, 1997, J.P. Morgan rendered its written opinion to the Board of Directors of Millennium that, as of such date and subject to the execution of the Master Transaction Agreement on the terms then contemplated by Millennium, the consideration to be received by Millennium in exchange for the Millennium Contributed Business pursuant to the Master Transaction Agreement was fair from a financial point of view to Millennium. No limitations were imposed by Millennium's Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions, other than the confidentiality agreement described below.

     The full text of the written opinion of J.P. Morgan dated July 23, 1997, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this Joint Proxy Statement and is incorporated herein by reference. Millennium's stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the Board of Directors of Millennium, is directed only to the consideration to be received in the Joint Venture Transaction and does not constitute a recommendation to any stockholder of Millennium as to how such stockholder should vote at the Millennium Meeting. The summary of the opinion of J.P. Morgan set forth in this Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion.


     In arriving at its opinion, J.P. Morgan reviewed, among other things, a draft of the proposed Master Transaction Agreement; the audited financial statements of Millennium and Lyondell for the fiscal year ended December 31, 1996 and the unaudited financial statements of Millennium and Lyondell for the period ended June 30, 1997; current and historical market prices of Millennium's and Lyondell's Common Stock; certain publicly available information concerning the business of Millennium and Lyondell and of certain other companies engaged in businesses comparable to those of Millennium's and Lyondell's proposed contributed assets as contemplated in the Master Transaction Agreement, and the reported market prices for certain other Millennium and Lyondell securities deemed comparable; asset replacement cost estimates published by Chem Data Inc.; the terms of other business combinations deemed relevant by J.P. Morgan; certain internal financial analyses and forecasts prepared by Millennium and Lyondell and their respective managements; and certain agreements with respect to outstanding indebtedness or obligations of Millennium and Lyondell. J.P. Morgan also held discussions with certain members of the management of Millennium and Lyondell with respect to certain aspects of the Joint Venture Transaction, and the past and current business operations of Millennium and Lyondell. The financial condition and future prospects and operations of Millennium and Lyondell and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan visited certain representative facilities of Millennium and Lyondell, and reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

     In connection with its analysis of the Joint Venture Transaction and rendering its opinion, J.P. Morgan was subject to an agreement with Lyondell that prohibited J.P. Morgan from disclosing to Millennium, Millennium's Board or management certain information, including financial forecasts, received by J.P. Morgan from Lyondell and related to the Lyondell Contributed Business. The purpose of this agreement, which was entered into at the request of Millennium and with Millennium's approval, was to ensure that competitively sensitive information about Lyondell would not be disclosed to Millennium if the Joint Venture Transaction did not close.

     J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Millennium and Lyondell or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Millennium and Lyondell. J.P. Morgan has also assumed that the Joint Venture Transaction will have the tax consequences described in this Joint Proxy Statement, and in discussions with, and materials furnished to J.P. Morgan by, representatives of Millennium, and that the other transactions contemplated by the Master Transaction Agreement will be consummated as described in the Master Transaction Agreement and this Joint Proxy Statement.

     The projections furnished to J.P. Morgan for Millennium and Lyondell were prepared by the respective managements of each company. Neither Millennium nor Lyondell publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Joint Venture Transaction, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.


     J.P. Morgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan's written opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which Millennium's Common Stock will trade at any future time.


     In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion:

          PUBLIC TRADING MULTIPLES. Using publicly available information, J.P. Morgan compared selected financial data of Millennium and Lyondell with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the contributed assets of Millennium and Lyondell. The companies selected by J.P Morgan were Dow Chemical, Arco Chemical, Lyondell, Union Carbide and Geon. These companies were selected, among other reasons, because their business operations, in aggregate, are similar to those of the contributed assets of Millennium and Lyondell. Given the cyclical nature of the petrochemicals industry, normalized multiples over the cycle (1990 to 1996) for the above mentioned comparable companies were deemed to be appropriate. J.P. Morgan used the average projected (12 months forward) firm value/earnings before interest and taxes and firm value/earnings before interest, taxes and depreciation and amortization for its analysis. A range of 5.5x to 6.5x firm value/earnings before interest, taxes and depreciation and amortization; and 7.0x to 8.5x firm value/earnings before interest and taxes were appropriate for the average of the period analyzed. These multiples were applied to a matrix of normalized earnings provided to J.P. Morgan by Millennium and Lyondell for their respective contributed assets, yielding an implied stand alone trading value range of between $2.3 billion and $3.0 billion for the Millennium Contributed Business and between $2.3 billion and $3.1 billion for the Lyondell Contributed Business. On a combined basis and giving consideration to the Partnership's approximately $1.4 billion of net indebtedness, public trading comparable multiples yielded a trading value range of between $2.4 billion and $2.95 billion for the sum of Millennium's 43% equity interest in the Partnership plus the $1.0 billion in cash realized by Millennium from repayment of the $750 million of the Millennium Contributed Debt and the $250 million retention of accounts receivable contemplated in the Joint Venture Transaction (the '$1.0 Billion Cash Realization').

          ESTIMATED REPLACEMENT COST ANALYSIS. In accordance with industry practice, J.P. Morgan estimated the replacement cost of contributed assets of each party as contemplated in the Master Transaction Agreement by using replacement cost estimates published by Chem Data Inc., an industry consulting firm located in Houston, Texas. Based upon the industry estimates prepared by Chem Data Inc., J.P. Morgan estimated the replacement cost value of the contributed assets of each party and applied an appropriate depreciation multiplier to each asset based on its competitive cost position relative to world scale replacement cost estimates provided by Chem Data Inc. The appropriate depreciation multiplier was determined by, among other things, conversations with Millennium and Lyondell managements regarding the relative cost position of the contributed assets of each company. The results of this analysis yielded an implied stand-alone replacement cost value range of between $2.5 billion and $2.85 billion for Millennium's contributed assets and between $2.4 billion and $2.7 billion for Lyondell's contributed assets. On a combined basis, and giving consideration to the Partnership's approximately $1.4 billion of net indebtedness, the replacement cost analysis yielded a value range of between $2.5 billion and $2.75 billion for the sum of Millennium's 43% equity interest in the Partnership plus the $1.0 Billion Cash Realization.

          DISCOUNTED CASH FLOW ANALYSIS. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the firm value of the contributed assets of Millennium and Lyondell. J.P. Morgan calculated the unlevered free cash flows that the contributed assets of each of Millennium and Lyondell are expected to generate during fiscal years 1998 through 2002 based upon financial projections prepared by the managements of Millennium and Lyondell through the year ended 2002 and upon management projections adjusted by J.P. Morgan to reflect more moderate growth in revenues and lower operating margins during the six-year period. J.P. Morgan also calculated a range of terminal asset values of the contributed assets of each of Millennium and Lyondell at the end of the 6-year period ending 2002 by applying a firm value/earnings before interest, taxes, and depreciation and amortization multiple of 5.5x to 6.5x to the average earnings before taxes, interest and depreciation and amortization for the projected period 1998 to 2002 for the contributed assets of each of Millennium and Lyondell. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.5% to 10.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Millennium and Lyondell. Based on the management projections and a discount rate of 10.0%, the discounted cash flow analysis indicated a range of firm values of between $2.4 billion and $2.8 billion for Millennium's contributed assets and $2.35 billion and $2.7 billion for Lyondell's contributed assets on a stand-alone basis (i.e., without synergies). On a combined basis, not including synergies, and giving consideration to the Partnership's approximately $1.4 billion of net indebtedness and the $1.0 Billion Cash Realization, the discounted cash flow analysis yielded a value range of between $2.45 billion and $2.75 billion for the sum of Millennium's 43% equity interest in the Partnership plus the $1.0 Billion Cash Realization.



     The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to Millennium's Board of Directors with respect to the Joint Venture Transaction on the basis of such experience and on its familiarity with Millennium.

     For the delivery of its opinion, Millennium has agreed to pay J.P. Morgan a fee of $500,000. In addition, Millennium has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

     J.P. Morgan and its affiliates maintain banking and other business relationships with Millennium and its affiliates, for which it receives customary fees. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of Millennium or Lyondell for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

CERTAIN CONSEQUENCES OF THE JOINT VENTURE TRANSACTION


     After the Closing of the Joint Venture Transaction, both Lyondell and Millennium will continue to exist in accordance with the current provisions of their respective Certificates of Incorporation and bylaws, which will remain unchanged by the Joint Venture Transaction. However, immediately following the Joint Venture Transaction, Lyondell and Millennium will be engaged in the contributed businesses only through their respective interests in the Partnership. Immediately following the Joint Venture Transaction, Lyondell's ownership interests in Lyondell Methanol and LYONDELL-CITGO Refining will be the same as prior to the Joint Venture Transaction. However, the Partnership will enter into arrangements to provide (i) operating and other services for Lyondell Methanol and (ii) marketing and other services for LYONDELL-CITGO Refining, which will be on commercially reasonable terms. Immediately following the Joint Venture Transaction, Millennium will continue to operate its TiO2, TiCl4, cadmium/selenium pigments, silica gel and fragrances and flavors businesses, the extent of which will not be affected by the Joint Venture Transaction. Millennium will also retain its equity interest in Suburban Propane and certain assets of its petrochemicals segment, including those used to produce VAM, acetic acid, synthesis gas and methanol. In addition, the Partnership and Millennium will negotiate a variety of operating, manufacturing and technical services agreements related to the sites at which the business of the Partnership will be conducted. See 'Certain Related Party Transactions.'


     After the Closing, the Partnership will be governed by the Partnership Governance Committee with equal representation chosen by Lyondell and Millennium (through Lyondell GP and Millennium GP, respectively). In general, the approval of two or more Representatives acting for Lyondell GP will be necessary and sufficient for the Partnership Governance Committee to take any action; however, the Partnership Governance Committee may not take certain actions unless they are approved by two members appointed by Lyondell GP and two members appointed by Millennium GP. Each of Lyondell and Millennium will be entitled to elect three of the six members of the Partnership Governance Committee, and to appoint a co-chair of such Partnership Governance Committee. See 'The Partnership Agreement -- Governance.'

INTEREST OF CERTAIN PERSONS IN THE JOINT VENTURE TRANSACTION

     In considering the recommendations of the Lyondell Board of Directors and the Millennium Board of Directors, stockholders should be aware that certain directors and executive officers of Lyondell and Millennium have certain interests in the Joint Venture Transaction that are in addition to their interests as stockholders of such companies generally. Certain directors and members of the existing senior management of Lyondell and Millennium also will be designated as executive officers of the Partnership. See 'Management of the Partnership.'


     LYONDELL. Richard W. Park, Vice President, Human Resources of Lyondell, and Russell S. Young, Senior Vice President, Chief Financial Officer and Treasurer of Lyondell, have each entered into a Voluntary Separation Agreement and Release ('Separation Agreement') with Lyondell. Under the terms of these agreements, each is expected to receive, upon completion of the Joint Venture Transaction, severance payments equal to those payable under his existing severance agreement upon a change of control of Lyondell. Such payments will be equivalent to three times his current annual base salary and average Value Share Plan Award (calculated as the average of the annual cash award paid for the previous three year's performance cycles). Mr. Park is expected to receive an amount equal to $883,000 and Mr. Young is expected to receive an amount equal to $1,250,000. Mr. Park and Mr. Young are each eligible for accrued benefits under the Lyondell Retirement Plan and the Lyondell Supplementary Executive Retirement Plan ('SERP'). In addition to the normal SERP benefits, each shall receive a special supplementary benefit payment, and accordingly, the amount paid pursuant to the SERP shall be enhanced by adding an additional five years of age and service to the calculation and including a bonus in the calculation of annual salary. Each will continue to participate in Lyondell's Executive Medical Plan and in Lyondell's Long-Term Disability Plan, and will continue to be covered under the terms of the Executive Life Insurance Plan for a period of two years. They also are eligible for full benefits under Lyondell's Financial Counseling Policy for 1998. The Separation Agreements also provide that Messrs. Park and Young will receive additional amounts to cover, on a 'grossed-up' basis, any federal income tax payable with respect to Executive Deferral Plan payments. Lyondell estimates that such amounts will be $530,000 for Mr. Park and $566,000 for Mr. Young.



     In addition, Lyondell has entered into new severance agreements with the current executive officers of Lyondell (except for Dan F. Smith) who will become officers of the Partnership. With one exception, the new severance agreements provide substantially the same benefits as the existing agreements in the event that an officer's job is terminated within two years, except that the 'gross-up' for federal income tax payable with respect to payments related to the Executive Deferral Plan has been eliminated. One of the current executive officers of Lyondell, who has agreed to provide services to the Partnership for a transitional period, will be entitled to severance payments on terms substantially the same as those of Mr. Park and Mr. Young upon termination of his employment with the Partnership. The Partnership will assume Lyondell's obligations under these agreements. In addition, pursuant to his severance agreement, Bob Gower, Lyondell's former Chairman of the Board and Chief Executive Officer, will be entitled to receive an additional payment equivalent to his 1996 base salary, or $728,000, as a result of the Joint Venture Transaction.



     MILLENNIUM. The Closing of the Joint Venture Transaction will constitute a Change in Control (as defined) under the July 1, 1996 change-in-control agreement (the 'Change-in-Control Agreement') between Millennium Petrochemicals and Dr. Ronald H. Yocum, the President of Millennium Petrochemicals. Upon termination of Dr. Yocum's employment by Millennium Petrochemicals without cause, or a voluntary termination by Dr. Yocum for any reason during the two-year period following the Closing, Dr. Yocum will have the right to receive:
(i) three times his base salary, (ii) three times his highest cash bonus paid or payable for any of the three completed fiscal years prior to the Closing, (iii) three years of additional service and compensation credit for pension purposes,
(iv) three years of the maximum contributions made by Millennium Petrochemicals under its qualified defined contribution plan and (v) provision for health coverage for Dr. Yocum and his dependents for three years following the Closing. Millennium estimates that Dr. Yocum will be entitled to receive $3,568,000 from Millennium Petrochemicals as a result of such provisions. In addition, the 224,026 shares of restricted Millennium Common Stock received by Dr. Yocum on October 8, 1996 under Millennium's Long-Term Stock Incentive Plan will vest upon the Closing. At the closing price of the Millennium Common Stock on the NYSE on October 10, 1997, such shares have a value of $5,306,615.88. The Change-in-Control Agreement also provides that Dr. Yocum will receive from Millennium Petrochemicals an additional amount to cover, on a 'grossed-up' basis, any federal excise tax due on the above-described amounts. Millennium estimates that such amount will be approximately $4,100,000 if Dr. Yocum's employment is, in fact, terminated during the two-year period following the Closing.

ACCOUNTING TREATMENT

     Consistent with the accounting policies of Lyondell and Millennium, both Lyondell and Millennium will account for their general partner interests and limited partner interests in the Partnership on an equity basis, effective as of the Closing. This accounting treatment is reflected in the pro forma financial statements of Lyondell and Millennium that are included in this Joint Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES OF THE JOINT VENTURE TRANSACTION


     The Joint Venture Transaction will have no federal income tax consequences for the stockholders of either Lyondell or Millennium. Neither Lyondell nor Millennium is expected to recognize gain or loss for federal income tax purposes as a result of the Joint Venture Transactions.


NO APPRAISAL RIGHTS

     Under the DGCL, neither holders of Lyondell Common Stock nor holders of Millennium Common Stock are entitled to appraisal or dissenters' rights in connection with the Joint Venture Transaction.

CLOSING DATE


     The Closing is expected to take place promptly following the satisfaction of all of the conditions set forth in the Master Transaction Agreement, including, without limitation, receipt of the requisite affirmative votes of the stockholders of Lyondell and Millennium. See 'The Master Transaction
Agreement -- Conditions to Closing.' Lyondell and Millennium currently anticipate that the asset transfers will be consummated on or before January 1, 1998 and that the Partnership will be fully operational by that date. Following approval by stockholders of both companies, Lyondell and Millennium may mutually agree to eliminate certain closing conditions and/or termination rights, in order to facilitate planning for and implementation of a smooth transition.


                                  THE PARTIES

     THE FOLLOWING INFORMATION RELATING TO LYONDELL AND MILLENNIUM IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION CONTAINED IN THE DOCUMENTS REFERRED TO IN 'WHERE YOU CAN FIND MORE INFORMATION,' WHICH ARE INCORPORATED HEREIN BY REFERENCE.

LYONDELL


     Lyondell is a leading low-cost petrochemicals and polymers producer. Lyondell manufactures a wide variety of petrochemicals, including ethylene, propylene, butadiene, aromatics and specialty products, and polymers, including HDPE, LDPE and polypropylene. Lyondell's petrochemicals and polymers products are used primarily in the manufacture of other chemicals and products, which in turn are used in the production of a wide variety of consumer and industrial products. Lyondell produces methanol through its interest in Lyondell Methanol. Through its interest in LYONDELL-CITGO Refining, Lyondell produces refined petroleum products, including gasoline, low-sulfur diesel, jet fuel, aromatics and lubricants ('lube oils'). LYONDELL-CITGO Refining sells its principal refined products primarily to CITGO Petroleum Corporation ('CITGO').


     Lyondell was formed in 1985 as a division of ARCO and became a publicly traded company in January 1989.


     In February 1990, Lyondell acquired a polypropylene plant and a LDPE plant located in Pasadena, Texas ('Bayport Facility').



     In July 1993, Lyondell contributed its refining business, including a Houston, Texas refinery (the 'Refinery'), a lube oil blending and packaging plant in Birmingport, Alabama and refining working capital to LYONDELL-CITGO Refining. Lyondell retained a participation interest in LYONDELL-CITGO Refining through its wholly-owned subsidiary, Lyondell Refining Company. LYONDELL-CITGO Refining completed a major upgrade project at the Refinery in the first quarter of 1997. Lyondell has an approximate 60% interest in LYONDELL-CITGO Refining. CITGO holds the remaining approximate 40% interest. As of January 1, 1997, Lyondell accounts for its investment in LYONDELL-CITGO Refining under the equity method of accounting, meaning that the operations of LYONDELL-CITGO Refining are no longer consolidated line by line with those of Lyondell.

     In May 1995, Lyondell acquired Occidental Chemical Corporation's ALATHON HDPE business ('ALATHON Business'). Assets involved in this acquisition included resin production facilities in Matagorda, Texas (the 'Matagorda Facility') and Victoria, Texas (the 'Victoria Facility'), related research and development activities and the rights to the Alathon'r' trademark.

     In July 1996, Lyondell and Millennium announced the execution of a Letter of Intent with two other olefins producers for the planned construction of a worldscale olefins plant ('Joint Olefins Venture'). After the withdrawal of one of the participants in October 1996, Lyondell, Millennium and the other partner are continuing to evaluate options for the proposed plant including alternative designs for utilizing various different feedstock mixes, as well as size, schedule and participants.

     In December 1996, Lyondell announced the formation of Lyondell Methanol with MCN Investment Corporation ('MCNIC'), a division of MCN Corporation, to own Lyondell's 248 million gallons per year methanol plant. Under the terms of the agreement, MCNIC purchased a 25% interest in the methanol business. Lyondell retained a 75% interest and serves as managing partner and operator.


     Lyondell Common Stock is listed and traded on the NYSE under the symbol 'LYO.' On July 25, 1997, the day preceding the first public announcement of the Joint Venture Transaction, the reported high and low sale prices of Lyondell Common Stock on the NYSE were $25 3/4 and $23 15/16, respectively.


     Lyondell's principal executive offices are located at 1221 McKinney Street, Houston, Texas 77010 and its telephone number is (713) 652-7200.

MILLENNIUM

     Millennium is a major international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals.

     Millennium has three principal operating subsidiaries: Millennium Petrochemicals (formerly known as Quantum); Millennium Inorganic Chemicals Inc. (collectively with its non-U.S. affiliates, 'Millennium Inorganic Chemicals'), formerly known as SCM Chemicals Inc.; and Millennium Specialty Chemicals Inc. ('Millennium Specialty Chemicals'), formerly known as Glidco Inc. Millennium changed the names of these three subsidiaries on March 3, 1997, to reflect their shared value-creation principles and corporate identity. Through its subsidiaries, Millennium is:

         The largest producer of polyethylene products in the United States;

         The second largest producer of TiO2 in the United States and the third largest producer of TiO2 in the world;

         The second largest producer of acetic acid and vinyl acetate monomer in the United States;

         A leading producer of high value-added performance polymers and of TiCl4, cadmium/selenium pigments and silica gel; and

         A leading producer of fragrances and flavors chemicals derived from crude sulfate turpentine.

     In addition, an indirect subsidiary of Millennium serves as the general partner of Suburban Propane Partners, L.P. ('Suburban Propane'), a publicly-traded limited partnership which, through an operating partnership, is the third largest retail marketer of propane in the United States. Millennium owns a 2% general partnership interest and an approximate 24% subordinated limited partnership interest, each on a combined basis, in these partnerships. Millennium accounts for its 26.4% interest in Suburban Propane as an equity investment.

     Millennium was incorporated in Delaware on April 18, 1996. It has been an independent, publicly-owned company since its Demerger on October 1, 1996 from Hanson. In connection with the Demerger, Millennium acquired its present businesses from Hanson and issued to Hanson's shareholders all of Millennium's then outstanding Common Stock.


     Millennium Common Stock is listed and traded on the NYSE under the symbol 'MCH.' On July 25, 1997, the day preceding the first public announcement of the Joint Venture Transaction, the reported high and low sale prices of Millennium Common Stock on the NYSE were $20 15/16 and $20 9/16, respectively.


     Millennium's United Kingdom office is located at Laporte Road, Stallingborough, Nr. Grimsby, North East Lincolnshire, DN40 2PR, England. Its United Kingdom telephone number is 0345 662663. Millennium's principal executive offices in the United States are located at 99 Wood Avenue South, Iselin, New Jersey 08830. Its United States telephone number is (732) 603-6600.

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                          FINANCIAL DATA OF LYONDELL,
                         MILLENNIUM AND THE PARTNERSHIP

INTRODUCTION

     Set forth below is selected historical financial data of each of Lyondell and Millennium and its respective Contributed Business, together with unaudited pro forma financial data of each of Lyondell and Millennium giving effect to the Joint Venture Transaction.

     Also set forth below is unaudited pro forma financial data of the Partnership.

SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below are derived, in part, from the audited financial statements of each of Lyondell and Millennium incorporated herein by reference and the audited financial statements of each of the Contributed Businesses included in this Joint Proxy Statement. The selected historical financial data as of and for the periods ended June 30, 1997 and 1996 for Lyondell and as of and for the periods ended June 30, 1997 and 1996 and December 31, 1993 and 1992 for the Lyondell Contributed Business are derived from their unaudited financial statements. The selected historical financial data as of and for the periods ended June 30, 1997 and 1996 and September 30, 1992 for Millennium and as of and for the periods ended June 30, 1997 and 1996 and December 31, 1993 and 1992 for the Millennium Contributed Business are derived from their unaudited financial statements.

     In the opinion of each of Lyondell's and Millennium's management, the unaudited financial data of each company, respectively, have been prepared on a basis consistent with that of the audited financial data and the interim financial data include all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of interim results. Selected historical financial data for the Contributed Businesses may not be indicative of their future performance when operated by the Partnership. Furthermore, the selected historical financial data presented below do not reflect certain pro forma adjustments giving effect to the Joint Venture Transactions. The selected historical financial data should be read in conjunction with the 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the financial statements and notes thereto of each of Lyondell and Millennium incorporated by reference in this Joint Proxy Statement and the financial statements and notes thereto of each of the Contributed Businesses included in this Joint Proxy Statement. See 'Index to Financial Statements.' Historical earnings per share and dividend data have not been presented for the Contributed Businesses because there is no separate identifiable pool of capital for the relevant periods upon which a per share calculation could be based.

UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma financial data set forth below reflect the Joint Venture Transaction as if it had been completed as of June 30, 1997 for pro forma balance sheet data purposes and as of January 1, 1997 and January 1, 1996, respectively, for pro forma income statement data purposes. The assets and liabilities of the Contributed Businesses are reflected at their historical net book value in the unaudited pro forma balance sheet of the Partnership.

     The unaudited pro forma financial data do not necessarily reflect the results of operations or financial position of Lyondell, Millennium or the Partnership that would have resulted had such transactions actually been consummated as of such dates. Also, these data are not necessarily indicative of the future results of operations or future financial position of Lyondell, Millennium or the Partnership. The pro forma statements of income of the Partnership do not reflect any Synergies expected to arise out of the combination of the Contributed Businesses other than anticipated reduced interest rates on new Partnership debt. The impact of the Synergies, assuming their full realization, is discussed under 'The Proposed Joint
Venture -- Reasons for the Joint Venture Transaction.'

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA OF LYONDELL

                         LYONDELL PETROCHEMICAL COMPANY
                       SELECTED HISTORICAL FINANCIAL DATA
                                 (IN MILLIONS)

                                        SIX MONTHS ENDED
                                            JUNE 30,                                YEAR ENDED DECEMBER 31,
                                     ------------------------   ------------------------------------------------------------
                                              RECLASSIFIED(a)   RECLASSIFIED(a)
                                      1997         1996              1996          1996     1995     1994     1993     1992
                                     ------   ---------------   ---------------   ------   ------   ------   ------   ------
                                           (UNAUDITED)          (UNAUDITED)

Income statement data:
     Net sales.....................  $1,544       $ 1,192           $ 2,644       $5,052   $4,936   $3,857   $3,850   $4,809
     Operating income..............     225            68               274          278      706      424       93      104
     Net income....................     133            39               126          126      389      223       26       16
Balance sheet data (at period end):
     Property, plant and
       equipment...................     883           907               893        2,270    1,814      880      655      623
     Total assets..................   1,909         1,783             1,890        3,276    2,606    1,663    1,231    1,215
     Long term debt................     743           744               744        1,194      807      707      717      725
     Total liabilities.............   1,381         1,401             1,459        2,845    2,226    1,600    1,319    1,221
     Stockholders' equity
       (deficit)...................     528           382               431          431      380       63      (88)      (6)
Other data:
     Depreciation and
       amortization................      44            33                74          110       86       65       58       39
     Capital expenditures(b).......      28            42                80          609      982      252       69       97

------------


 (a) The unaudited reclassified financial information presents the financial position and results of operations of Lyondell as of and for the periods ended December 31, 1996 and June 30, 1996, respectively, using the equity method of accounting (rather than consolidation) for Lyondell's investment in LYONDELL-CITGO Refining as if the change in accounting method had been effective on January 1, 1996 rather than on January 1, 1997.


 (b) Includes $473, $458 and $135 in 1996, 1995 and 1994, respectively, for the upgrade project at LYONDELL-CITGO Refining primarily funded by CITGO Petroleum Corporation and non-recourse debt. Also includes $356 in 1995 for the acquisition of the Alathon'r' high-density polyethylene business.

                         LYONDELL CONTRIBUTED BUSINESS
                       SELECTED HISTORICAL FINANCIAL DATA
                                 (IN MILLIONS)


                                                        SIX MONTHS ENDED
                                                            JUNE 30,                  YEAR ENDED DECEMBER 31,
                                                       -------------------   ------------------------------------------
                                                         1997       1996      1996     1995     1994     1993     1992
                                                       --------   --------   ------   ------   ------   ------   ------
                                                           (UNAUDITED)                                    (UNAUDITED)

Income statement data:
     Net sales.......................................   $1,460     $1,134    $2,515   $2,509   $1,806   $1,137   $1,555
     Operating income (loss).........................      205         65       223      515      288      (32)      36
     Net income (loss)...............................      108         19       102      277      137      (25)     (22)
Balance sheet data (at period end):
     Property, plant and equipment...................      834        831       840      818      381      366      386
     Total assets....................................    1,504      1,420     1,494    1,306      834      626      626
     Long term debt..................................      743        745       745      595      707      717      507
     Total liabilities...............................      987      1,007     1,071      986      921      887      640
     Invested capital................................      517        413       423      320      (87)    (261)     (14)
Other data:
     Depreciation and amortization...................       41         29        67       46       35       35       24
     Capital expenditures(a).........................       28         42        80      476       40       14       43


------------

 (a) Includes $356 in 1995 for the acquisition of the Alathon'r' high-density polyethylene business.

                         LYONDELL PETROCHEMICAL COMPANY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN MILLIONS)

                                                                               LESS
                                                                            CONTRIBUTED   INVESTMENT IN                       PRO
                                                                ACTUAL(a)    BUSINESS      PARTNERSHIP       ADJUSTMENTS     FORMA
                                                                ---------   -----------   -------------      -----------   ---------
                            ASSETS
Current assets:
     Cash and cash equivalents................................   $    30                                                    $    30
     Trade receivables, net...................................       350      $  (350)                                        --
     Inventories..............................................       206         (206)                                        --
     Other current assets.....................................        14          (12)                                            2
                                                                ---------   -----------                                    ---------
          Total current assets................................       600         (568)                                           32
Property, plant and equipment -- net..........................       834         (834)                                        --
Other non-current assets:
     Investments, note receivable and other assets............       465         (102)                                          363
                                                                                             $   495(b)         $   7(c)
     Investment in Partnership................................     --                            345(d)           200(e)      1,047
                                                                ---------   -----------   -------------      -----------   ---------
Total assets..................................................   $ 1,899      $(1,504)       $   840            $ 207       $ 1,442
                                                                ---------   -----------   -------------      -----------   ---------
                                                                ---------   -----------   -------------      -----------   ---------
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable............................................   $   150                                                    $   150
     Current maturities of long term debt.....................         2      $    (2)(f)                                     --
     Trade accounts payable...................................       154         (154)                          $ 154(e)        154
     Income taxes payable.....................................        12                                                         12
                                                                                                                   46(e)
     Accrued expenses and other liabilities...................        67          (52)                             12(c)         73
                                                                ---------   -----------                      -----------   ---------
          Total current liabilities...........................       385         (208)                            212           389
Non-current liabilities:
     Long term debt...........................................       743         (743)(f)                                     --
     Note payable to Partnership..............................     --                        $   345(d)                         345
     Deferred income taxes....................................       170                          (8)(b)           (2)(c)       160
     Other liabilities........................................        73          (36)                                           37
                                                                ---------   -----------   -------------      -----------   ---------
          Total liabilities...................................     1,371         (987)           337              210           931
                                                                ---------   -----------   -------------      -----------   ---------
Stockholders' equity:
     Preferred stock (par value $.01 per share, authorized
       80,000,000 shares; none issued and outstanding)........     --                                                         --
     Common stock (par value $1 per share, authorized
       250,000,000 shares; issued and outstanding 80,000,000
       shares)................................................        80                                                         80
     Paid in capital..........................................       158                                                        158
     Retained earnings........................................       290                         (14)(b)           (3)(c)       273
     Invested capital.........................................     --            (517)           517(b)                       --
                                                                ---------   -----------   -------------      -----------   ---------
          Total stockholders' equity..........................       528         (517)           503               (3)          511
                                                                ---------   -----------   -------------      -----------   ---------
Total liabilities and stockholders' equity....................   $ 1,899      $(1,504)       $   840            $ 207       $ 1,442
                                                                ---------   -----------   -------------      -----------   ---------
                                                                ---------   -----------   -------------      -----------   ---------

------------
 (a) Commencing January 1, 1998, Lyondell will account for its investment in Lyondell Methanol using the equity method of accounting rather than consolidation. The financial position of Lyondell as of June 30, 1997, has been presented on an adjusted basis as if the change in accounting method had been effective January 1, 1997.
 (b) To reflect Lyondell's investment in the Partnership, representing the historical net book value of the contributed assets and liabilities reduced by Lyondell's 57% of severance and relocation costs to be paid by the Partnership and related tax effect.
 (c) To record the accrual of transaction costs ($7) and severance costs ($5), including the related tax effect ($2), relating to the formation of the Partnership to be borne by Lyondell.
 (d) To record the $345 note payable to and corresponding additional investment in the Partnership.
 (e) To reflect accounts payable and certain accrued liabilities which will not be contributed to the Partnership.
 (f) Although the Partnership will assume primary liability for such debt from Lyondell, Lyondell will remain liable to the holders of such debt.

                         LYONDELL PETROCHEMICAL COMPANY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                 (IN MILLIONS)


                                                                       SIX MONTHS ENDED JUNE 30, 1997
                                                      -----------------------------------------------------------------
                                                                      LESS
                                                                   CONTRIBUTED    INVESTMENT IN                    PRO
                                                      ACTUAL(a)     BUSINESS       PARTNERSHIP     ADJUSTMENTS    FORMA
                                                      ---------    -----------    -------------    -----------    -----
Sales and other operating revenues.................    $ 1,460       $(1,460)                                     $--
Equity investment income:
     Partnership...................................      --                           $ 188(b)                     188
     Refining business.............................         27                                                      27
     Methanol business.............................         27                                                      27
                                                      ---------                      ------                       -----
                                                            54                          188                        242
Cost of goods sold.................................      1,134        (1,134)                                      --
Depreciation and amortization......................         41           (41)                                      --
Selling, general and administrative expenses.......         95           (80)                                       15
                                                      ---------    -----------       ------                       -----
     Operating income..............................        244          (205)           188                        227
Interest expense...................................        (41)           35                          $ (11)(c)    (17)
Interest income....................................          6                                                       6
                                                      ---------    -----------       ------           -----       -----
Income before provision for income taxes...........        209          (170)           188             (11)       216
Provision for income taxes.........................         76           (62)            69(d)           (4)(d)     79
                                                      ---------    -----------       ------           -----       -----
Net income.........................................    $   133       $  (108)         $ 119           $  (7)      $137
                                                      ---------    -----------       ------           -----       -----
                                                      ---------    -----------       ------           -----       -----
Net income per share (80,000,000 shares
  outstanding).....................................    $  1.67                                                   $1.71
                                                      ---------                                                  -----
                                                      ---------                                                  -----


                                                                        YEAR ENDED DECEMBER 31, 1996
                                                      -----------------------------------------------------------------
                                                                      LESS
                                                                   CONTRIBUTED    INVESTMENT IN                    PRO
                                                      ACTUAL(a)     BUSINESS       PARTNERSHIP     ADJUSTMENTS    FORMA
                                                      ---------    -----------    -------------    -----------    -----
Sales and other operating revenues.................    $ 2,515       $(2,515)                                     $--
Gain on sale of assets.............................         30                                                      30
Equity investment income:
     Partnership...................................      --                           $ 242(b)                     242
     Refining business.............................          2                                                       2
     Methanol business.............................         35                                                      35
                                                      ---------                      ------                       -----
                                                            37                          242                        279
Cost of goods sold.................................      2,068        (2,068)                                      --
Depreciation and amortization......................         67           (67)                                      --
Selling, general and administrative expenses.......        173          (157)                                       16
                                                      ---------    -----------       ------                       -----
Operating income...................................        274          (223)           242                        293
Interest expense...................................        (79)           65                          $ (21)(c)    (35)
Interest income....................................          1                                                       1
                                                      ---------    -----------       ------           -----       -----
Income before provision for income taxes...........        196          (158)           242             (21)       259
Provision for income taxes.........................         70           (56)            86(d)           (8)(d)     92
                                                      ---------    -----------       ------           -----       -----
Net income.........................................    $   126       $  (102)         $ 156           $ (13)      $167
                                                      ---------    -----------       ------           -----       -----
                                                      ---------    -----------       ------           -----       -----
Net income per share (80,000,000 shares
  outstanding).....................................    $  1.58                                                   $2.09
                                                      ---------                                                  -----
                                                      ---------                                                  -----

                                                   (See notes on following page)

Notes to Unaudited Pro Forma Consolidated Statements of Income:

     (a) Commencing January 1, 1998, Lyondell will account for its investment in Lyondell Methanol using the equity method of accounting rather than consolidation. Actual 1997 and 1996 results have been adjusted to present the results of operations of Lyondell using the equity method of accounting for Lyondell's investment in Lyondell Methanol as if the method of accounting had been effective January 1, 1996.


     (b) To reflect the sum of Lyondell's 57% share of the pro forma Partnership net income for the period and the amortization of the difference between the carrying value of Lyondell's investment and Lyondell's underlying equity in the Partnership ($174 and $14, respectively, for the 1997 period and $214 and $28, respectively, for the 1996 period.)


     (c) To record interest expense on the $345 note payable to the Partnership at an assumed annual interest rate of 6.2% for the 1996 period and 6.0% for the 1997 period.

     (d) To record the tax effect of adjustments (b) and (c) above at 36.4% for the 1997 period and 35.7% for the 1996 period.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA OF MILLENNIUM

                           MILLENNIUM CHEMICALS INC.
                       SELECTED HISTORICAL FINANCIAL DATA
                                 (IN MILLIONS)

                                               SIX MONTHS ENDED      YEARS ENDED      THREE MONTHS        FISCAL YEARS ENDED
                                                   JUNE 30,         DECEMBER 31,         ENDED               SEPTEMBER 30,
                                               ----------------   -----------------   DECEMBER 31,   ------------------------------
                                                1997     1996      1996      1995         1994        1994     1993        1992
                                               ------   -------   -------   -------   ------------   ------   -------   -----------
                                                 (UNAUDITED)                                                            (UNAUDITED)

Income statement data:
     Net sales................................ $1,607   $ 1,510   $ 3,040   $ 3,800     $    908     $3,288   $   862     $   920
     Operating income(a)......................    198       115       283       842          203        344       139         181
     Income from continuing
       operations(a)(b).......................    102        93       141       331           84         66       103         138
     Net income (loss)(a)(b)(c)...............    102    (3,111)   (2,701)      349           96         94       123         194
Balance sheet data (at period end):
     Property, plant and equipment............  2,015     1,925     2,031     2,262        2,153      2,179     2,264         419
     Total assets.............................  5,065     6,140     5,601    10,043       10,024      9,691    10,135       5,182
     Long term debt...........................  1,787     3,311     2,360     3,304        3,274      2,289     2,704          32
     Total liabilities........................  3,669     5,513     4,283     5,242        5,166      5,053     4,692         663
     Stockholders'
       equity/invested capital(d).............  1,396       627     1,318     4,801        4,858      4,638     5,443       4,519
Other data (with respect to continuing
  operations):
     Depreciation and amortization............    106       102       201       241           59        247        44          38
     Capital expenditures.....................     74       153       285       276           30        109        28          43

------------

 (a) The June 30, 1996 and December 31, 1996 amounts include the effects of non-recurring charges of $60 ($39 after tax) and $75 ($48 after-tax), respectively, to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 and provide for the costs associated with the closure of certain of these facilities.

 (b) These 1996 amounts include a gain of $210 ($86 after-tax) resulting from the sale in March 1996 of a 73.6% equity interest in Suburban Propane. In 1995 and fiscal 1994, Suburban Propane is included as a continuing operation.

 (c) These 1996 amounts include the effects of a non-cash after-tax charge of $3,206 relating to discontinued operations as a result of the adoption of the long-lived asset carrying value methodology provided by Statement of Financial Accounting Standards No. 121 ('SFAS 121'). The discontinued operations were sold to Hanson on October 6, 1996, in connection with the Demerger.

 (d) Includes net assets of the discontinued operations: $597 at June 30, 1996 after giving effect to the adoption of SFAS 121; $3,772 at December 31, 1995; $3,757 at December 31, 1994; $3,757 at September 30, 1994; $3,935 at
     September 30, 1993; and $3,818 at September 30, 1992.

                        MILLENNIUM CONTRIBUTED BUSINESS
                       SELECTED HISTORICAL FINANCIAL DATA
                                 (IN MILLIONS)

                                                SIX MONTHS ENDED
                                                    JUNE 30,                   YEARS ENDED DECEMBER 31,
                                                ----------------    ----------------------------------------------
                                                 1997      1996      1996      1995      1994     1993(a)   1992(a)
                                                ------    ------    ------    ------    ------    ------    ------
                                                  (UNAUDITED)                                       (UNAUDITED)

Income statement data:
     Net sales...............................   $1,011    $  885    $1,860    $1,932    $1,645    $1,399    $1,491
     Operating income (loss).................      149        87       248       495       210       (33)       25
     Net income (loss).......................       61        21        92       243        68       (24)       16
Balance sheet data (at period end):
     Property, plant and equipment...........    1,305     1,331     1,335     1,237     1,224     1,283     1,311
     Total assets............................    3,027     3,055     3,121     2,977     2,978     3,046     1,797
     Long term debt..........................    1,004     1,009     1,009     1,013     1,016     1,020     1,024
     Total liabilities.......................    1,219     1,270     1,286     1,285     1,345     1,397     1,136
     Invested capital........................    1,808     1,785     1,835     1,692     1,633     1,649       661
Other data:
     Depreciation and amortization...........       66        61       122       125       129       138       133
     Capital expenditures....................       20       139       189       107        38        83        75

------------

 (a) The periods ended prior to September 30, 1993 reflect the results of operations, assets and liabilities of the Contributed Business on Quantum's historical basis (prior to its acquisition by Hanson).

                           MILLENNIUM CHEMICALS INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN MILLIONS)


                                                                      LESS
                                                                   CONTRIBUTED   INVESTMENT IN                    PRO
                                                         ACTUAL     BUSINESS      PARTNERSHIP    ADJUSTMENTS     FORMA
                                                         ------    -----------   -------------   -----------     ------
                        ASSETS
Current assets:
     Cash and cash equivalents.........................  $   26                                                  $   26
                                                                                                   $   285(a)
     Trade receivables, net............................     500      $  (285)                         (285)(b)      215
     Inventories.......................................     444         (239)                                       205
     Other current assets..............................      57          (16)                                        41
                                                         ------    -----------                   -----------     ------
          Total current assets.........................   1,027         (540)                       --              487
Property, plant and equipment -- net...................   2,015       (1,305)                                       710
Other non-current assets:
                                                                                                       (35)(a)
                                                                                                        35(b)
     Investment in Partnership.........................    --                       $ 1,792(d)         133(h)     1,925
     Other assets......................................     281          (27)                                       254
     Goodwill..........................................   1,742       (1,155)                                       587
                                                         ------    -----------   -------------   -----------     ------
Total assets...........................................  $5,065      $(3,027)       $ 1,792        $   133       $3,963
                                                         ------    -----------   -------------   -----------     ------
                                                         ------    -----------   -------------   -----------     ------
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable.....................................  $   82                                                  $   82
     Current maturities of long term debt..............       6      $    (2)                                         4
     Trade accounts payable............................     153          (64)                      $    64(h)       153
     Income taxes payable..............................     113                                                     113
     Accrued expenses and other liabilities............     367         (106)       $    69(h)          17(c)       347
                                                         ------    -----------   -------------   -----------     ------
          Total current liabilities....................     721         (172)                          150          699
Non-current liabilities:
     Long term debt....................................   1,787           (2)                       (1,000)(b)(e)   785
                                                                                                       750(f)
     Millennium Contributed Debt.......................    --         (1,000)                          250(a)      --
     Deferred income taxes.............................     131                          (7)(d)         (7)(c)      117
     Other liabilities.................................   1,030          (45)                                       985
                                                         ------    -----------   -------------   -----------     ------
          Total liabilities............................   3,669       (1,219)            (7)           143        2,586
                                                         ------    -----------   -------------   -----------     ------
Stockholders' equity:
     Preferred stock (par value $.01 per share,
       authorized 25,000,000 shares; none issued and
       outstanding)....................................    --                                                      --
     Common stock (par value $.01 per share, authorized
       225,000,000 shares; issued and outstanding
       77,324,605 shares)..............................       1                                                       1
     Paid in capital...................................   1,334                                                   1,334
     Retained earnings.................................     117                          (9)(d)        (24)(c)(g)    84
     Unearned restricted stock.........................     (59)                                        14(g)       (45)
     Cumulative translation adjustment.................       3                                                       3
     Invested capital..................................    --         (1,808)         1,808(d)                     --
                                                         ------    -----------   -------------   -----------     ------
          Total stockholders' equity...................   1,396       (1,808)         1,799            (10)       1,377
                                                         ------    -----------   -------------   -----------     ------
Total liabilities and stockholders' equity.............  $5,065      $(3,027)       $ 1,792        $   133       $3,963
                                                         ------    -----------   -------------   -----------     ------
                                                         ------    -----------   -------------   -----------     ------


                                                   (See notes on following page)

Notes to Unaudited Pro Forma Consolidated Balance Sheet:

(a) To reflect accounts receivable and $250 of indebtedness of the Millennium Contributed Business to Millennium, neither of which will be contributed to the Partnership.

(b) To reflect the application of Millennium's collection of $285 of accounts receivable to reduce bank debt ($250) and make a capital contribution to the Partnership ($35).

(c) To record accrual of transaction and severance costs, including the related tax effect, relating to the formation of the Partnership to be borne by Millennium.

(d) To reflect Millennium's investment in the Partnership, representing the historical net book value of the contributed assets and liabilities reduced by Millennium's 43% of severance and relocation costs to be paid by the Partnership and related tax effect.

(e) To reflect Millennium's repayment of bank debt using the proceeds of the Partnership's repayment of the Millennium Contributed Debt described in note
    (f) below.

(f) To reflect the Partnership's repayment of the Millennium Contributed Debt of $750 (which will be assumed by the Partnership), using proceeds of the New Credit Facility. Millennium America Inc. will guarantee $750 of the Partnership's indebtedness under the New Credit Facility. See 'Financing Arrangements for the Partnership.'

(g) To reflect vesting of restricted stock held by certain Millennium Petrochemical employees under provisions of the respective incentive plans.

(h) To reflect accounts payable and certain accrued liabilities which will not be contributed to the Partnership.

                           MILLENNIUM CHEMICALS INC.
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                 (IN MILLIONS)


                                                                   SIX MONTHS ENDED JUNE 30, 1997
                                                 -------------------------------------------------------------------
                                                              LESS
                                                           CONTRIBUTED    INVESTMENT IN                        PRO
                                                 ACTUAL     BUSINESS       PARTNERSHIP     ADJUSTMENTS        FORMA
                                                 ------    -----------    -------------    -----------        ------
Net sales.....................................   $1,607      $(1,011)                                         $  596
Cost of goods sold............................    1,195         (743)                                            452
Depreciation and amortization.................      106          (66)                                             40
Selling, development and administrative
  expenses....................................      108          (53)                                             55
                                                 ------    -----------                                        ------
     Operating income.........................      198         (149)                                             49
                                                                                              $ (40)(a)
Interest expense..............................      (70)          40                             33(b)           (37)
Interest income...............................        6                                                            6
Equity earnings of Partnership................     --                         $ 119(c)                           119
Other income, net.............................       44                                                           44
                                                 ------    -----------       ------           -----           ------
Income from continuing operations before
  provision for income taxes..................      178         (109)           119              (7)             181
Provision for income taxes....................       76          (48)            52(d)           (3)(d)           77
                                                 ------    -----------       ------           -----           ------
Income from continuing operations.............   $  102      $   (61)         $  67           $  (4)          $  104
                                                 ------    -----------       ------           -----           ------
                                                 ------    -----------       ------           -----           ------
     Income per share from continuing
       operations (76,477,055 shares
       outstanding)...........................   $ 1.33                                                       $ 1.36
                                                 ------                                                       ------
                                                 ------                                                       ------


                                                                    YEAR ENDED DECEMBER 31, 1996
                                                 -------------------------------------------------------------------
                                                              LESS
                                                           CONTRIBUTED    INVESTMENT IN                        PRO
                                                 ACTUAL     BUSINESS       PARTNERSHIP     ADJUSTMENTS        FORMA
                                                 ------    -----------    -------------    -----------        ------
Net sales.....................................   $3,040      $(1,860)                                         $1,180
Cost of goods sold............................    2,264       (1,381)                                            883
Depreciation and amortization.................      201         (122)                                             79
Selling, development and administrative
  expenses....................................      217         (109)                                            108
Impairment of assets and related costs........       75                                                           75
                                                 ------    -----------                                        ------
     Operating income.........................      283         (248)                                             35
                                                                                              $ (80)(a)
Interest expense..............................     (214)          80                             68(b)          (146)
Interest income...............................       37                                                           37
Equity earnings of Partnership................     --                         $ 138(c)                           138
Gain on sale of Suburban Propane..............      210                                                          210
Other income, net.............................       14                                                           14
                                                 ------    -----------       ------           -----           ------
Income from continuing operations before
  provision for income taxes..................      330         (168)           138             (12)             288
Provision for income taxes....................      189          (76)            62(d)           (2)(d)          173
                                                 ------    -----------       ------           -----           ------
Income from continuing operations.............   $  141      $   (92)         $  76           $ (10)          $  115
                                                 ------    -----------       ------           -----           ------
                                                 ------    -----------       ------           -----           ------
Income per share from continuing operations
  (76,477,055 shares outstanding).............   $ 1.84                                                       $ 1.50
                                                 ------                                                       ------
                                                 ------                                                       ------

------------
(a) To eliminate interest income on the Millennium Contributed Debt of $1,000 at 8% per annum.

(b) To reduce interest expense due to repayment of bank debt using proceeds from the Partnership's repayment of the Millennium Contributed Debt and the collection of accounts receivable not contributed to the Partnership (an aggregate of $1,000 at 6.6% per annum for the 1997 period and 6.8% per annum for the 1996 period).


(c) To reflect the sum of Millennium's 43% share of the pro forma Partnership net income for the period and the amortization of the difference between the carrying value of Millennium's investment and Millennium's underlying equity in the Partnership ($131 and ($12), respectively, for the 1997 period and $162 and ($24), respectively, for the 1996 period).



(d) To reflect the tax effect of (a), (b) and (c) above at 42.7% for the 1997 period and 59.8% for the 1996 period.

UNAUDITED PRO FORMA FINANCIAL DATA OF THE PARTNERSHIP

                                THE PARTNERSHIP
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN MILLIONS)

                                                                           CONTRIBUTED
                                                                           BUSINESSES
                                                                      ---------------------    COMBINED                     PRO
                                                                      LYONDELL   MILLENNIUM   BUSINESSES   ADJUSTMENTS     FORMA
                                                                      --------   ----------   ----------   -----------     ------
                               ASSETS
Current assets:
     Trade accounts receivable -- net...............................   $  350      $  285       $  635        $(285)(a)    $  350
     Inventories....................................................      206         239          445                        445
     Prepaid expenses and other current assets......................       12          16           28                         28
                                                                      --------   ----------   ----------   -----------     ------
          Total current assets......................................      568         540        1,108         (285)          823
Property, plant and equipment -- net................................      834       1,305        2,139                      2,139
Other non-current assets:
     Goodwill.......................................................                1,155        1,155                      1,155
                                                                                                                  5(b)
     Other assets...................................................      102          27          129           35(d)        169
                                                                      --------   ----------   ----------   -----------     ------
          Total assets..............................................   $1,504      $3,027       $4,531        $(245)       $4,286
                                                                      --------   ----------   ----------   -----------     ------
                                                                      --------   ----------   ----------   -----------     ------
                 LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable.........................................   $  154      $   64       $  218        $(218)(h)    $ --
     Current maturities of long term debt...........................        2           2            4                          4
                                                                                                               (115)(h)
                                                                                                                (28)(d)
     Other accrued liabilities......................................       52         106          158           38(i)         53
                                                                      --------   ----------   ----------   -----------     ------
          Total current liabilities.................................      208         172          380         (323)           57
Non-current liabilities:
                                                                                                                755(e)
     Long term debt.................................................      743           2          745          (35)(f)     1,465
                                                                                                               (750)(g)
     Indebtedness to Millennium.....................................    --          1,000        1,000         (250)(a)      --
     Other liabilities..............................................       36          45           81          (13)(d)        68
                                                                      --------   ----------   ----------   -----------     ------
          Total liabilities.........................................      987       1,219        2,206         (616)        1,590
Partners' capital
     Contributed capital............................................      517       1,808        2,325          716         3,041
     Note receivable from Lyondell..................................                                           (345)(c)      (345)
                                                                      --------   ----------   ----------   -----------     ------
          Total partners' capital...................................      517       1,808        2,325          371         2,696
                                                                      --------   ----------   ----------   -----------     ------
          Total liabilities and partners' capital...................   $1,504      $3,027       $4,531        $(245)       $4,286
                                                                      --------   ----------   ----------   -----------     ------
                                                                      --------   ----------   ----------   -----------     ------

------------

(a) To reflect accounts receivable and certain indebtedness of the Millennium Contributed Business to Millennium, neither of which will be contributed to the Partnership.

(b) To record certain transaction costs related to the formation of the Partnership. Such costs will be funded using proceeds from the New Credit Facility.

(c) To reflect the note receivable from Lyondell as a reduction of Partners' capital in accordance with the rules and regulations of the SEC. Such note receivable is also reflected as contributed capital.

(d) To conform Millennium's major maintenance turnaround policy to Lyondell's method which will be adopted by the Partnership. See Note 2 to the financial statements of the Lyondell Contributed Business and Note 2 to the financial statements of the Millennium Contributed Business. See 'Index to Financial Statements.'

(e) To reflect borrowings under the New Credit Facility.

(f) To reflect a capital contribution by Millennium of $35 representing collections on accounts receivable not contributed to the Partnership in excess of $250. This amount is reflected as a reduction of borrowings under the New Credit Facility.

(g) To reflect repayment of the Millennium Contributed Debt, which will be assumed by the Partnership ($750).

(h) To reflect accounts payable and certain accrued liabilities of Lyondell and Millennium which will not be contributed to the Partnership.

(i) To reflect the accrual of severance and relocation costs to be paid by the Partnership.

                                THE PARTNERSHIP
                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                                 (IN MILLIONS)


                                                                            SIX MONTHS ENDED JUNE 30, 1997
                                                                   -------------------------------------------------
                                                                        CONTRIBUTED
                                                                         BUSINESSES
                                                                   ----------------------                      PRO
                                                                   LYONDELL    MILLENNIUM    ADJUSTMENTS      FORMA
                                                                   --------    ----------    -----------      ------

Net sales.......................................................    $1,460       $1,011                       $2,471
Operating costs and expenses:
     Cost of goods sold.........................................     1,134          743                        1,877
     Depreciation and amortization..............................        41           66                          107
     Selling, development and administrative expenses...........        80           53                          133
                                                                   --------    ----------                     ------
Operating income................................................       205          149                          354
                                                                                                $  40(b)
Interest expense................................................       (35)         (40)          (25)(c)        (60)
Interest income.................................................                                   11(d)          11
                                                                   --------    ----------    -----------      ------
Income before income taxes......................................       170          109            26            305
Provision for income taxes......................................        62           48          (110)(e)       --
                                                                   --------    ----------    -----------      ------
Net income......................................................    $  108       $   61         $ 136         $  305
                                                                   --------    ----------    -----------      ------
                                                                   --------    ----------    -----------      ------


                                                                              YEAR ENDED DECEMBER 31, 1996
                                                                    ------------------------------------------------
                                                                    CONTRIBUTED BUSINESSES
                                                                    ----------------------                     PRO
                                                                    LYONDELL    MILLENNIUM    ADJUSTMENTS     FORMA
                                                                    --------    ----------    -----------     ------
                                                                                     (IN MILLIONS)

Net sales........................................................    $2,515       $1,860                      $4,375
Operating costs and expenses:
     Cost of goods sold..........................................     2,068        1,381                       3,449
     Depreciation and amortization...............................        67          122                         189
     Selling, development and administrative expenses............       157          109         $   1(a)        267
                                                                    --------    ----------    -----------     ------
Operating income.................................................       223          248            (1)          470
                                                                                                    80(b)
Interest expense.................................................       (65)         (80)          (50)(c)      (115)
Interest income..................................................                                   21(d)         21
                                                                    --------    ----------    -----------     ------
Income before income taxes.......................................       158          168            50           376
Provision for income taxes.......................................        56           76          (132)(e)      --
                                                                    --------    ----------    -----------     ------
Net income.......................................................    $  102       $   92         $ 182        $  376
                                                                    --------    ----------    -----------     ------
                                                                    --------    ----------    -----------     ------

------------

 (a) To reflect amortization of capitalized transaction costs to be borne by the Partnership.

 (b) To eliminate interest on the Millennium Contributed Debt, which will be assumed and repaid by the Partnership of $1,000 at 8.0% per annum.

 (c) To reflect interest on assumed average borrowings of $850 under the New Credit Agreement during both periods at an assumed rate of 6.0% per annum for the 1997 period and 5.9% per annum for the 1996 period.

 (d) To reflect interest income on the $345 note receivable from Lyondell at an assumed interest rate of 6.2% per annum for the 1997 period and 6.0% per annum for the 1996 period.

 (e) To eliminate income tax expense of the Contributed Businesses, which will be borne by the partners.

                BUSINESSES TO BE CONTRIBUTED TO THE PARTNERSHIP

LYONDELL

     Lyondell will contribute to the Partnership the Lyondell Contributed Business, which consists of the production, distribution and sale of petrochemicals and polymers. Its facilities are located in Channelview, Matagorda County, Mont Belvieu, Pasadena and Victoria, Texas. Lyondell's interests in Lyondell Methanol and LYONDELL-CITGO Refining will not be contributed to the Partnership. However, the Partnership will enter into arrangements (i) to provide operating and other services for Lyondell Methanol, and (ii) to provide marketing and other services for LYONDELL-CITGO Refining, all of which will be on commercially reasonable terms.

     A more complete description of the businesses which are owned and operated by Lyondell is included in Lyondell's Annual Report on Form 10-K for the year ended December 31, 1996 and Lyondell's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997. Such reports also include a 'Management's Discussion and Analysis of Financial Conditions and Results of Operations' section which discusses the businesses that Lyondell is contributing to the Partnership. See 'Where You Can Find More Information.'

     Through the year ended December 31, 1996, Lyondell reported its results of operations in two segments, petrochemicals and refining. In 1997, Lyondell began reporting the results of its polymers operations as a separate segment (rather than as part of the petrochemicals segment).

PETROCHEMICALS OPERATIONS

     CHANNELVIEW FACILITY. Lyondell's Channelview petrochemical complex (the 'Channelview Facility') is located in Channelview, Texas, 20 miles east of Houston. The Channelview Facility includes two large olefins plants and related processing units that produce ethylene, propylene, butadiene, butylenes, benzene, toluene, hydrogen and certain specialty products, such as isoprene, dicyclopentadiene, resin oils and piperylenes, along with gasoline blendstocks and heavy liquid fuels. Lyondell's petrochemicals products are used to manufacture intermediate chemicals, which are primarily used in a variety of consumer and industrial products. Petrochemicals are fundamental to many segments of the economy, including the production of consumer products, housing components, automotive products and other durable and non-durable goods. Ethylene is the most significant petrochemical in terms of worldwide production volume and is the key building block for a large number of chemicals. With the wide proliferation of end-use products derived from ethylene during the past several decades, especially as plastics have developed into low-cost, high performance substitutes for a wide range of materials such as metals and paper, U.S. ethylene consumption has grown by an average annual rate of more than four percent.

POLYMERS OPERATIONS

     BAYPORT FACILITY. The Bayport Facility converts propylene and ethylene into polypropylene and LDPE that is sold into markets for end use products. The Bayport Facility is connected by pipeline to Lyondell's Mont Belvieu Facility for feedstock supply.

     MATAGORDA FACILITY. The Matagorda Facility converts ethylene and small amounts of comonomer into HDPE. In 1996, a significant portion of the ethylene converted at the Matagorda Facility was supplied by the Channelview Facility via exchange agreements. The Matagorda Facility features three independent reaction and finishing process lines that employ the Nissan slurry polymerization technology. This enables Lyondell to produce a wide variety of resins for blown film, blow molding and injection molding applications.

     VICTORIA FACILITY. The Victoria Facility converts ethylene and small amounts of comonomer into HDPE resins. In 1996, a significant portion of the ethylene converted at the Victoria Facility was supplied by the Channelview Facility via exchange agreements. The Victoria Facility features solution polymerization technology that minimizes the presence of catalyst residues resulting in resins with excellent organoleptic properties (no taste or odor) and extremely low moisture vapor transmission rates. This enables Lyondell to produce a wide variety of film and injection molding resins for use in consumer products and industrial applications.

     POLYMERS TECHNOLOGY CENTER. Research and development is conducted in a catalyst laboratory with state-of-the-art analytical capabilities in Alvin, Texas (the 'Technology Center'). The Technology Center provides product and process technology support for Lyondell's polymers operations and its customers.

     The following table outlines the principal products of the Lyondell Contributed Business and their uses:

              PRODUCT                                            PRIMARY USES
------------------------------------  ------------------------------------------------------------------
Ethylene............................  Ethylene is used as a feedstock to manufacture polyethylene which is used in products such as trash bags, packaging film, toys, housewares and milk containers. Ethylene also is used to produce ethylene oxide (used to produce ethylene glycol which is used to produce antifreeze and polyester fibers), ethylene dichloride
                                      (used to produce polyvinyl chloride for pipe and other vinyl products), ethylbenzene (used to produce styrene, which in turn is used to produce polystyrene for packaging and containers) and alpha olefins (used in the manufacture of detergents, as well as other intermediate chemicals.)
Propylene...........................  Propylene is used to produce polypropylene, acrylonitrile, propylene oxide and oxo products. Polypropylene is used in products such as carpets, food packaging, upholstery, automobile parts and plastic bottles. Acrylonitrile is used in clothing and high impact plastics. Propylene oxide is used in polyurethane foams for furniture and insulation. Oxo products are used in industrial solvents, as well as other intermediate chemicals.
Butadiene...........................  Butadiene is used to manufacture styrene butadiene rubber and polybutadiene rubber, which are used in the manufacture of tires, and other rubber products. Butadiene is also used in the
                                      production of nylon and acrylonitrile-butadiene-styrene plastics.
Aromatics...........................  Aromatics products include benzene and toulene. Benzene is used to produce styrene, phenol and nylon. Toluene is used as an octane enhancer for benzene production and in urethane chemicals. These products are used in the production of plastics, rubber fibers for carpet and apparel, in gasoline and in polyurethane foams used in seat cushions.
Specialty Products..................  Specialty products include feedstocks for the production of various types of hydrocarbon resins and unsaturated polyester resins. These products are used in the production of inks, adhesives, paints and varnishes, rubber and fiberglass.
MTBE................................  MTBE is an octane enhancer and clean fuel additive in reformulated gasoline.
HDPE................................  HDPE is used in plastic films for grocery and merchandise carry-out sacks, trash can liners, food produce bags and housing insulation, molded and extruded plastic for packaging food items and plastic drink cups, safety equipment, detergent/motor oil bottles.
Polypropylene.......................  Polypropylene is used for fibers for carpets, rugs, upholstery;
                                      housewares; plastic caps and seals for consumer items such as shampoo and household cleaners.
LDPE................................  LDPE is used for plastic films for packaging items such as ice and bread, plastic bottles for packaging food and medicines.

     The following table shows the current annual rated capacity for certain of the principal products of the Lyondell Contributed Business.

PRODUCT
--------------------------------------------------------------------------    RATED CAPACITY(a)
                                                                               AT DECEMBER 31,
                                                                                    1996
                                                                             -------------------
                                                                             (MILLIONS OF POUNDS
                                                                                 PER ANNUM)

Ethylene (pounds).........................................................          3,850
Propylene (pounds)........................................................          2,250
Butadiene (pounds)........................................................            615
MTBE (gallons)............................................................            199
Aromatics (gallons).......................................................            130
HDPE......................................................................          1,500(b)
Polypropylene.............................................................            400
LDPE......................................................................            140

------------

 (a) The term 'rated capacity,' as used in this table and throughout this Joint Proxy Statement, is calculated by estimating the number of days in a typical year that a production unit of a plant is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit's optimal daily output based on the design feedstock mix. Because the rated capacity of a production unit is an estimated amount, the actual production volumes may be more or less than rated capacity.

 (b) Lyondell is undertaking a debottleneck project at its Victoria Facility that will expand the plant's HDPE capacity by approximately 25% to 575 million pounds and is scheduled to be completed in 1998. In addition, Lyondell has previously announced plans to expand HDPE capacity by an additional 440 million pounds.

                            ------------------------

     MONT BELVIEU FACILITY. Feedstocks for Lyondell's facilities and products are stored at Lyondell's Mont Belvieu, Texas storage facility ('Mont Belvieu Facility'). The Mont Belvieu Facility is connected by a comprehensive pipeline system to the Channelview Facility.

     FEEDSTOCKS. The primary feedstocks used in the production of olefins are natural gas liquids feedstocks including ethane, propane and butane (collectively, 'NGLs') and naphtha, condensates and gas oils (collectively, 'Petroleum Liquids'). As of January 1, 1997, approximately 40% of domestic industry-wide ethylene capacity was limited to NGL feedstocks, and the remaining capacity could process to some extent both NGLs and Petroleum Liquids. Olefins plants with the flexibility to consume a wide range of feedstocks are better able to maintain higher levels of profitability during periods of changing energy and petrochemicals prices than olefin plants that are restricted in their feedstock processing capability. Feedstock cost is generally the largest element of total cost for the petrochemicals business.

     Petroleum Liquids have had a significant historical variable margin advantage over ethane and propane. The industry margin differential between these feedstocks has been typically between one and four cents per pound of ethylene. Lyondell has the capability to capture this differential at the Channelview Facility due to its feedstock flexibility. Lyondell's olefins plants can process feedstocks of 100% Petroleum Liquids or up to 90% NGLs.

     Lyondell obtains a portion of its olefins feedstock requirements from LYONDELL-CITGO Refining (NGLs, naphtha and gas oil) and additional olefins feedstock in the form of petroleum condensates pursuant to a contract with an affiliate of a foreign government. The remainder of its Petroleum Liquids requirements are obtained under short-term contracts or on the spot market from a variety of foreign and domestic sources. Lyondell also purchases NGLs from a wide variety of domestic sources, many of which have pipeline connections to Lyondell's facilities.

     The ethylene and propylene converted at the Bayport Facility are supplied by the Channelview Facility either directly or via exchange arrangements. Under a supply agreement with Occidental Chemical Company, portions of Lyondell's ethylene supply needs at the Victoria and Matagorda

Facilities are supplied by Occidental. In 1996 Lyondell began supplying significant amounts of ethylene from its Channelview Facility to the Victoria and Matagorda Facilities via exchange arrangements.

     MARKETING, SALES AND DISTRIBUTION. Lyondell sells a majority of its olefins products to customers with whom it has long-standing relationships. Sales generally are made pursuant to written agreements which typically provide for monthly negotiation of price. The parties are contractually committed to monthly price terms. Nonetheless, in some cases, if the parties fail to agree on a monthly price, deliveries may be suspended for the month. The contracts typically require the customer to purchase a specified minimum quantity. Contract terms are typically three to six years with automatic one or two year term extension provisions. Some contracts are subject to early termination if deliveries have been suspended for several months.

     Most of Lyondell's ethylene and propylene is shipped or exchanged via an extensive pipeline system which has connections to numerous Gulf Coast ethylene and propylene consumers. The pipeline system is owned by ARCO PipeLine Company, and substantially all of it is leased by Lyondell under long-term leasing arrangements. Lyondell has exchange agreements with other olefins producers which allow access to customers who are not directly connected to the pipeline system. Some propylene is shipped by ocean-going vessel. Butadiene, methanol, aromatics and other petrochemicals are distributed by pipeline, railcar, truck, barge or ocean-going vessel.

     Lyondell's polymers products are primarily sold to established customers, many under term contracts, typically having a duration of one to four years. The remainder is generally sold without contractual term commitments. In either case, in most of the continuous supply relationships, prices are subject to change upon mutual agreement between Lyondell and the customer. Polymers are primarily distributed via railcar. Lyondell owns or leases, pursuant to long-term lease arrangements, approximately 3,200 railcars for use in its polymers business.

MILLENNIUM


     Millennium Petrochemicals, an indirect wholly-owned subsidiary of Millennium, will contribute to the Partnership the Millennium Contributed Business, which consists of the production, distribution and sale of ethylene, polyethylene and related products, polypropylene and other performance polymers and ethyl alcohol. Its plants are located in Clinton, Iowa; Crockett, Texas; LaPorte, Texas; Port Arthur, Texas; Chocolate Bayou, Texas; Tuscola, Illinois; Morris, Illinois; Fairport Harbor, Ohio; Heath, Ohio; Newark, New Jersey and Anaheim, California, and its research facilities are located in Cincinnati, Ohio and Morris, Illinois. Certain assets of Millennium Petrochemicals such as those used to produce VAM, acetic acid and methanol, and Millennium Petrochemicals' headquarters facility in Cincinnati, Ohio will not be contributed to the Partnership. See 'The Asset Contribution Agreements -- Excluded Assets.' Millennium Petrochemicals expects to collect $250 million as a result of the retention of its accounts receivable that relate to petrochemicals products sold before completion of the Joint Venture Transaction.


     A more complete description of these businesses which are owned and operated by Millennium Petrochemicals is included in Millennium's Annual Report on Form 10-K for the year ended December 31, 1996 and Millennium's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997. Such reports also include a 'Management's Discussion and Analysis of Financial Conditions and Results of Operations' section which discusses the businesses that Millennium is contributing to the Partnership. See 'Where You Can Find More Information.'

     OVERVIEW. The following is a description of the principal products of the Millennium Contributed Business and their uses:

                  PRODUCT                                           PRIMARY USES
-------------------------------------------  -----------------------------------------------------------

POLYETHYLENE AND RELATED PRODUCTS:
LDPE.......................................  Packaging for meats and produce, household wraps, toys, housewares and coatings for paper, milk and juice cartons.
HDPE.......................................  Blow molded bottles for milk, juices and detergents, industrial drums, injection-molded household goods and
                                             toys, and consumer packaging.
Linear Low Density Polyethylene
  ('LLDPE')................................  Heavy duty bags, stretch wrap, container lids, trash and merchandise bags and toys.
Ethylene...................................  A raw material for polyethylene and other chemical and polymer products.
Ethyl Alcohol:
Ethyl Alcohol..............................  An ingredient in personal care products, pharmaceutical and household cleaning and other consumer products.
Ethyl Ether................................  Laboratory reagents, gasoline and diesel engine starting fluids and smokeless gun powder.
PERFORMANCE POLYMERS:
Polypropylene..............................  Battery cases, automotive components, packaging materials, luggage, housewares and appliance parts.
Colors and Concentrates....................  Stock and customer colorants, anti-block, anti-static and anti-slip additives, ultraviolet inhibitors, foaming
                                             agents, processing aids and flame retardants.
Wire and cable resins......................  Insulation for power cable, communications cable, CATV and automotive wire.
Adhesive tie layer resins..................  Food and medical packaging.
Hot melt adhesive resins...................  Sealants, caulks and adhesives.
Fuel additives.............................  Diesel fuel pour point depressants.
Rotomolding powders........................  Tanks, ductwork, bins, toys and automotive parts.
Polymeric powders..........................  Coatings for glass, metal, paper, textiles, carpets and other plastics, as well as processing aids for polyesters.

     The following table sets forth information concerning the annual rated production capacity, as of December 31, 1996, for the principal products of the Millennium Contributed Business:

PRODUCT
--------------------------------------------------------------------------    RATED CAPACITY(a)
                                                                               AT DECEMBER 31,
                                                                                    1996
                                                                             -------------------
                                                                             (MILLIONS OF POUNDS
                                                                                 PER ANNUM)

LDPE......................................................................          1,555(b)
LLDPE.....................................................................          1,130(b)
HDPE......................................................................          1,935(b)
Ethylene..................................................................          3,830
Ethyl Alcohol and Ethyl Ether.............................................             52(c)
Performance Polymers......................................................           --  (d)

------------


 (a) The term 'rated capacity,' as used in this table and throughout this Joint Proxy Statement, is defined on page 40.



 (b) HDPE rated capacity was reduced by approximately 120 million pounds as of September 30, 1997 and by an additional 120 million pounds by September 30, 1998. Millennium plans to increase rated capacity of LDPE by 115 million pounds, of LLDPE by 50 million pounds and of HDPE by 35 million pounds between 1999 and year-end 2001 by debottlenecking existing reactors.


 (c) Millions of gallons per annum.

 (d) Because performance polymers are enhanced grades of polyethylene and polypropylene, it is not meaningful to estimate rated capacity of performance polymers.

     POLYETHYLENE AND RELATED PRODUCTS. Millennium Petrochemicals is the largest United States producer of LDPE, the third largest United States producer of HDPE and the fourth largest United States producer of LLDPE, based on reported production capacities.

     Millennium Petrochemicals currently manufactures all three types of polyethylene at its La Porte, Texas production complex. In addition, it manufactures LDPE at its Morris, Illinois, Port Arthur, Texas and Clinton, Iowa complexes; HDPE at its Clinton, Iowa and Port Arthur and Chocolate Bayou, Texas complexes; and LLDPE at its Morris complex. The Morris and Clinton complexes are the only petrochemical industry polyethylene facilities located in the Midwest and enjoy a freight cost advantage over Gulf Coast producers in delivering products to customers in the Midwest and on the East Coast of the United States. Millennium Petrochemicals' polyethylene manufacturing facilities operated at an average operating rate (based on capacity) of 86% during 1996 and 85% during 1995 and fiscal 1994. For the six months ended June 30, 1997, such polyethylene manufacturing facilities operated at an average operating rate (based on capacity) of 87%.

     During 1996, Millennium Petrochemicals completed capital projects that increased its production capacity with respect to LLDPE and HDPE by approximately 17% and 11%, respectively, from 1995 levels. These projects, which were mainly funded prior to the Demerger, include the restart of 250 million pounds of annual LLDPE capacity at Morris, the conversion of 300 million pounds of annual LLDPE capacity at Port Arthur to HDPE production and construction of a 480 million pound per annum gas phase LLDPE unit at La Porte. Millennium Petrochemicals intends to shut down 120 million pounds of HDPE capacity at La Porte on September 30, 1997, and another 120 million pounds of HDPE capacity at La Porte on September 30, 1998.

     Ethylene is the principal raw material used in the production of polyethylene. Millennium Petrochemicals is currently capable of producing over
3.8 billion pounds of ethylene per annum at its La Porte, Morris and Clinton complexes.

     In addition to producing its own ethylene, Millennium Petrochemicals has contracted to purchase significant amounts of ethylene from Gulf Coast producers under certain long-term agreements at prices based on market prices. Millennium Petrochemicals sells ethylene on the spot market in excess of its requirements. Spot prices fluctuate and may be significantly less than, or significantly greater than, the prices that Millennium Petrochemicals has paid for the ethylene purchased under its long-term agreements. Millennium Petrochemicals' ethylene purchase obligations began to decline in December 1996 and will be eliminated by December 2000, unless Millennium Petrochemicals seeks extensions or new agreements. Millennium Petrochemicals' purchases of ethylene under these contracts approximated $183 million in 1996, $207 million in 1995 and $143 million in 1994. Sales of lesser quantities of excess ethylene into the spot market during the same periods resulted in losses of $13.4 million, $6.1 million and $6.4 million, respectively.

     In July 1996, Millennium and Lyondell announced the execution of a Letter of Intent with two other olefins producers for the planned construction of the Joint Olefins Venture. After the withdrawal of one of the participants in October 1996, Millennium, Lyondell and the other partner are continuing to evaluate options for the proposed plant, including alternative designs for utilizing various different feedstock mixes, as well as size, schedule and participants.

     The feedstocks for ethylene used by Millennium Petrochemicals are natural gas liquids, including ethane, propane and butane. The Millennium Contributed Business purchases its requirements for these feedstocks from outside sources (including Lyondell) and converts them into ethylene, propylene and a variety of marketable by-products at the La Porte, Morris and Clinton plants. While Millennium Petrochemicals has agreements providing for the supply of these feedstocks, the contractual prices of these feedstocks vary with market conditions and are at times highly volatile.

     Polyethylene is manufactured in pellet form and shipped in North America primarily by railcar in 180,000-pound lots. The remainder is shipped in 40,000-pound hopper trucks, 1,000-pound boxes and 50-pound bags. The Millennium Contributed Business sells its polyethylene products in the United States primarily through its own sales organization. It generally engages export sales agents to market its products in the rest of the world. The polyethylene operations have an extensive customer base.

     The polyethylene operations of the Millennium Contributed Business are subject to substantial competition from other United States and non-United States producers, including some of the world's largest chemical and integrated oil companies such as Dow Chemical Company, Union Carbide Corporation, Phillips Petroleum Company, NOVA Corporation, Chevron Corporation, Exxon Corporation, Lyondell, Eastman Chemical Company, Solvay Polymers, Formosa Plastics and Westlake Polymers. Millennium Petrochemicals competes in the polyethylene market on the basis of price, product performance and technical service.

     ETHYL ALCOHOL AND ETHYL ETHER. The Millennium Contributed Business produces synthetic ethyl alcohol at its Tuscola, Illinois plant by a direct hydration process that combines water and ethylene. Millennium Petrochemicals also owns and operates plants at Tuscola, Illinois, Newark, New Jersey and Anaheim, California for denaturing ethyl alcohol by the addition of certain chemicals. In addition, it produces small volumes of ethyl ether, a by-product of its ethyl alcohol production, at Tuscola. Tuscola has an annual production capacity of approximately 50 million gallons of synthetic ethyl alcohol and approximately 2 million gallons of ethyl ether.

     PERFORMANCE POLYMERS. The Millennium Contributed Business produces performance polymer products, which include enhanced grades of polyethylene and polypropylene. Millennium believes that, over a business cycle, average selling prices and profit margins for performance polymers tend to be higher than selling prices and profit margins for higher-volume commodity polyethylenes.

     POLYPROPYLENE. The Millennium Contributed Business manufactures polypropylene at Morris, Illinois using propylene produced as a by-product of its ethylene production as well as purchased propylene. The plant has the capacity to produce 280 million pounds of polypropylene annually for various applications in the automotive, housewares and appliance industries.

     COLORS AND CONCENTRATES. The Millennium Contributed Business produces color and concentrates at its facilities in Crockett, Texas; Fairport Harbor, Ohio and Heath, Ohio. Color and concentrates are polyethylene compounds impregnated with additives and/or pigments and sold to converters who mix the compounds with larger volumes of polymers, including polyethylene, to produce various products.

     WIRE AND CABLE RESINS. The Millennium Contributed Business produces polyethylene and polypropylene resins and compounded resins, used in various wire and cable applications, including insulation and jacketing for telecommunications, CATV electrical power cable and automotive wiring.

     ADHESIVE TIE LAYER RESINS. The Millennium Contributed Business produces adhesive tie layer resins which are extrudable adhesive resins used to bond dissimilar materials in multi-layer structures, such as food and medical packages.

     HOT MELT ADHESIVE RESINS. The Millennium Contributed Business produces hot melt adhesive resins, which are specialty resins used in the manufacture of sealants, caulks and adhesives.

     ROTOMOLDING POWDERS. The Millennium Contributed Business produces rotomolding polyethylene powders which are used in rotomolding, a specialized process for fabricating large hollow plastic objects such as tanks, bins, toys and automotive parts.

     POLYMERIC POWDERS. The Millennium Contributed Business produces polymeric powders, which are a form of powdered polyethylene used to coat glass, metal, paper, textiles, carpets and other plastics.

MANUFACTURING OPERATIONS OF THE PARTNERSHIP

     Following the contribution by Lyondell and Millennium of the businesses described above, the Partnership is expected to be the largest producer of ethylene and polyethylene in North America. The Partnership will have manufacturing operations, principal products and annual production capacities as described in the following table:

                 LOCATION                              PRINCIPAL PRODUCTS                   ANNUAL CAPACITY
-------------------------------------------  ---------------------------------------  ---------------------------

Channelview, Texas.........................  Ethylene                                 3.8 billion pounds
                                             Propylene                                2.2 billion pounds
                                             Butadiene                                615 million pounds
                                             Benzene                                  90 million gallons
                                             Toluene                                  40 million gallons
                                             Dicyclopentadiene ('DCPD')               80 million pounds
                                             Isoprene                                 108 million pounds
                                             Resin oil                                120 million pounds
                                             Piperylenes                              100 million pounds
                                             Alkylate                                 22,000 barrels per day
                                             MTBE                                     13,000 barrels per day

Chocolate Bayou, Texas.....................  HDPE                                     400 million pounds

Crockett, Texas............................  Wire & cable compounds, color and        120 million pounds
                                             additive concentrates

LaPorte, Texas.............................  Ethylene                                 1.74 billion pounds
                                             LDPE                                     395 million pounds
                                             LLDPE                                    480 million pounds
                                             HDPE                                     545 million pounds(a)

Matagorda County, Texas....................  HDPE                                     1,050 million pounds

Pasadena, Texas (Bayport plant)............  Polypropylene                            400 million pounds
                                             LDPE                                     140 million pounds

Port Arthur, Texas.........................  LDPE                                     190 million pounds
                                             HDPE                                     540 million pounds

Victoria, Texas............................  HDPE                                     450 million pounds

Morris, Illinois...........................  Ethylene                                 1.13 billion pounds
                                             LDPE                                     540 million pounds
                                             LLDPE                                    650 million pounds
                                             Polypropylene                            280 million pounds

Tuscola, Illinois..........................  Ethyl alcohol                            50 million gallons
                                             Diethyl ether                            2 million gallons
                                             Compounds for wire & cable               36 million pounds
                                             Microfine polyolefin powders             10 million pounds

Clinton, Iowa..............................  Ethylene                                 960 million pounds
                                             LDPE                                     430 million pounds
                                             HDPE                                     450 million pounds

Fairport Harbor, Ohio......................  Wire & cable compounds, color            60 million pounds
                                             concentrates

Heath, Ohio................................  Color, additive and foam concentrates,   39 million pounds
                                             performance compounds

Anaheim, California........................  Denatured alcohol                        (b)

Newark, New Jersey.........................  Denatured alcohol                        (b)

------------


 (a) HDPE rated capacity at LaPorte was reduced by approximately 120 million pounds as of September 30, 1997 and will be reduced by an additional 120 million pounds by September 30, 1998.


 (b) Not available.

                   FINANCING ARRANGEMENTS FOR THE PARTNERSHIP


THE NEW CREDIT FACILITY AND MILLENNIUM AMERICA GUARANTEE


     The Partnership has entered into letter agreements with Bank of America National Trust and Savings Association ('Bank of America') and The Chase Manhattan Bank ('Chase Manhattan'), as administrative agents for the purpose of syndicating a new bank credit facility (the 'New Credit Facility') in the amount of $1.25 billion. The New Credit Facility will be used (i) to finance the $750 million payment to Millennium in respect of the Millennium Contributed Debt,
(ii) to finance certain capital expenditures of the Partnership, (iii) to meet the Partnership's working capital needs, and (iv) for general Partnership purposes. The Closing will not occur until definitive documentation for the $1.25 billion New Credit Facility has been negotiated and executed and the conditions precedent to borrowings thereunder have been satisfied.

     The Master Transaction Agreement contemplates that the $1.25 billion New Credit Facility will be structured as a five-year revolving loan bearing interest at LIBOR plus an appropriate margin based on the credit ratings profile of the Partnership (with the ability to convert to a fixed interest rate under certain circumstances). The New Credit Facility will be unsecured and will contain covenants that are usual and customary for borrowers with investment grade credit ratings.


     Pursuant to the Partnership Agreement, Millennium America has agreed to guarantee the payment of principal and interest on a total of $750 million principal amount of indebtedness under the New Credit Facility. The Millennium America Guarantee will be a senior obligation of Millennium America, but the lenders under the New Credit Facility will not be permitted to proceed against Millennium America thereunder until they have exhausted their remedies against the Partnership. The Millennium America Guarantee will remain in effect indefinitely, but, at any time on or after the seventh anniversary of the Closing Date, Millennium America may elect to terminate the Millennium America Guarantee if (i) the Partnership's ratio of total indebtedness (as defined) to total capitalization (as defined) is, as of the most recently completed fiscal quarter, lower than such ratio as of December 31, 1998, (ii) the Partnership's ratio of earnings before interest, taxes, depreciation and amortization to net interest for the most-recent 12 month period is at least 105% of such ratio for the 12 month period ending December 31, 1998, (iii) the Partnership is not then in default in the payment of principal of, or interest on, any indebtedness for borrowed money in excess of $15 million and (iv) the Partnership is not then in default in respect of any covenants (other than those relating to payment of principal and/or interest) relating to any indebtedness for borrowed money if the effect of any such default shall be to accelerate, or to permit the holder or obligee of such indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without the giving of notice or lapse of time or both), such indebtedness in an aggregate amount in excess of $50 million. In addition, if Millennium GP and Millennium LP sell all of their respective interests in the Partnership to an unaffiliated third party at any time (or if Millennium Petrochemicals sells all of its interests in both Millennium GP and Millennium LP), Millennium America may elect to terminate the Millennium America Guarantee if, at the time of such sale or termination, the Partnership has an investment grade credit rating or the fair market value of the Partnership's assets is at least 140% of the gross amount of its liabilities. If the Partnership refinances any part of the tranche of the New Credit Facility that benefits from the Millennium America Guarantee, Millennium America would be required by the Partnership Agreement to guarantee up to $750 million principal amount of indebtedness obtained through such refinancing.


LYONDELL NOTE


     At the Closing, the Partnership will receive a note (the 'Lyondell Note') in the principal amount of $345 million issued by Lyondell LP and fully and unconditionally guaranteed by Lyondell. Both the Lyondell Note and the guarantee will be senior obligations of Lyondell LP or Lyondell, as the case may be, entitled to equal and ratable security with any holders of secured debt that may be issued by Lyondell LP or Lyondell, as the case may be (subject to customary exceptions). The Lyondell Note will mature on the earlier of (i) the third anniversary of the Closing or (ii) the thirtieth day following a financing of LYONDELL-CITGO Refining which results in the payment of LYONDELL-CITGO Refining's existing $450 million term loan and a distribution to Lyondell of at least $345 million.


     The Lyondell Note will bear interest at LIBOR plus an appropriate margin. In the event of a default under the Lyondell Note, unless otherwise agreed by two representatives of Millennium on the

Partnership Governance Committee, any amount otherwise distributable by the Partnership to Lyondell GP or Lyondell LP will be retained by the Partnership and deemed to be a payment under the Lyondell Note.


     The Lyondell Note will include cross default provisions relating to all other Lyondell indebtedness exceeding $25 million (including Lyondell indebtedness assumed by the Partnership, if a default is caused by an action or failure to act on the part of Lyondell). The Lyondell Note will be prepayable, in whole or in part, at any time, without penalty or premium.


MILLENNIUM CONTRIBUTED DEBT

     The Partnership will assume the $750 million of Millennium Contributed Debt at Closing. The Millennium Contributed Debt, which is an intercompany obligation owed by the Millennium Contributed Business to a subsidiary of Millennium, will be repaid in cash at Closing, using proceeds of the New Credit Facility. Millennium intends to use the proceeds of such repayment, as well as $250 million realized from its retention of certain accounts receivable, to reduce its bank debt.

ASSUMED LYONDELL DEBT

     At the Closing, the Partnership will assume primary liability for $745 million of public debt and medium-term notes of Lyondell. This debt consists of:
(i) $150 million of notes due in 1999; (ii) $100 million of notes due in 2002;
(iii) $150 million of notes due in 2006; (iv) $150 million of debentures due in 2026; and (v) $195 million of medium-term notes due from 1998 to 2005. Lyondell will also continue to be liable on such debt until its maturity.

     The notes due in 1999 and the medium-term notes contain provisions ('Put Rights') that would allow the holders to require repurchase of the debt upon the occurrence of certain events combined with specified declines in public ratings. Lyondell has agreed to indemnify the Partnership if any action by Lyondell triggers the repurchase rights, but only to the extent the Partnership incurs an economic loss directly as a result of the occurrence of such events.

LIQUIDITY AND CAPITAL RESOURCES


     On the Closing Date the Partnership will repay to Millennium the $750 million of Millennium Contributed Debt using proceeds from the New Credit Facility. In addition, since the accounts receivable of the Millennium Contributed Business are not being contributed to the Partnership, the funds otherwise available for reinvestment in the Partnership from the collection of such receivables will need to be obtained from further borrowings under the New Credit Facility. Accordingly, the Partnership is expected to have $1.745 billion of debt, after giving effect to these further borrowings and the debt of $745 million assumed from Lyondell. Based on this debt level, it is expected that the Partnership will have a debt to capitalization ratio of approximately 39%.


     Through June 30, 1997, Lyondell and Millennium financed the operations and capital and other expenditures of the Lyondell Contributed Business and the Millennium Contributed Business, respectively, from a combination of cash generated from their respective operations and external borrowings. These arrangements will continue to be in effect until the Closing.

     The funding of the Partnership's operations, including capital plans, subsequent to the Closing Date will be obtained from (i) cash generated from operations, (ii) additional borrowings under its $1.25 billion New Credit Facility or other available credit facilities and (iii) if necessary, loans or additional capital contributions from the partners, as authorized by the Partnership Governance Committee. The Partnership's ability to generate cash from operations will depend upon numerous business factors, some of which are outside the control of the Partnership, including industry cyclicality (resulting from industry-wide capacity additions, changes in general economic conditions and other conditions) and price volatility of certain raw materials. It is anticipated that sufficient funds will be generated from the Partnership's operations and from availability under the New Credit Facility to fund its operations, interest expense and capital plans.

     As a result of the significant Synergies expected to be realized from combining the Lyondell and Millennium Contributed Businesses, it is anticipated that improved cash flows will result from operating these businesses through the Partnership rather than separately. Accordingly, the Partnership will make monthly distributions to its partners of any and all available cash in excess of its operating, debt service and capital needs for a specified period.

                        THE MASTER TRANSACTION AGREEMENT

     The following is a summary of the material provisions of the Master Transaction Agreement, which has been filed with the Securities and Exchange Commission (the 'SEC') and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Master Transaction Agreement. All holders of Lyondell Common Stock and Millennium Common Stock are encouraged to read the Master Transaction Agreement carefully. See 'Where You Can Find More Information.'

GENERAL


     Pursuant to the Master Transaction Agreement, which was executed on July 25, 1997 and amended as of October 10, 1997, Lyondell and Millennium agreed (i) to cause certain of their subsidiaries, as soon as practicable, to form the Partnership, (ii) to execute and deliver the Partnership Agreement and (iii) to make initial cash contributions to the Partnership aggregating $1,000,000. In exchange for a contribution of $570,000, in accordance with the Master Transaction Agreement, Lyondell GP and Lyondell LP have received interests in the Partnership representing, in the aggregate, 57% of the interests in the Partnership. In exchange for a contribution of $430,000, Millennium GP and Millennium LP have received interests in the Partnership representing, in the aggregate, 43% of the interests in the Partnership. See 'The Partnership Agreement -- General.'


     In addition, Lyondell and Millennium have agreed to cause the execution and delivery by the appropriate parties at or prior to the Closing of (i) the Asset Contribution Agreements and the Parent Agreement (together with the Partnership Agreement, the 'Tier 1 Agreements') and (ii) a variety of other agreements that will be negotiated by Lyondell and Millennium prior to Closing, which will relate, among other things, (a) to services, utilities and infrastructure to be shared or supplied between the Partnership and Lyondell or Millennium and (b) to the transfer of assets and assumed liabilities contemplated by the Asset Contribution Agreements (the 'Tier 2 Agreements' and, together with the Tier 1 Agreements, the 'Related Agreements').

     The Master Transaction Agreement contemplates that, pursuant to the Asset Contribution Agreements, Lyondell and Millennium shall on the Closing Date make or cause to be made the contributions of assets contemplated thereby, subject to the assumption of liabilities contemplated thereby. The assets being contributed to the Partnership by each party, together with the liabilities of such party being assumed by the Partnership, are referred to as such party's 'Contributed Business.' In addition, Lyondell LP shall execute and deliver to the Partnership on the Closing Date the Lyondell Note in the principal amount of $345 million. The Lyondell Note will be guaranteed by Lyondell pursuant to the Parent Agreement.

     The Master Transaction Agreement further contemplates that, on or prior to the Closing Date, Lyondell and Millennium shall cause the Partnership to enter into a bank credit agreement or agreements providing for (i) a five-year revolving loan facility in an aggregate principal amount of $1.0 billion and
(ii) a working capital facility in an aggregate principal amount of $250 million. On the Closing Date, using the proceeds of a loan under the five-year loan facility referred to in clause (i), the Partnership shall repay in full $750 million in respect of the Millennium Contributed Debt.

CLOSING DATE


     The Closing of the transactions contemplated by the Master Transaction Agreement is expected to take place on the first day of the first calendar month following the satisfaction or waiver of all of the conditions described below under 'Conditions to Closing.' Lyondell and Millennium currently anticipate that the asset transfers will be consummated on or before January 1, 1998 and that the Partnership will be fully operational by that date. Following approval by stockholders of both companies, Lyondell and Millennium may mutually agree to eliminate certain closing conditions and/or termination rights, in order to facilitate planning for and implementation of a smooth transition.

CERTAIN COVENANTS AND AGREEMENTS

     The Master Transaction Agreement contains certain covenants and agreements between Lyondell and Millennium, including without limitation, the following:

     CONDUCT OF THE CONTRIBUTED BUSINESSES PENDING THE CLOSING DATE. Lyondell and Millennium each have agreed that, except as required or contemplated by the Master Transaction Agreement or otherwise consented to or approved in writing by the other party, during the period commencing on July 25, 1997 and ending on the Closing Date, it will and will cause its affiliates to: (i) use its commercially reasonable efforts to operate and maintain its Contributed Business in all material respects only in the usual, regular and ordinary manner consistent with past practice (including undertaking scheduled or necessary 'turnarounds' or other maintenance work and including offsite storage, treatment and disposal of chemical substances generated prior to the Closing) and, to the extent consistent with such operation and maintenance, use commercially reasonable efforts to preserve the present business organization of its Contributed Business intact, keep available the services of, and good relations with, the present employees and preserve present relationships with all persons having business dealings with its Contributed Business, except in each case for such matters that, individually and in the aggregate, do not and are not reasonably likely to have a material adverse effect on the financial condition, results of operations, assets or business of its Contributed Business taken as a whole (a 'Material Adverse Effect'); (ii) maintain its or their books, accounts and records relating to its Contributed Business in the usual, regular and ordinary manner, on a basis consistent with past practice, comply in all material respects with all legal requirements and contractual obligations applicable to its Contributed Business or to the conduct of its Contributed Business and perform all of its or their material obligations relating to its Contributed Business; (iii) not (a) modify or change in any material respect any of the assets that will be contributed to the Partnership (its 'Contributed Assets') or dispose of any material Contributed Asset except for (1) inventory, equipment, supplies and other Contributed Assets sold or otherwise disposed of in the ordinary course of business and (2) any Contributed Assets that in the ordinary course of business are replaced with substantially similar Contributed Assets,
(b) except in the ordinary course of business after consultation with the other party, (1) enter into any contract, commitment or agreement that would be material to the operation of its Contributed Business or use of the Contributed Assets or, except as expressly contemplated by the Master Transaction Agreement or expressly contemplated by or required pursuant to their respective terms, modify or change in any material respect any obligation under any such contract, commitment or agreement, (2) modify or change in any material respect any obligation under its government licenses, or (3) modify or change in any material respect the manner in which the products produced by its Contributed Business are marketed and sold, or (c) enter into interest rate protection or other hedging agreements (except for hydrocarbon hedging agreements entered into in the ordinary course and expiring prior to June 30, 1998) relating to its Contributed Business; (iv) not waive any material claims or rights relating to its Contributed Business; (v) after obtaining knowledge thereof, give notice to the other party of any claim or litigation (threatened or instituted) or any other event or occurrence which could reasonably be expected to have a Material Adverse Effect on its Contributed Assets or Contributed Business, other than events, occurrences or other matters arising from any change in the general economic or political conditions or any change in raw materials prices, product prices, industry capacity or other matter of industrywide application that affects both parties in a substantially similar way; (vi) not take any action that is reasonably likely to result in its representations and warranties in the Master Transaction Agreement, or in the form of Asset Contribution Agreement of such party, not being true in all material respects as of the Closing Date; and
(vii) not agree, whether in writing or otherwise, to take any action referred to above, provided, however, that prior to the Closing Date Lyondell and Millennium will act independently of each other in making decisions as to the research and development, raw materials, manufacturing, pricing, marketing and distribution of their products.

     ALTERNATIVE PROPOSALS. Each of Lyondell and Millennium has agreed that, prior to the Closing Date or earlier termination of the Master Transaction Agreement, it shall not, and shall not permit any of its Affiliates to, and it shall, and shall cause each of its Affiliates to, cause each officer, director and employee of itself and its affiliates, and each attorney, accountant, investment banker, financial advisor and other agent retained by them, not to, directly or indirectly, initiate, solicit or encourage the submission of any proposal or offer to acquire or operate all or any material part of its Contributed

Business or to acquire any person (including Lyondell or Millennium, as applicable) that directly or indirectly owns all or any part of its Contributed Business, whether by merger, share exchange, purchase of stock, purchase of assets, tender offer, joint venture or otherwise, and whether for cash, securities or any other consideration or combination thereof, if such transaction would be materially inconsistent with or preclusive of the transactions contemplated by the Master Transaction Agreement (any such inconsistent or preclusive transaction being referred to herein as an 'Alternative Transaction'). Lyondell and Millennium also agreed to immediately cease and cause to be terminated any existing initiation, solicitation, encouragement, discussions or negotiations with parties other than the other party commenced prior to July 25, 1997 with respect to Alternative Transactions.

     Notwithstanding the foregoing, in response to a proposal for an Alternative Transaction (an 'Alternative Proposal') that is unsolicited and made after July 25, 1997, (i) Lyondell and Millennium may engage in discussions or negotiations regarding such Alternative Proposal with the person who makes such Alternative Proposal, and (ii) Lyondell and Millennium may furnish to any such person (subject to the execution of a confidentiality agreement) confidential or non-public information concerning such party or its affiliates.

     Lyondell and Millennium have agreed to immediately notify each other of the receipt of any Alternative Proposal or any request for confidential or non-public information relating to such party or its affiliates in connection with an Alternative Proposal or for access to the properties, books or records of such party or any affiliate by any person that it is considering making, or has made, an Alternative Proposal.

     EMPLOYEE MATTERS. Lyondell and Millennium have agreed that substantially all of the employees of Lyondell and Millennium Petrochemicals who are associated with the Contributed Businesses shall be offered employment with the Partnership. Staffing consolidations and reductions in redundant functions will take place as part of achieving the expected synergies of the new venture.

     CLOSING AMENDMENTS CERTIFICATE. At or immediately prior to the Closing, each of Lyondell and Millennium shall complete and deliver to the other party and to the Partnership an executed statement, signed by a duly authorized officer of Lyondell or Millennium, setting forth all amendments and additions to the Master Transaction Agreement or the Related Agreements or to the schedules and exhibits thereto (if any) that such party believes in good faith to be necessary to make the representations and warranties of itself and its affiliates contained in the Master Transaction Agreement or the Related Agreements true and correct in all respects (other than such matters as are, individually and in the aggregate, immaterial to its Contributed Business) as of the Closing (such party's 'Closing Amendments Certificate'). Each of Lyondell and Millennium shall examine any such Closing Amendments Certificate presented to it by the other party, and if it is acceptable to such examining party (or if such examining party is willing to waive the condition that such Closing Amendments Certificate be acceptable to it) the examining party shall also execute it, whereupon the amendments and additions set forth therein with respect to the Master Transaction Agreement and the schedules and exhibits thereto shall become effective for all purposes and the amendments and additions set forth therein with respect to the Related Agreements and the schedules and exhibits thereto shall be effected prior to the execution and delivery thereof so as to be effective for all purposes from and after the Closing.

     CERTAIN OTHER COVENANTS. In addition to the covenants and agreements described above, Lyondell and Millennium have agreed, among other things: (i) to give each other and their respective representatives reasonable access to the officers, plants, properties, books and records relating to its Contributed Business and to furnish certain other information; (ii) to act in good faith and to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Master Transaction Agreement and under the Related Agreements to be entered into by it or its affiliates at Closing and to confirm that such transactions have been accomplished; (iii) to use its commercially reasonable efforts to procure all consents that are necessary to transfer its Contributed Business to the Partnership; (iv) to notify the other party and keep it advised as to any litigation or administrative proceeding that is either pending or, to its knowledge, threatened against it which challenges the transactions contemplated by the Master Transaction Agreement, any material damage to or destruction of its Contributed Business, and any fact of which it has knowledge that indicates that any condition to Closing is not likely to be satisfied in a timely fashion; (v) to call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the transfer of its Contributed Business, through its Board of Directors to recommend to its stockholders approval of such matters and not rescind such recommendation, and to use commercially reasonable efforts to obtain approval of the transfer of its Contributed Business by its stockholders; and (vi) not to take any material action inconsistent with its obligations under the Master Transaction Agreement or which could materially hinder or delay the consummation of the Closing.

CONDITIONS TO CLOSING

     The respective obligations of Lyondell and Millennium to effect the Joint Venture Transaction are subject to the following conditions, among others:

     CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH PARTIES. The respective obligations of Lyondell and Millennium to consummate the transactions contemplated by the Master Transaction Agreement are subject to the satisfaction on or prior to the Closing Date of each of the following conditions: (i) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body or any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority shall be in effect which materially restrains, enjoins or otherwise prohibits (a) the transactions contemplated by the Master Transaction Agreement; (b) the ownership by the Partnership (including enjoyment of any rights relating thereto) of the Contributed Businesses at and after the Closing; or (c) the operation of the Contributed Businesses by the Partnership at and after the Closing; and no proceeding seeking any such injunction or order shall be pending; provided, that before any determination is made to the effect that this condition has not been satisfied, Lyondell and Millennium shall each use commercially reasonable efforts to have such order or injunction lifted, vacated or dismissed; (ii) Lyondell and Millennium shall have reached agreement with respect to definitive execution forms of the Tier 2 Agreements; (iii) Lyondell and Millennium shall have obtained and effected all government licenses and consents required from any governmental authority for the consummation of the transactions contemplated under the Master Transaction Agreement and under the Related Agreements to be entered into at the Closing and required to allow for the prudent and uninterrupted operation of the Contributed Businesses by the Partnership after the Closing in a manner consistent with past practices, except for those government licenses and consents, the absence of which is not, in the aggregate, reasonably likely to have a Material Adverse Effect; (iv) the stockholders of Lyondell shall have duly approved the transfer of Lyondell's Contributed Business to the Partnership, and the stockholders of Millennium shall have duly approved the transfer of Millennium's Contributed Business to the Partnership;
(v) the Partnership shall have entered into the bank credit agreement or agreements contemplated by the Master Transaction Agreement and the conditions precedent to the availability of funds thereunder shall have been satisfied (subject only to the closing of the transactions contemplated by the Master Transaction Agreement); and (vi) Lyondell and Millennium shall have agreed upon the initial five-year Strategic Plan and the initial Annual Budget for the Partnership, as contemplated by the Partnership Agreement.

     CONDITIONS PRECEDENT TO OBLIGATIONS OF LYONDELL. The obligations of Lyondell under the Master Transaction Agreement are subject to the satisfaction (or waiver by Lyondell) on or prior to the Closing Date of each of the following conditions: (i) Millennium's Closing Amendments Certificate (if any) shall have been acceptable to Lyondell; (ii) notwithstanding any investigation, inspection or evaluation conducted or notice or knowledge obtained by Lyondell (including any knowledge obtained as a result of receipt of a Closing Amendments Certificate), all representations and warranties (as amended pursuant to Millennium's Closing Amendments Certificate, if applicable) of Millennium and its affiliates contained in the Master Transaction Agreement and the Related Agreements that contain qualifications and exceptions relating to materiality or Material Adverse Effect shall be true and correct on and as of the Closing Date, and all other representations and warranties of Millennium and its affiliates contained in such agreements shall be true and correct in all material respects as of the Closing Date, in each case with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; (iii) Millennium and its affiliates shall in all material respects have performed and complied with all obligations and agreements contained in the Master Transaction Agreement, and executed all agreements and documents (including the Tier 1 Agreements and the Tier 2 Agreements) to be performed, complied with or executed by it or them on or prior to the Closing Date; (iv) no event, occurrence or other matter shall have occurred that is reasonably likely to have a Material Adverse Effect with respect to the Contributed Business of Millennium, provided that this determination shall be made without regard to any change in general economic or political conditions or any change in raw materials prices, products prices, industry capacity or other matter of industry-wide application that affects the Contributed Businesses of both parties in a substantially similar way; (v) certain consents of third parties shall have been obtained; and (vi) Lyondell shall have received a certificate, dated the Closing Date, signed by the President or a Vice President of Millennium to the effect that, to the knowledge of Millennium, the conditions specified in the above clauses have been fulfilled.


     CONDITIONS PRECEDENT TO OBLIGATIONS OF MILLENNIUM. The obligations of Millennium under the Master Transaction Agreement are subject to the satisfaction (or waiver by Millennium) on or prior to the Closing Date of each of the following conditions: (i) Lyondell's Closing Amendments Certificate (if any) shall have been acceptable to Millennium (ii) notwithstanding any investigation, inspection or evaluation conducted or notice or knowledge obtained by Millennium (including any knowledge obtained as a result of receipt of a Closing Amendments Certificate), all representations and warranties (as amended pursuant to Lyondell's Closing Amendments Certificate, if applicable) of Lyondell and its affiliates contained in the Master Transaction Agreement and the Related Agreements that contain qualifications and exceptions relating to materiality or Material Adverse Effect shall be true and correct on and as of the Closing Date, and all other representations and warranties of Lyondell and its affiliates contained in such agreements shall be true and correct in all material respects as of the Closing Date, in each case with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; (iii) Lyondell and its affiliates shall in all material respects have performed and complied with all obligations and agreements contained in the Master Transaction Agreement and executed all agreements and documents (including the Tier 1 Agreements and the Tier 2 Agreements) to be performed, complied with or executed by it or them on or prior to the Closing Date; (iv) after the date of the Master Transaction Agreement, no event, occurrence or other matter shall have occurred that is reasonably likely to have a Material Adverse Effect with respect to the Contributed Business of Lyondell, provided that this determination shall be made without regard to any change in general economic or political conditions or any change in raw materials prices, product prices, industry capacity or other matter of industry-wide application that affects the Contributed Businesses of both parties in a substantially similar way; (v) certain consents of third parties shall have been obtained, including consents to certain amendments or waivers of certain provisions of the indentures governing each of Millennium America's 2.39% Senior Exchangeable Discount Notes Due 2001, 7% Senior Notes due November 15, 2006 and 7 5/8% Senior Debentures due November 15, 2026; and (vi) Millennium shall have received a certificate, dated the Closing Date, signed by the President or a Vice President of Lyondell to the effect that, to the knowledge of Lyondell, the conditions specified in the above clauses have been fulfilled.


TERMINATION

     TERMINATION. The Master Transaction Agreement may be terminated and the transactions contemplated therein and in the Related Agreements may be abandoned at any time prior to the Closing: (i) by the written consent of both Lyondell and Millennium; (ii) by Lyondell if there has been a material misrepresentation or a breach of an agreement by Millennium in the Master Transaction Agreement that (a) if such misrepresentation or breach existed on the Closing Date, would constitute a failure to satisfy the conditions to Closing set forth above under 'Conditions Precedent to Obligations of Lyondell' and (b) has not been cured and cannot reasonably be cured within 30 days after all other conditions to Closing have been satisfied; (iii) by Millennium if there has been a material misrepresentation or a breach of an agreement by Lyondell in the Master Transaction Agreement that (a) if such misrepresentation or breach existed on the Closing Date, would constitute a failure to satisfy the conditions to Closing set forth in above under 'Conditions Precedent to Obligations of Millennium' and (b) has not been cured and cannot reasonably be cured within 30 days after all other conditions to

Closing have been satisfied; (iv) by Lyondell or by Millennium if, after July 25, 1997 and prior to the Closing, any final, non-appealable order or injunction shall be issued by any federal or state court of competent jurisdiction in the United States or by any United States Authority, or any legal requirement shall be promulgated or enacted by any United States Authority, that would have the effect of prohibiting or making unlawful the performance of this Agreement, the execution, delivery or performance of any Related Agreement or the consummation of the Closing; (v) by either Lyondell or Millennium in the event that the Closing does not occur for any reason on or before March 31, 1998; provided, however, that if the Closing does not occur due to the act or omission of one of the parties, that party may not terminate the Master Transaction Agreement pursuant to the provisions of this clause; (vi) by Lyondell, upon approval of the Lyondell Board of Directors, if prior to the Closing Date (a) without violation of Lyondell's covenant regarding Alternative Proposals, Lyondell shall have received after the date hereof an Alternative Proposal, (b) the Lyondell Board of Directors shall have determined, in the exercise of its good faith judgment and after consultation with its legal counsel and receipt of a written opinion from its financial advisors, that the Alternative Transaction contemplated by such Alternative Proposal (if consummated pursuant to its terms) would be materially more favorable from a financial point of view to Lyondell or its stockholders, as applicable, than the transactions contemplated by the Master Transaction Agreement and (c) Lyondell shall have given Millennium at least five business days' prior written notice of the material terms and conditions of such Alternative Proposal and of its intention to terminate the Master Transaction Agreement pursuant to this clause, in order to effect such Alternative Proposal; provided, however, that such termination under this clause shall not be effective, and Lyondell shall not be entitled to enter into a definitive agreement providing for an Alternative Transaction, until Lyondell has made payment to Millennium of the termination fee required to be paid as described below; (vii) by Millennium, upon approval of the Millennium Board of Directors, if prior to the Closing Date (a) without violation of Millennium's covenant regarding Alternative Proposals, Millennium shall have received after the date hereof an Alternative Proposal, (b) the Millennium Board of Directors shall have determined, in the exercise of its good faith judgment and after consultation with its legal counsel and receipt of a written opinion from its financial advisors, that the Alternative Transaction contemplated by such Alternative Proposal (if consummated pursuant to its terms) would be materially more favorable from a financial point of view to Millennium or its stockholders, as applicable, than the transactions contemplated by the Master Transaction Agreement and (c) Millennium shall have given Lyondell at least five business days' prior written notice of the material terms and conditions of such Alternative Proposal and of its intention to terminate the Master Transaction Agreement pursuant to this clause, in order to effect such Alternative Proposal; provided, however, that such termination under this clause shall not be effective, and Millennium shall not be entitled to enter into a definitive agreement providing for an Alternative Transaction, until Millennium has made payment to Lyondell of the fee required to be paid as described below; (viii) by Lyondell, if the Millennium Board of Directors shall have resolved to accept or shall have recommended to the Millennium stockholders an Alternative Proposal or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation to the stockholders of Millennium of the transfer of its Contributed Business contemplated by the Master Transaction Agreement; (ix) by Millennium, if the Lyondell Board of Directors shall have resolved to accept or shall have recommended to the Lyondell stockholders an Alternative Proposal or shall have withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation to the stockholders of Lyondell of the transfer of its Contributed Business contemplated by the Master Transaction Agreement; (x) by Lyondell, if (a) a Change of Control of Millennium shall have occurred, (b) Millennium shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving a Change of Control of Millennium or (c) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect with respect to Millennium described in clause (iii) of the definition of 'Change of Control' below; (xi) by Millennium, if (a) a Change of Control of Lyondell shall have occurred, (b) Lyondell shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving a Change of Control of Lyondell or (c) a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect with respect to Lyondell described in clause (iii) of the definition of 'Change of Control;' and (xii) by either Lyondell or Millennium if the approval of the stockholders of such party or the other party contemplated by the Master Transaction Agreement is not obtained at the applicable stockholders meeting, including adjournments thereof.

     'Change of Control' means with respect to Lyondell or Millennium, the occurrence of any of the following events: (i) there shall be consummated any consolidation, merger or share exchange of such party (a) in which such party is not the continuing or surviving person (other than a consolidation, merger or share exchange with a wholly owned subsidiary of such party in which all shares of common stock of such party outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same number of shares of common stock of such subsidiary) or (b) pursuant to which the common stock of such party is converted into cash, securities or other property, other than, in each case, a consolidation, merger or share exchange of such party in which the holders of the common stock immediately prior to the consolidation, merger or share exchange hold, directly or indirectly, at least a majority of the voting power and common equity of the continuing or surviving person immediately after such consolidation, merger or share exchange; (ii) all or substantially all of such party's properties and assets on a consolidated basis are sold or otherwise disposed of to any person or persons in any one transaction or a series of transactions, other than as contemplated by the Master Transaction Agreement; or
(iii) any person or any persons acting together which would constitute a 'group' for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (other than such party, any subsidiary of such party, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of such party or any subsidiary of such party or any person holding securities of such party for or pursuant to the terms of any such employee benefit plan), together with any affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the voting stock of such party.

     EFFECT OF TERMINATION. In the event of any termination of the Master Transaction Agreement as provided above, the Master Transaction Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any party, its subsidiaries or their respective officers or directors; provided, however, that upon any such termination the obligations of the parties with respect to termination fees, expenses and confidentiality under the Master Transaction Agreement shall remain in full force and effect and, if the Partnership has been formed, the parties shall dissolve it, or shall cause it to be dissolved; and provided, further, that nothing in the Master Transaction Agreement will relieve any party from liability for damages for any breach of the Master Transaction Agreement.

     TERMINATION FEES. If the Master Transaction Agreement is terminated by Lyondell pursuant to clause (vi) under 'Termination' or by Millennium pursuant to clause (ix) or (xi), then Lyondell shall pay Millennium a fee of $40 million; provided, however, that no fee shall be payable following a termination of the Master Transaction Agreement pursuant to clause (ix)(c) unless and until the relevant tender offer or exchange offer has been consummated and a Change of Control of Lyondell described in clause (iii) of the definition of 'Change of Control' has occurred. See ' -- Termination.'

     If the Master Transaction Agreement is terminated by Millennium pursuant to clause (vii) under 'Termination' or by Lyondell pursuant to clause (viii) or
(x), then Millennium shall pay Lyondell a fee of $40 million; provided, however, that no fee shall be payable following a termination of this Agreement pursuant to clause (x)(c) unless and until the relevant tender offer or exchange offer has been consummated and a Change of Control of Millennium described in clause
(iii) of the definition of 'Change of Control' has occurred. See
' -- Termination.'


     If (i) the Master Transaction Agreement is terminated prior to the occurrence of the Closing for any reason other than failure to satisfy the condition regarding the absence of injunctions and similar matters or the termination of the Master Transaction Agreement pursuant to clause (i) or clause
(iv) under 'Termination', (ii) prior to such date as is 180 days after such termination there shall occur a Change of Control of a party or a party shall enter into a definitive agreement providing for, or shall publicly announce its intention to effect, any transaction involving a Change of Control of such party or involving the sale or other disposition of all or substantially all of the Contributed Business of such party (including by transfer to a joint venture or similar arrangement) to or with an unaffiliated person or a tender offer or exchange offer shall have been commenced or publicly announced that, if consummated, would have the effect with respect to a party described in clause
(iii) of the definition of 'Change of Control' and (iii) no fee has previously been paid by such party pursuant to the foregoing paragraphs, then upon (and subject to) the occurrence of such Change of Control or the consummation of such transaction, such party will pay to the other party a fee of $40 million; provided, however; that such fee shall instead be $10 million if the Master Transaction Agreement is terminated pursuant to clause (xii) under 'Termination' because of the failure of the stockholders of such party to approve the transfer of such party's Contributed Business and, at or prior to the time of such stockholder vote, (1) there had been no public disclosure or announcement by any person of (x) any such Change of Control, definitive agreement, intention or transaction regarding such party or (y) any Alternative Proposal that has been made to such party and (2) the Board of Directors of such party had not withdrawn or adversely modified or taken a public position materially inconsistent with its approval or recommendation to the stockholders of such party of the transfer of such party's Contributed Business contemplated hereby. See ' -- Termination.'


EXPENSES

     Subject to certain exceptions, all reasonable out-of-pocket costs, fees and expenses incurred at any time by Lyondell or Millennium in connection with the negotiation, execution and delivery of the Master Transaction Agreement and the consummation of the transactions contemplated thereby shall be reimbursed by the Partnership or shall be shared by Lyondell and Millennium pro rata in accordance with the relative interests of their subsidiaries in the Partnership. However, Lyondell and Millennium shall be solely responsible for and bear all of their own respective costs, fees and expenses if the Master Transaction Agreement is terminated and the Closing does not occur.

AMENDMENT AND WAIVER

     All waivers, modifications, amendments or alterations of the Master Transaction Agreement shall require the written approval of each of Lyondell and Millennium. The waiver by Lyondell or Millennium of a breach of any provision of the Master Transaction Agreement shall not operate or be construed as a waiver of any subsequent breach.

                       THE ASSET CONTRIBUTION AGREEMENTS


     The following is a summary of the material provisions of the Asset Contribution Agreements between Lyondell, Lyondell LP and the Partnership and between Millennium Petrochemicals, Millennium LP and the Partnership, the form of which has been filed with the SEC and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the form of the Asset Contribution Agreements. All holders of Lyondell Common Stock and Millennium Common Stock are encouraged to read the form of the Asset Contribution Agreements carefully. See 'Where You Can Find More Information.'


     Notwithstanding the assumption of certain liabilities and obligations by the Partnership (see ' -- Assumed Liabilities' below), Lyondell and Millennium Petrochemicals may by law or agreement continue as the primary obligor of certain of these liabilities. Although the Partnership will indemnify each of Lyondell and Millennium Petrochemicals, and their respective affiliates, for the liabilities assumed by the Partnership (see ' -- Indemnification' below), Lyondell or Millennium Petrochemicals could be liable with respect to any such liabilities if the Partnership is unable to satisfy its indemnification obligations.

CONTRIBUTED ASSETS

     Each Contributor (i.e., Lyondell or Millennium Petrochemicals, a wholly-owned subsidiary of Millennium), shall contribute to its Contributing Partner (i.e., Lyondell LP for Lyondell and Millennium LP for Millennium Petrochemicals), and its Contributing Partner shall cause to be contributed to the Partnership, all of the assets, rights and properties (its 'Assets') used or held for use in the contemplated operation and conduct of its Contributed Business, other than the excluded assets. In each case, the Contributed Business will be the business described herein under 'Businesses to be

Contributed to the Partnership.' Lyondell will, among other things, contribute its accounts receivable relating to the Contributed Business and will buy back from the Partnership any such Accounts Receivable that the Partnership has not collected within 180 days after the Closing Date.

EXCLUDED ASSETS

     The Assets contributed to the Partnership by Lyondell and Millennium Petrochemicals shall not include the following: (i) cash and cash equivalents;
(ii) except for certain aspects of an employee benefit plan of Millennium Petrochemicals and certain other employee matters of Lyondell or Millennium Petrochemicals, any assets of any qualified or non-qualified pension or welfare plans or other deferred compensation arrangements maintained by Contributor or any affiliate thereof for employees of that Contributor or any affiliate thereof prior to the Closing Date; (iii) Contributor's or any affiliate's right, title and interest in and to (a) certain names and logos and any other statutory names, trade names or trademarks, indications or descriptions of which such names or any name similar thereto forms a part and (b) any other trade names, trademarks, trademark registrations or trademark applications, copyrights, copyright applications or copyright registrations or any derivative thereof or design used in connection therewith that are not used principally in the normal operation and conduct of and are not uniquely applicable to a Contributed Business; (iv) all claims and rights against third parties (including, without limitation, insurance carriers, indemnitors, suppliers and service providers), to the extent they do not relate to Assumed Liabilities (as defined below); (v) claims for refunds of taxes for time periods ending on or before the Closing Date; (vi) subject to a technology license and trademark license to be granted to the Partnership at Closing, any and all of the intellectual property and trademarks of a Contributor or any affiliate thereof to the extent not used principally in the normal operation and conduct of or to the extent not applicable to a Contributed Business; (vii) all items sold in the ordinary course of business prior to the Closing Date, none of which individually or in the aggregate are material to the normal operation and conduct of a Contributed Business; and (viii) certain tangible assets, intangible assets, real properties, contracts and rights. In addition, Millennium Petrochemicals will not contribute its accounts receivable. See ' -- Covenants Subsequent to Closing Date.'

ASSUMED LIABILITIES


     On the Closing Date, the debts, liabilities and obligations of each Contributor and any subsidiaries that it is contributing to the Partnership (its 'Contributed Subsidiaries') set forth below (the 'Assumed Liabilities') shall be assumed by its Contributing Partner in connection with the transfer of Assets to it and shall next be assumed by the Partnership in connection with the transfer of Assets to it, and the Partnership shall agree to pay, perform and discharge all such debts, liabilities and obligations when due: (i) all obligations arising after the Closing Date under the contracts and leases that are assigned to the Partnership, unless and to the extent that such obligations arises out of a violation of such contract or lease prior to the Closing Date; (ii) all obligations under purchase orders accepted by a Contributor or its Contributed Subsidiaries in the ordinary course of business of its Contributed Business prior to the Closing Date that are not filled as of the Closing Date; (iii) certain current accrued expenses related to accrued vacation and lag-week accruals for employees that become Partnership employees and, with respect to the Millennium Contributed Business, the current portion of deferred maintenance; (iv) all obligations and liabilities, of every kind and nature, without limitation, arising out of, in connection with or related to the ownership, operation or use after the Closing Date of the Assets or a Contributed Business; (v) third party claims that are related to certain pre-Closing contingent liabilities that are asserted prior to or within seven years after the Closing Date, to the extent the aggregate thereof does not exceed $7,000,000; (vi) third party claims that are related to pre-Closing contingent liabilities and that are first asserted seven years or more after the Closing Date; (vii) certain obligations for indebtedness; (viii) for Millennium Petrochemicals, all liabilities associated with a certain employee benefit plan (the 'Assumed Plan'); (ix) all liabilities associated with products sold after the Closing Date regardless of when manufactured; (x) certain long-term liabilities and (xi) any other liability specifically assumed by the Partnership pursuant to the terms of the Asset Contribution Agreements.

EXCLUDED LIABILITIES


     Except as otherwise expressly provided in the Asset Contribution Agreements or the assumption agreements to be executed in connection therewith, the Partnership is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of a Contributor or any affiliate thereof. All liabilities and obligations of a Contributor and any affiliate thereof that are not Assumed Liabilities shall be retained by and remain obligations and liabilities of that Contributor or such affiliate (all such liabilities and obligations being herein referred to as the 'Excluded Liabilities'), including the following: (i) any pre-Closing contingent liability that is not an Assumed Liability; (ii) any obligation or liability relating to Excluded Assets; (iii) any obligation (a) for the payment of severance benefits to employees of a Contributor or any affiliates except certain employee matters, or (b) attributable to a Contributor's or any affiliate's employment of any employee, agent or independent contractor prior to the Closing Date; and (iv) current trade accounts payable and current accrued expenses, other than those related to employee vacation and lag-week accruals for employees that became Partnership employees and, with respect to the Millennium Contributed Business, the current portion of deferred maintenance.


COVENANTS SUBSEQUENT TO CLOSING DATE

     Following the Closing Date, the Partnership shall afford, and will cause its affiliates to afford, to each Contributor, their counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data of their respective Contributed Businesses with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by that Contributor.

     Except for certain exceptions, after the Closing Date the Partnership shall be permitted to use any items of inventory or packaging material, any sales or promotional materials, any forms or documents or any other printed material that bear any of the names, including 'Lyondell' for Lyondell and 'Millennium', 'USI' or 'Quantum' for Millennium, or other statutory names, trade names or trademarks, indications or descriptions of which such names or any name similar thereto forms a part until the earlier to occur of (i) such time as inventory of such materials existing as of the Closing Date is used, or (ii) two years after the Closing Date.


     Not later than 60 days after the Closing Date, Lyondell shall cause Coopers & Lybrand L.L.P. to prepare and deliver to Lyondell and the Partnership, and Millennium Petrochemicals shall cause Price Waterhouse LLP to prepare and deliver to Millennium and the Partnership, an audited balance sheet of its respective Contributed Business as of the Closing Date (the 'Closing Date Balance Sheet').



     The Contributor will retain all accounts payable and current accrued expenses other than those related to employee vacation and lag-week accruals for employees that become Partnership employees and, with respect to the Millennium Contributed Business, the current portion of deferred maintenance. The Partnership, as payment agent of the Contributor, shall pay such amounts on behalf of the Contributor on a timely basis. As soon as practicable following the end of each month after which its retained accounts payable are paid by the Partnership, but in any event within 15 days after the end of such month, each Contributor will reimburse the Partnership for such payments attributable to its Contributed Business.


     The Partnership, as collecting agent for Lyondell, shall take all commercially reasonable efforts to collect Lyondell's accounts receivable; however, to the extent any such accounts receivable set forth on the Closing Date Balance Sheet are not collected within 180 days after the Closing Date by the Partnership, Lyondell will buy such uncollected accounts receivable from the Partnership at the amount set forth on the Closing Date Balance Sheet.

     For Millennium Petrochemicals, the Partnership shall take all commercially reasonable efforts to collect Millennium Petrochemicals's accounts receivable. As soon as practicable after such accounts receivable are collected, but in any event within fifteen days after the end of each month, the Partnership shall remit such collections to Millennium Petrochemicals. If the accounts receivable as of the Closing Date as set forth in the Closing Date Balance Sheet (the 'Confirmed Accounts Receivable') are less than $250 million, then in addition to the foregoing, the Partnership shall pay

Millennium Petrochemicals the difference between $250 million and the Confirmed Accounts Receivable within 10 days after the receipt of the Closing Date Balance Sheet. If the Confirmed Accounts Receivable are more than $250 million, Millennium Petrochemicals shall pay the Partnership the difference between $250 million and the Confirmed Accounts Receivable.

     The Partnership and each Contributor acknowledge that the prepaid expenses attributable to the Contributed Businesses will be conveyed to the Partnership solely in order to facilitate the timely and efficient transfer of the Contributed Businesses to the Partnership. Consequently, the Partnership shall reimburse each Contributor for the prepaid expenses associated with its respective Contributed Business (other than the prepaid expenses for 'turnaround' costs) within 10 days following the receipt of the Closing Date Balance Sheet.

INDEMNIFICATION

     Subject to the following terms, each Contributor will agree, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless the Partnership and its affiliates and their respective officers, directors and employees from, against and in respect of any liabilities incurred or suffered by the Partnership or any of its affiliates, arising out of, in connection with or relating to: (i) any misrepresentation in or breach of the representations and warranties of a Contributor or any of its affiliates in the Asset Contribution Agreements, the Assignment and Assumption Agreements, the Licenses, or the Master Transaction Agreement; (ii) any failure of a Contributor or any of its affiliates to perform any of its covenants or obligations contained in the Asset Contribution Agreements, the assignment and assumption agreements, the licenses, or the Master Transaction Agreement; (iii) Excluded Liabilities; (iv) any pre-Closing contingent liability that is not an Assumed Liability; or (v) for Lyondell, any action by Lyondell or its affiliates that results in the occurrence of a 'Designated Event' as such term is defined in Lyondell's or its affiliates' 1989 Indenture and Medium Term Notes but only to the extent that the Partnership incurs an economic loss directly as a result of the occurrence of the 'Designated Event' and in such case Lyondell's or its affiliates' indemnification obligation is limited to the amount of such economic loss; provided, however, that the following limitations shall apply to each Contributor's indemnification obligations in clauses (i) and (iv) above: (a) each Contributor shall not have any indemnification obligation under clause (i) and (iv) above for any individual liability unless the amount of such liability exceeds $25,000 (the 'Individual Basket'), but if the amount of such liability exceeds the Individual Basket, the entire amount of such liability, including the first $25,000 of such liability, may be the subject of indemnification; and
(b) to the extent any misrepresentation in or breach of the representations and warranties of a Contributor results in a liability of the Partnership in excess of the Individual Basket and such Liability would also constitute a pre-Closing contingent liability, such misrepresentations or breach shall be treated as a pre-Closing contingent liability.

     Notwithstanding any other provision of each Asset Contribution Agreement, to the fullest extent permitted by law, neither one of the Contributors nor any of their agents, employees, representatives or affiliates shall be liable for consequential, incidental, indirect or punitive damages in connection with direct claims by the Partnership (i.e., a claim by the Partnership that does not seek reimbursement for a third party claim paid or payable by the Partnership) with respect to its indemnification obligations under each Asset Contribution Agreement unless any such claim arises out of the fraudulent actions of that Contributor. In determining the amount of any loss, liability, or expense for which the Partnership is entitled to indemnification under each Asset Contribution Agreement, the gross amount thereof will be reduced (but not below zero) by the net present value of any correlative insurance proceeds actually realized by the Partnership under policies to the extent that the future premium rate will not be increased by claim experience. Notwithstanding the provisions of paragraphs (i) and (iv) of the preceding paragraph, it is expressly agreed that each Contributor shall not be required to indemnify the Partnership for any Liability arising out of, in connection with or related to any HSE Claim to the extent that the condition, event, circumstance or other basis for the HSE Claim was exacerbated or accelerated by the Partnership.

     'HSE Claim' means (i) any actions, events, circumstances or responsibilities (including compliance actions or requirements) that are necessary to comply with HSE Laws but only to the extent that any of the foregoing give rise to out of pocket costs or expenses or result in a liability that is required by GAAP to be reflected on the balance sheet of the applicable party or (ii) any third party (including private parties, authorities and employees acting on each such party's own behalf or on the behalf of other third parties) actions, lawsuits, claims, investigations or proceedings arising under HSE Laws. 'HSE Laws' means any legal requirements or rule of common law now in effect (including any amendments now in effect) and any current judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to (i) any ambient air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, natural resources or real property and the physical buildings, structures and fixtures thereon, including sewer, septic and waste treatment, storage or disposal systems (the 'Environment'), including pollution, contamination, cleanup, preservation, protection and reclamation of the Environment; (ii) health or safety, including the exposure of employees and other persons to any chemical substance; (iii) the release or threatened release of any chemical substance, noxious noise or odor, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup and abatement of such release or threatened release; and (iv) the management of any chemical substance, including the manufacture, generation, formulation, processing, labeling, use, treatment, handling, storage, disposal, transportation, distribution, re-use, recycling or reclamation of any chemical substance.

     Subject to the other indemnification provisions of the Asset Contribution Agreement, the Partnership also will indemnify, to the fullest extent permitted by law, each Contributor and its affiliates against and agrees to hold each of them harmless from any and all liability incurred or suffered by them arising out of or relating to: (i) any misrepresentation in or breach of the representations and warranties of the Partnership or the failure of the Partnership to perform any of its covenants or obligations contained in the Asset Contribution Agreements, the assignment and assumption agreements or the licenses; (ii) Assumed Liabilities; or (iii) any HSE Claim to the extent arising out of the Partnership's exacerbation or acceleration of such HSE Claim.

     Notwithstanding any other provision of the Asset Contribution Agreements, to the fullest extent permitted by law, neither the Partnership nor any of its agents, employees, representatives or affiliates shall be liable for consequential, incidental, indirect or punitive damages in connection with direct claims by the Contributors with respect to their indemnification obligations under the Asset Contribution Agreements unless any such claim arises out of the fraudulent actions of the Partnership. In determining the amount of any loss, liability, or expense for which a Contributor is entitled to indemnification under its Asset Contribution Agreement, the gross amount thereof will be reduced (but not below zero) by the net present value of any correlative insurance proceeds actually realized by that Contributor under policies to the extent the future premium rate will not be increased by claim experience.

     The rights provided to the Partnership shall be the Partnership's sole remedy for breach of representation and warranty by or covenant or obligation of the Contributors under the Asset Contribution Agreements, the assignment and assumption agreements and the licenses. The rights provided to the Contributors shall be the Contributors' sole remedy for breach of representation and warranty by or covenant of obligation of the Partnership under the Asset Contribution Agreements, the assignment and assumption agreements and the licenses.

     Without limiting or enlarging the scope of the indemnification, release and assumption obligations set forth in the Asset Contribution Agreements, to the fullest extent permitted by law, an indemnified party shall be entitled to indemnification, regardless of whether the indemnifiable loss giving rise to any such indemnification obligation is the result of the sole, gross, active, passive, concurrent or comparative negligence, strict liability or other fault or violation of any law of or by any such indemnified party.

PAYMENT OF CERTAIN EXPENSES AND TAXES

     Subject to the following provisions, each Contributor shall be responsible for all taxes attributable to that Contributor's ownership or use of the Assets or operation of its Contributed Business prior to the Closing and the Partnership shall be responsible for all taxes attributable to the Partnership's ownership or use of the Assets or operation of those Contributed Businesses after the Closing Date. Each Contributor shall be responsible for any liability of the Partnership pursuant to Texas Tax Code

Section 111.020 with respect to any amounts owed or owing by such Contributor under Title 2, Texas Tax Code. All sales, transfer, or other similar taxes incurred in connection with the transfer of the Assets shall be borne by the Partnership. All real property taxes, personal property taxes, ad valorem taxes, and other similar taxes (or payments in lieu of such taxes) assessed on any of the Assets in the tax period in which the Closing Date occurs (other than the Inventory Taxes defined below) shall be prorated between the Partnership and the appropriate Contributor as of the Closing. All real property taxes, personal property taxes, ad valorem taxes, and other similar taxes (or payments in lieu of such taxes) assessed on the inventory in the tax period in which the Closing Date occurs ('Inventory Tax') shall be payable by the Contributor. The Partnership shall pay any title or recordation fees in connection with the transfer of the Assets. The Partnership shall also pay for any title insurance policies or surveys of the fee interests that are requested or ordered by the Partnership.

                           THE PARTNERSHIP AGREEMENT

     The following is a summary of the material provisions of the Partnership Agreement, which has been filed with the SEC and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Partnership Agreement. All holders of Lyondell Common Stock and Millennium Common Stock are encouraged to read the Partnership Agreement carefully and in its entirety. See 'Where You Can Find More Information.'

GENERAL


     Lyondell GP, Lyondell LP, Millennium GP and Millennium LP entered into the Partnership Agreement as of October 10, 1997. The Partnership Agreement governs the Partnership, which is a Delaware limited partnership named Equistar Chemicals, LP. The Partnership will continue in existence until its dissolution in accordance with the Partnership Agreement. See ' -- Dissolution.' The two General Partners of the Partnership are Lyondell GP and Millennium GP. Lyondell GP is a direct wholly-owned subsidiary of Lyondell, and Millennium GP is an indirect wholly-owned subsidiary of Millennium.


GOVERNANCE

     The General Partners have established a partnership governance committee (the 'Partnership Governance Committee') to manage and control the business, property and affairs of the Partnership, including the determination and implementation of the Partnership's strategic direction. The General Partner will exercise their authority to manage and control the Partnership only through the Partnership Governance Committee. The Partnership Governance Committee consists of six members (the 'Representatives'), three of whom are representatives of Lyondell GP and three of whom are representatives of Millennium GP. Each General Partner will also designate alternate Representatives who will be authorized to participate in the Partnership Governance Committee in place of any Representatives who are absent from a meeting. The Partnership Governance Committee has two co-chairs, and Lyondell and Millennium have each appointed one of such co-chairs. The Partnership Governance Committee shall hold regular meetings at such times and at such places as shall be from time to time determined in advance by the Partnership Governance Committee, and any Representative may call a special meeting of the Partnership Governance Committee at any time.

     In general, the approval of two or more Representatives acting for Lyondell GP will be necessary and sufficient for the Partnership Governance Committee to take any action; however, the Partnership Governance Committee may not take certain actions unless they are approved by two Representatives of Lyondell GP and two Representatives of Millennium GP, as described below. See ' -- Unanimous Voting Requirements.' This means, in effect, that Lyondell's Representatives will control the Partnership Governance Committee (and, as a result, the Partnership) except where the approval of Millennium's Representatives is required. Even though ordinary actions by the Partnership Governance Committee may be approved by two Representatives of Lyondell GP, the Partnership Governance Committee may not take any action at a meeting with respect to any matter that was not reflected on an agenda that was properly delivered to all of the Representatives in advance, unless at least one of

Millennium GP's Representatives is present. The participation rights of either General Partner's Representatives may be curtailed to the extent that such General Partner or its affiliates causes a default under the Partnership Agreement. See ' -- Default.'

     From time to time, the Partnership Governance Committee may designate one or more auxiliary committees ('Auxiliary Committees') or disband any Auxiliary Committee. Each Auxiliary Committee shall have an equal number of members appointed by Lyondell GP and Millennium GP, respectively. Auxiliary Committees may exercise specific authority delegated to them by the Partnership Governance Committee, consistent with the requirements that certain actions require the approval of at least two Representatives from each of Lyondell GP and Millennium GP.

     The initial members of the Partnership Governance Committee are: Dan F. Smith, President and Chief Executive Officer of Lyondell and Chief Executive Officer ('CEO') of the Partnership (co-chairman of the Partnership Governance Committee); William M. Landuyt, Chairman and Chief Executive Officer of Millennium (co-chairman of the Partnership Governance Committee); Clifton B. Currin, Jr., Vice President, Corporate Development of Lyondell; John E. Lushefski, Senior Vice President and Chief Financial Officer of Millennium; Jeffrey R. Pendergraft, Senior Vice President, Chief Administrative Officer of Lyondell; and Dr. Ronald H. Yocum, President and Chief Executive Officer of Millennium Petrochemicals.

     No Representative or Alternate of a partner who, as an officer, director or employee of such partner or any of its Affiliates, participates in material operational decisions by such Partner or Affiliate regarding a business or operation of such partner or affiliate that competes with a business or operation of the Partnership or of the other partner or its affiliates, or that competes with a Business Opportunity shall receive or have access to any competitively sensitive information regarding the competing business of the Partnership or of the other partner or its affiliates or such Business Opportunity, nor shall such Representative or affiliate participate in any decision of the Partnership Governance Committee relating to such business or operation of the Partnership or the other partner or its affiliates or such Business Opportunity.

UNANIMOUS VOTING REQUIREMENTS


     Unless approved by two or more Representatives of each of Lyondell GP and Millennium GP, the Partnership Governance Committee may not directly or indirectly take (or commit to take), and none of the Partnership, any subsidiary thereof or any person acting in the name of or on behalf of any of them, directly or indirectly, may take or commit to take any of the following actions (whether in a single transaction or a series of related transactions): (i) to cause the Partnership, directly or indirectly, to engage, participate or invest in any business outside the scope of its business as described in the Partnership Agreement; (ii) to approve any Strategic Plan, as well as any amendments or updates thereto (including the annual update described under ' -- Strategic Plans and Annual Budgets; Expenses' below); (iii) to authorize any disposition of assets having a fair market value exceeding $30 million in any one transaction or a series of related transactions not contemplated in an approved Strategic Plan; (iv) to authorize any acquisition of assets or any capital expenditure exceeding $30 million that is not contemplated in an approved Strategic Plan; (v) to require capital contributions to the Partnership (other than contributions contemplated by the Asset Contribution Agreements or an approved Strategic Plan or to achieve or maintain compliance with certain laws) within any fiscal year if the total of such contributions required from the partners within that year would exceed $100 million or the total of such contributions required from the partners within that year and the immediately preceding four years would exceed $300 million; (vi) to authorize the incurrence of debt for borrowed money unless (a) such debt is contemplated by clause (vii) below, (b) after giving effect to the incurrence of such debt (and any related transactions) the Partnership would be expected to have an 'investment grade' debt rating by Moody's Investor Services Inc. and Standard & Poor's Corporation or (c) such debt is incurred to refinance the public or bank debt assumed or incurred by the Partnership as contemplated by the Master Transaction Agreement or to refinance any such refinancing debt, and in the case of each of (b) and
(c), the agreement relating to such debt does not provide that the transfer by a partner of its units (or a change of control with respect to any partner or any of its affiliates) would constitute a default thereunder, otherwise accelerate the maturity thereof or give the lender or holder any 'put rights' or similar rights with respect thereto provided that the provisions of clause (xxi), if applicable, must be satisfied with respect to any refinancing; (vii) to make borrowings under the Partnership's bank credit facility and/or its uncommitted lines of credit at any time if the aggregate principal amount of such borrowings outstanding at such time would exceed $1.25 billion; (viii) to enter into interest rate protection or other hedging agreements (other than hydrocarbon hedging agreements in the ordinary course);
(ix) to enter into any capitalized lease or off-balance sheet financing arrangements involving payments (individually or in the aggregate) by it in excess of $30 million in any fiscal year; (x) to cause the Partnership or any subsidiary of the Partnership to issue, sell, redeem or acquire any units of the Partnership or other equity securities (or any rights to acquire, or any securities convertible into or exchangeable for, Partnership units or other equity securities); (xi) to make Partnership cash distributions in excess of Available Net Operating Cash (as defined below) or to make non-cash distributions (except as provided in the Partnership Agreement in respect of a dissolution or liquidation); (xii) to appoint or discharge executive officers (other than the CEO), based on the recommendation of the CEO; (xiii) to approve material compensation and benefit plans and policies, material employee policies and material collective bargaining agreements for the Partnership's employees;
(xiv) to initiate or settle any litigation or governmental proceedings if the effect thereof would be material to the financial condition of the Partnership;
(xv) to initially select or to change the independent accountants for the Partnership; (xvi) to change the Partnership's method of accounting as adopted in accordance with the Partnership Agreement or to make certain tax elections referred to in the Partnership Agreement; (xvii) to create or change the authority of any Auxiliary Committee; (xviii) to merge, consolidate or convert the Partnership or any subsidiary thereof with or into any other entity (other than a wholly owned subsidiary of the Partnership); (xix) to file a petition in bankruptcy or seeking any reorganization, liquidation or similar relief on behalf of the Partnership or any subsidiary; or to consent to the filing of a petition in bankruptcy against the Partnership or any subsidiary; or to consent to the appointment of a receiver, custodian, liquidator or trustee for the Partnership or any subsidiary or for all or any substantial portion of their property; (xx) to exercise any of the powers or rights described below with respect to a Conflict Circumstance (as defined below) involving (a) LYONDELL-CITGO Refining, its successors or assigns, (b) Lyondell Methanol, its successors or assigns or (c) any other affiliate of either Lyondell GP or Millennium GP, if such affiliate's actions with respect to such Conflict Circumstance are not controlled by Lyondell or Millennium, respectively; and
(xxi) (a) prior to the seventh anniversary of the Closing Date, to repay any of the indebtedness that is guaranteed by the Millennium America Guarantee (the 'Guaranteed Debt'), or (b) to refinance any Guaranteed Debt prior to the seventh anniversary of the Closing Date if any of the principal amount of debt refinancing such Guaranteed Debt would be due and payable after the seventh anniversary of the Closing Date. The Millennium America Guarantee, which will be provided by Millennium America pursuant to the Partnership Agreement, is described above under 'Financing Arrangements for the Partnership -- The New Credit Facility and Millennium America Guarantee.'


     Although unanimous approval by all six members of the Partnership Governance Committee is never required, Lyondell and Millennium have referred to the requirements described above as 'unanimous voting requirements' because two representatives of each of the General Partners must agree on any action taken in respect of the enumerated matters.

TRANSACTIONS WITH AFFILIATES


     Except as described above under 'Unanimous Voting Requirements,' in the event of any transaction or dealing between the Partnership (or any subsidiaries), on the one hand, and a General Partner (or any of its affiliates), on the other hand (a 'Conflict Circumstance'), the other General Partner (the 'Nonconflicted General Partner') shall have sole and exclusive power, at the expense of the Partnership, (i) to control all decisions, elections, notifications, actions, exercises or nonexercises and waivers of all rights, privileges and remedies provided to, or possessed by, the Partnership with respect to such Conflict Circumstance and (ii) in the event of any potential, threatened or asserted claim, dispute or action with respect to a Conflict Circumstance, to retain and direct legal counsel and to control, assert, enforce, defend, litigate, mediate, arbitrate, settle, compromise or waive any and all such claims, disputes and actions. Accordingly, any action by the Partnership Governance Committee with respect to a Conflict Circumstance (except as described above) shall require the approval of at least two

Representatives of the Nonconflicted General Partner. Each General Partner, in exercising its control, power and rights with respect to Conflict Circumstances has agreed to act in good faith and in a manner it believes to be in the best interests of the Partnership. In any Conflict Circumstance, the General Partner who is dealing with the Partnership (and its affiliates) shall have the right to deal with the Partnership and with the Nonconflicted General Partner on an arm's-length basis and in a manner it believes to be in its own best interests, but in any event must deal with them in good faith.

OFFICERS

     The executive officers of the Partnership shall consist of a CEO, a President and Chief Operating Officer and others as determined from time to time by the Partnership Governance Committee. See 'Management of the Partnership.' Except for the CEO, the approval of at least two Representatives of each of Lyondell GP and Millennium GP is required to appoint or discharge executive officers, based upon the recommendation of the CEO; however, either Lyondell GP or Millennium GP may, by action of two or more of its Representatives, remove from office any executive officer of the Partnership, including the CEO, who takes or causes the Partnership to take, any action described above under ' -- Unanimous Voting Requirements' without the required approval of two or more Representatives of each of Lyondell GP and Millennium GP.

     The CEO shall hold office for a five-year term, subject to the CEO's earlier death, resignation or removal. Upon the expiration of such term or earlier vacancy, Lyondell GP shall designate the CEO, provided that such person shall be reasonably acceptable to Millennium GP. The CEO shall not be required to be an employee of the Partnership. The CEO may be removed at any time by action of the Partnership Governance Committee, meaning that the approval of two Representatives of Lyondell GP is required.

     The CEO of the Partnership shall have general authority and discretion comparable to that of a chief executive officer of a publicly held Delaware corporation of similar size to direct and control the business and affairs of the Partnership, including without limitation its day-to-day operations in a manner consistent with the Annual Budget and the most recently approved Strategic Plan. The CEO shall take steps to implement all orders and resolutions of the Partnership Governance Committee or, as applicable, any Auxiliary Committee. The CEO will also establish salaries or other compensation for the other executive officers of the Partnership consistent with plans approved by the Partnership Governance Committee. Except as approved by the Partnership Governance Committee, all fees and compensation of the employees and officers of the Partnership, other than the CEO, with respect to their services as such officers and employees shall be payable solely by the Partnership.

STRATEGIC PLANS AND ANNUAL BUDGETS; EXPENSES

     The Partnership shall be managed in accordance with a five-year Strategic Plan which shall be updated annually under the direction of the CEO and presented for approval by the Partnership Governance Committee no later than 90 days prior to the start of the first fiscal year covered by the updated plan. The Strategic Plan must be approved each year by at least two Representatives of each of Lyondell GP and Millennium GP. The Strategic Plan shall establish the strategic direction of the Partnership, including plans relating to capital maintenance and enhancement, geographic expansion, acquisitions and dispositions, new product lines, technology, long-term supply and customer arrangements, internal and external financing, environmental and legal compliance, and plans, programs and policies relating to compensation and industrial relations. The Strategic Plan shall include projected income statements, balance sheets and cash flow statements, including the expected timing and amounts of capital contributions and cash distributions. The format and level of detail of each Strategic Plan shall be consistent with that of the initial Strategic Plan agreed to by Lyondell GP and Millennium GP on or prior to the Closing Date or the Strategic Plan most recently approved by at least two Representatives of each of Lyondell GP and Millennium GP.

     In addition, the executive officers of the Partnership shall prepare an Annual Budget for each fiscal year. Each Annual Budget will include an Operating Budget and Capital Expenditure Budget, provided that each Annual Budget shall be consistent with the information for such fiscal year included in the

Strategic Plan most recently approved by two Representatives of each of Lyondell GP and Millennium GP. Unless otherwise provided in the most recently approved Strategic Plan, each Annual Budget shall utilize a format and provide a level of detail consistent with the Partnership's Annual Budget for the 1998 fiscal year.

     If for any fiscal year the Partnership Governance Committee has failed to approve an updated Strategic Plan, then, subject to the provisions regarding deadlock described below, for such year and each subsequent year prior to the approval of an updated Strategic Plan, the executive officers of the Partnership shall prepare the Annual Budget consistent with the projections and other information for that year included in the Strategic Plan most recently approved by two Representatives of each of Lyondell GP and Millennium GP; provided, however, that the CEO, acting in good faith, shall be entitled to modify any such Annual Budget in order to satisfy current contractual and compliance obligations and to account for other changes in circumstances resulting from the passage of time or the occurrence of events beyond the control of the Partnership. The CEO shall not be authorized to cause the Partnership to proceed with capital expenditures to accomplish capital enhancement projects except to the extent that such expenditures would enable the Partnership to continue or complete any such capital project reflected in the last Strategic Plan that was approved by two Representatives of each of Lyondell GP and Millennium GP.

     If the Partnership Governance Committee has not agreed upon and approved an updated Strategic Plan by such date as is 12 months after the beginning of the first fiscal year that would have been covered by such plan, then Lyondell GP and Millennium GP shall submit their disagreements to mediation by a neutral third party (the 'Neutral'), who will be mutually agreed upon by the General Partners (or by certain third parties if the General Partners cannot agree). Within 20 days of selection of the Neutral, two persons having decision-making authority on behalf of each General Partner shall meet with the Neutral and agree upon procedures and a schedule for attempting to resolve the differences between the General Partners. They shall continue to meet thereafter on a regular basis until (i) agreement is reached by the General Partners (acting through their Representatives) on an updated Strategic Plan or (ii) at least 24 months have elapsed since the beginning of the first fiscal year that was to be covered by the first updated plan for which agreement was not reached and one General Partner shall determine and notify the other General Partner and the Neutral in writing that no agreement resolving the dispute is likely to be reached. Following any such notice, either General Partner may elect to dissolve the Partnership. See ' -- Dissolution and Termination.'

     Generally, all Partnership expenses (both operating and capital expenses), regardless of whether included in any Strategic Plan or Annual Budget, shall be funded from operating cash flows or authorized borrowings under available lines of credit, unless otherwise agreed by the Partnership Governance Committee or, in certain circumstances, determined by the CEO. See ' -- Capital Contributions.' After a Strategic Plan and an Annual Budget have been approved by the Partnership Governance Committee (or an Annual Budget has been developed as described above in cases where an updated Strategic Plan has not yet been approved), the CEO will be authorized, without further action by the Partnership Governance Committee to cause the Partnership to make expenditures consistent with such Strategic Plan and Annual Budget, provided that all internal control policies and procedures, including those regarding the required authority for certain expenditures, shall have been followed. In any emergency, the CEO or the CEO's designee shall be authorized to take such actions and to make such expenditures as may be reasonably necessary to react to the emergency regardless of whether such expenditures have been included in an approved Strategic Plan or Annual Budget. Promptly after learning of an emergency, the CEO or such designee shall notify the Representatives of the nature of the emergency and the response that has been made, or is committed or proposed to be made, with respect to the emergency.

DISTRIBUTION OF AVAILABLE NET OPERATING CASH


     Subject to applicable law, the Partnership will distribute to the partners, as soon as practicable following the end of each month, all Available Net Operating Cash. On a cumulative basis, (i) distributions are to be made to the extent of cumulative Profits to the partners in the ratio of the units owned by each partner to the total number of units ('Pro Rata'), and (ii) the remaining distributions are to be made to the Limited Partners Pro Rata. The initial Pro Rata interests of the Partners are as follows: Lyondell GP, 1.14%; Lyondell LP, 55.86%; Millennium GP, 0.86% and Millennium LP, 42.14%.


     'Available Net Operating Cash' is defined in the Partnership Agreement, at the relevant time of determination, as (i) all cash and cash equivalents on hand at the Partnership as of the most recent month end, plus the excess, if any, of the Partnership's targeted level of indebtedness at such date (as set forth in the most recently approved Strategic Plan) over the Partnership's actual indebtedness (as determined in accordance with GAAP) as of such month end, less
(ii) the Projected Cash Requirements, if any, of the Partnership as of such month end, as determined by the Partnership's executive officers. 'Projected Cash Requirements' means, for the 12-month period following any such month end, the excess, if any, of the sum of (i) forecast capital expenditures, plus (ii) forecast cash payments for taxes, debt service (including principal and interest payment requirements and other non-cash credits to income), plus (iii) forecast cash reserves for future operations or other requirements over the sum of (a) forecast net income of the Partnership, plus (b) the sum of forecast depreciation, amortization, other non-cash charges to income, interest expense and tax expenses, in each case to the extent deducted in determining net income, plus or minus (c) forecast decreases or increases, respectively in working capital, plus (d) the forecast cash proceeds of disposition of assets (net of expenses) plus (e) an amount equal to the forecast net proceeds of debt financings, capital contributions and payments of the Lyondell Note. Projected cash requirements for the Partnership shall be calculated consistent with the most recently approved Strategic Plan, except to the extent the Partnership's executive officers determine that changes in the Partnership's financial condition, results of operations, assets, business or prospects make a change advisable, in which case the Partnership shall advise the General Partners promptly regarding the basis for the change.


     Distributions to the partners of cash or property arising from a liquidation of the Partnership shall be made in accordance with the capital account balances of the partners.


     Any amount otherwise distributable to a partner as described above shall, unless otherwise agreed by the Nonconflicted General Partner as described under ' -- Transactions with Affiliates' above, be applied by the Partnership to satisfy any of the following obligations that are owed by such partner or its affiliate to the Partnership and that are not paid when due: (i) in the case of Lyondell LP, the failure to pay any interest or principal when due on the Lyondell Note or, in the case of any partner, the failure to pay any interest or principal when due on any indebtedness for borrowed money of such partner or any affiliate of such partner to the Partnership; (ii) in the case of any partner, the failure of such partner or any affiliate of such partner to make any indemnification payment pursuant to its Asset Contribution Agreement that has been finally determined to be due; and (iii) in the case of any partner, the failure to make any capital contribution required pursuant to the Partnership Agreement (other than pursuant to its Asset Contribution Agreement).


CAPITAL CONTRIBUTIONS

     Upon the formation of the Partnership, the partners will contribute an aggregate of $1,000,000 in cash in exchange for an aggregate of 10,000 units. In addition, on the Closing Date, the Limited Partners shall make the following additional contributions: (i) pursuant to its Asset Contribution Agreement, Lyondell LP will contribute, or cause to be contributed to the Partnership, the assets contemplated thereby subject to the assumed liabilities contemplated thereby and (ii) pursuant to its Asset Contribution Agreement, Millennium Petrochemicals will contribute to the Partnership the assets contemplated thereby subject to the assumed liabilities contemplated thereby. Simultaneously with Millennium Petrochemicals' contribution, the Partnership will also repay $750 million in intercompany indebtedness assumed from Millennium Petrochemicals. Lyondell and Millennium intend that the contribution of assets subject to liabilities will qualify as a tax-free contribution under Section 721 of the Internal Revenue Code in which no partner will recognize gain or loss. The partners have agreed that the Partnership will so file its tax return, and each partner has agreed to file its tax return on the same basis and to maintain such position consistently at all times thereafter.

     Subject to the requirement that two Representatives of each of Lyondell GP and Millennium GP must approve any capital contributions that would exceed a total of $100 million in any fiscal year or a total of $300 million within any five-year period, the Partnership Governance Committee, on behalf of the Partnership, may issue a written notice to the Limited Partners calling for an additional capital contribution to the Partnership. Any such additional contributions will be apportioned among the Limited Partners Pro Rata, and the capital contribution must be made within seven business days from the date the funding notice is issued. In addition, subject to the limitation that the approval of two Representatives of each of Lyondell GP and Millennium GP is required for capital contributions in excess of a total of $100 million in any fiscal year or a total of $300 million in any five-year period, the CEO may also issue a funding notice to the Limited Partners, to the extent that he determines at any time that funds are needed to fund the operations of the Partnership.

DESCRIPTION OF PARTNERS

     Except as expressly set forth in the Partnership Agreement, each General Partner has agreed to exercise its authority to manage and control the Partnership only through action of the Partnership Governance Committee. No General Partner has the authority, and each General Partner has agreed not to exercise, or purport or attempt to exercise, any authority (i) to act for or incur, create or assume any obligation, liability or responsibility on behalf of the Partnership or any other partner, (ii) to execute any documents on behalf of, or otherwise bind, or purport or attempt to bind, the Partnership, or (iii) to otherwise transact any business in the name of the Partnership, in each case except pursuant to action of the Partnership Governance Committee. No Limited Partner shall take part in the management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.


     LYONDELL GP AND LYONDELL LP. Lyondell GP and Lyondell LP are corporations which were incorporated in Delaware on September 22, 1997. Each of Lyondell GP and Lyondell LP is a direct wholly-owned subsidiary of Lyondell. Lyondell GP has no business or assets except for its ownership of general partner units in the Partnership, and Lyondell LP has no business or assets except for its ownership of limited partner units in the Partnership. In the Partnership Agreement, Lyondell GP and Lyondell LP have each agreed that its business shall be restricted solely to the holding of its units in the Partnership (and the doing of things necessary or incidental in connection therewith), and that it shall not own any assets, incur any liabilities or engage, participate or invest in any business outside the scope of such business.



     MILLENNIUM GP AND MILLENNIUM LP. Millennium GP and Millennium LP are limited liability companies which were organized in Delaware on October 3, 1997. Each of Millennium GP and Millennium LP is an indirect wholly-owned subsidiary of Millennium. Millennium GP has no business or assets except for its ownership of general partner units in the Partnership, and Millennium LP has no business or assets except for its ownership of limited partner units in the Partnership. In the Partnership Agreement, Millennium GP and Millennium LP have each agreed that its business shall be restricted solely to the holding of its units in the Partnership (and the doing of things necessary or incidental in connection therewith), and that it shall not own any assets, incur any liabilities or engage, participate or invest in any business outside the scope of such business.


INDEMNIFICATION

     The Partnership will agree, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless each partner, its affiliates and its respective officers, directors and employees from, against and in respect of any liability which such person may sustain, incur or assume as a result of, or relative to, any third party claim arising out of or in connection with the business, property or affairs of the Partnership, except to the extent that it is finally determined that such third party claim arose out of or was related to actions or omissions of the indemnified partner, its affiliates or any of their respective officers, directors or employees (acting in their capacities as such) constituting a breach of the Partnership Agreement or any Related Agreement (as defined in the Master Transaction Agreement). This indemnification obligation is not intended to, nor shall it, affect or take precedence over the indemnity provisions contained in any Related Agreement.

PARTNERS' RIGHT OF CONTRIBUTION

     Each partner will agree, to the fullest extent permitted by law, to indemnify, defend and hold harmless the other partners, their affiliates and their respective officers, directors and employees from and against the indemnifying partner's Pro Rata share (calculated at the time any such liability was incurred) of any liability that such indemnified person may sustain, incur or assume as a result of or relating to any third party claim arising out of or in connection with the business, property or affairs of the Partnership; provided, however, that no such persons shall be entitled to indemnity to the extent it is finally determined that such third party claim arose out of or was related to actions or omissions of the indemnified partner, its affiliates or any of their respective officers, directors or employees (acting in their capacity as such) constituting a breach of the Partnership Agreement or Related Agreement. In addition, no such person shall be entitled to the indemnity described in this paragraph unless (i) such person first makes a written demand for indemnification from the Partnership for indemnification and the Partnership shall fail to satisfy such demand in a manner reasonably satisfactory to the demanding person within 60 days of such notice or (ii) the Partnership is insolvent or otherwise unable to satisfy its obligations.

TRANSFERS AND PLEDGES

     Without the consent of the Partnership Governance Committee, no partner may transfer less than all of its units of interest in the Partnership. If any Limited Partner and its affiliated General Partner desire to transfer (pursuant to a cash sale) all of their units (together, the 'Selling Partners'), they must give written notice (the 'Initial Notice') to the Partnership and the other Partners (the 'Offeree Partners') stating the Selling Partners desire to transfer their units and stating the cash purchase price and all other terms on which they are willing to sell (the 'Offer Terms'). Delivery of an Initial Notice shall constitute the irrevocable offer of the Selling Partners to sell their units to the Offeree Partners. The Offeree Partners shall have the option, exercisable by delivering written notice (the 'Acceptance Notice') of such exercise to the Selling Partners within 45 days of the date of Initial Notice, to elect to purchase all of the units of the Selling Partners on the Offer Terms described in the Initial Notice. The Acceptance Notice shall set a date for closing the purchase, such date to be not less than 30 nor more than 90 days after delivery of the Acceptance Notice, subject to extension in certain circumstances. The purchase price for the Selling Partners' units shall be paid in cash delivered at the closing.

     If the Offeree Partners do not elect to purchase the Selling Partners' units within 45 days after the receipt of the Initial Notice, the Selling Partners shall have a further 180 days during which they may, subject to certain conditions described below, consummate the sale of their units to a third party purchaser at a purchase price and on such other terms that are no more favorable to the purchaser than the Offer Terms. If the sale is not completed within such 180-day period, the Initial Notice shall be deemed to have expired and a new notice and offer shall be required before the Selling Partners may make any transfer of their units.

     Before the Selling Partners may consummate a transfer of their units to a third party in accordance with the Partnership Agreement, the Selling Partners shall demonstrate to the Partnership that the person willing to serve as the proposed purchaser's guarantor (under an agreement substantially similar to the Parent Agreement) has outstanding indebtedness that is rated investment grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation (or where such person has no rated indebtedness outstanding, such person shall provide an opinion from an nationally recognized investment banking firm that such person could be reasonably expected to obtain such ratings). In addition, a partner may transfer its units only if certain events occur, including (i) the transfer is accomplished in a non-public offering in compliance with, and exempt from, the registration and qualification requirements of all federal and state securities laws and regulations, (ii) the transfer does not cause a default under any material contract to which the Partnership is a party or by which the Partnership or any of its properties is bound, (iii) the transferee executes an appropriate agreement to be bound by the Partnership Agreement, (iv) the transferor and/or transferee bears all reasonable costs incurred by the Partnership in connection with the transfer, (v) the business and activities of the transferee comply with certain covenants set forth in Section 9.6 of the Partnership Agreement, (vi) the guarantor of the transferee satisfies the rating agency criteria described above and delivers an agreement to the ultimate parent entity of the Offeree Partners and to the Partnership substantially in the form of the Parent Agreement, (vii) neither of the partners wishing to transfer their units is in default in the timely performance of any of its material obligations to the Partnership and (viii) simultaneously with the transfer of units by a Limited Partner, the units held by its affiliated General Partner are simultaneously transferred to such person or a wholly-owned affiliate of such person, and vice versa.


     Notwithstanding the above, without the need for the consent of any person, any partner may transfer its units to any wholly-owned affiliate of such partner, provided that the transferee executes an instrument reasonably satisfactory to the Partnership Governance Committee accepting the terms and provisions of the Partnership Agreement. In addition, either Limited Partner may, at its option, at any time and without the need for the consent of any person, transfer up to 99% of its limited partner units to its affiliated General Partner, whereupon such limited partner units shall, without any further action, become general partner units. Promptly following any such transfer of limited partner units, each partner shall take such actions and execute such instruments or documents (including, without limitation, amendments to the Partnership Agreement or supplemental agreements thereto) as may be reasonably necessary to ensure that each General Partner together with its affiliated Limited Partner shall, taken as a whole and following such transfer, maintain all of its rights under the Partnership Agreement as in effect immediately prior to such transfer (including, without limitation, the aggregate portion of Available Net Operating Cash distributable to each General Partner together with its affiliated Limited Partner).


     A partner shall not in any transaction or series of actions, directly or indirectly pledge all or any part of its units or interest in the Partnership. However, a partner may at any time assign its right to receive distributions from the Partnership so long as such assignment does not purport to assign any right of such partner to participate in or manage the affairs of the Partnership, to receive any information or accounting of the affairs of the Partnership, or to inspect the books or records of the Partnership or any other right of a partner pursuant to the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act. In addition, subject to any restrictions imposed by the Parent Agreement, nothing in the Partnership Agreement shall prevent the transfer or pledge by the owner thereof of any capital stock, equity ownership interests or other security of the partner or any affiliate of a partner.

DEFAULT

     Each of the following events shall constitute a 'Default' and create the rights provided for below in favor of the Partnership and the partners not in default ('Non-Defaulting Partners') against the partners in default ('Defaulting Partners') (i) the failure by a partner to make any contribution to the Partnership as required pursuant to the Partnership Agreement (other than pursuant to the Asset Contribution Agreement), which failure continues for at least five business days from the date that the partner is notified such contribution is overdue; (ii) in the case of each of Lyondell GP and Lyondell LP, the failure to pay principal, when due, on the Lyondell Note, which failure continues for at least five business days from the date such payment is due; or
(iii) the withdrawal, retirement, resignation or dissolution of a partner (other than in connection with a transfer of all of a partner's units in accordance with the Partnership Agreement); or the bankruptcy of a partner or its guarantor.

     The day upon which the Default commences or occurs (or if the Default is subject to a cure period and is not timely cured, then the day following the end of the applicable cure period) shall be the 'Default Date.' Following a Default, in addition to any other remedies they may have, the Non-Defaulting Partners in their sole discretion may elect to pursue the following remedies: (i) at any time prior to the expiration of 60 days from the Default Date, the Non-Defaulting Partners may elect to purchase all, but not less than all, the units of the Defaulting Partners as described below; provided, however, that within 10 days after the determination of the fair market value, the Non-Defaulting Partners may decide not to proceed with a purchase of the units of the Defaulting Partners, in which case the Non-Defaulting Partners shall have an additional 30 days following such decision to elect an alternative remedy under clause (ii) below; and (ii) at any time prior to the expiration of 60 days from the Default Date (or if the Non-Defaulting Partners initially elected to pursue their remedy under clause (i) above, then at any time prior to the expiration of the 30-day extension period), the Non-Defaulting Partners may elect to effect a liquidation of the Partnership and thereby cause the Partnership to dissolve. See
' -- Dissolution and Termination.'

     Upon any election to purchase a Defaulting Partners' units following a Default, the purchase price that the Non-Defaulting Partners shall pay to the Defaulting Partners for their units shall be an amount equal to (i) the amount that the Defaulting Partners would receive in a liquidation (assuming that any sale as described under 'Dissolution and Termination' below were for an amount equal to the fair market value, without giving effect to any damages) reduced by
(ii) the unrecovered damages attributable to the Default by the Defaulting Partners. If the Non-Defaulting Partners have a right to purchase the units of the Defaulting Partners, they may first seek a determination of fair market value by delivering notice in writing to the Defaulting Partners. The Non-Defaulting Partners shall have 10 days from the final determination of fair market value to elect to purchase the units of the Defaulting Partners, and the purchase shall be consummated within 60 days following the date when the Non-Defaulting Partners give notice of such election, subject to extension in certain circumstances. The Non-Defaulting Partners may assign, in whole or in part, their right to purchase the units of the Defaulting Partners to one or more third parties.

     If the Non-Defaulting Partners elect to dissolve the Partnership as a result of a Default, any amount payable to the Defaulting Partners in the resulting liquidation shall be reduced by, without duplication, any unrecovered damages incurred by the Non-Defaulting Partner and the Non-Defaulting Partners' Pro Rata share of any unrecovered damages incurred by the Partnership in connection with the Default.

     Commencing on the Default Date and (i) prior to the Non-Defaulting Partners' collection of Damages through the exercise of their legal remedies or otherwise, or (ii) while the Non-Defaulting Partners are pursuing their remedies as described above, the Representatives of the Defaulting General Partner shall not have any voting or decisional rights with respect to matters requiring Partnership Governance Committee Action, and such matters shall be determined solely by the Representatives of the Non-Defaulting General Partner; provided, however, that the foregoing loss of voting and decisional rights shall not occur as a result of a Default caused solely by the bankruptcy of a partner or a guarantor; and provided further, that except in the case of a Default resulting from the failure to pay the principal of the Lyondell Note, the foregoing loss of voting and decisional rights shall not apply to the unanimous voting requirements in respect of changes in the scope of the Partnership's business, the issuance, sale, redemption or acquisition of units or other equity securities by the Partnership or any subsidiary, changes in respect of accounting methods or tax elections or mergers, consolidations or conversions. See ' -- Unanimous Voting Requirements.'

DISSOLUTION AND TERMINATION

     As long as there is at least one other General Partner (who is hereby authorized in such event to conduct the business of the Partnership without dissolution), the withdrawal, retirement, resignation, dissolution or bankruptcy of a General Partner shall not dissolve the Partnership, but rather shall be a Default as described above. See ' -- Default.' The Partnership shall be dissolved, however, upon the happening of any one of the following events: (i) the written determination of both General Partners to dissolve the Partnership,
(ii) the entry of a judicial decree of dissolution, (iii) any other act or event which results in the dissolution of a limited partnership under the Delaware Revised Uniform Limited Partnership Act (except as provided in the first sentence of this paragraph); (iv) the election of the Non-Defaulting Partners to effect a dissolution of the Partnership as described above (see ' -- Defaults'); or (v) after the delivery of a Deadlock Notice by a General Partner as described above (see ' -- Strategic Plans and Annual Budgets; Expenses'), the written determination by either General Partner to dissolve the Partnership.

     If the Partnership dissolves, it shall commence winding up pursuant to the appropriate provisions of the Delaware Revised Uniform Limited Partnership Act and the procedures set forth below. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the partners, as such, shall continue to be governed by the Partnership Agreement. The winding up of the Partnership shall be conducted under the direction of the Partnership Governance Committee; provided, however, that if the dissolution is caused by entry of a decree of judicial dissolution, the winding up shall be carried out in accordance with such decree. Generally, the Partnership shall attempt to sell all property and apply the proceeds therefrom as described below. Upon dissolution of the Partnership, the Partnership Governance Committee shall determine the time, manner and terms of any sale or sales of the Partnership property pursuant to such winding up, consistent with its duties and having due regard to the activity and condition of the relevant market and general financial and economic conditions. Except as otherwise agreed by the partners, no distributions will be made in kind to any partner without the consent of each partner.

     In the case of a dissolution and winding-up of the Partnership, the Partnership's assets shall be applied as follows: (i) to satisfaction of the liabilities of the Partnership owing to third parties and then to partners (including affiliates of partners), whether by payment or reasonable provision for payment; any reserves created to make any such provision for payment may be paid over by the Partnership to an independent escrow holder or trustee, to be held in escrow or trust for the purpose of paying any such contingent, conditional or unmatured liabilities or obligations, and at the expiration of such period as the Partnership Governance Committee may deem advisable, such reserves shall be distributed to the partners or their assigns in the manner set forth below; and then (ii) after all allocations of profits or losses and other items to the partners in accordance with the balances in their capital accounts; any partner that then has a deficit in its capital account shall contribute cash in the amount necessary to eliminate such deficit and such contributions shall be made within 90 days after the date in which all undistributed assets of the Partnership have been converted to cash. Notwithstanding the foregoing, if any partner shall be indebted to the Partnership, then until payment in full of the principal of and accrued but unpaid interest on such indebtedness, regardless of the stated maturity or maturities thereof, the Partnership shall retain such partner's distributive share of Partnership property and apply such sums to the liquidation of such indebtedness and the cost of operation of such Partnership property during the period of such liquidation.

     If dissolution occurs as a result of the delivery of a Deadlock Notice, then, notwithstanding the foregoing and at the election of any partner, properties shall be divided and distributed in kind to the partners in accordance with certain provisions set forth in Appendix E to the Partnership Agreement.

LIMITATION OF FIDUCIARY DUTIES; NON-COMPETITION

     The liability of each of the General Partners (including any liability of its affiliates or its and their respective officers, directors, agents and employees) or of any Limited Partner (including any liability of its affiliates or its and their respective officers, agents, directors and employees), either to the Partnership or to any other partner, for any act or omission by such partner in its capacity as a partner of the Partnership that is imposed by such partner's status as a 'general partner' or 'limited partner' (as such terms are used in the Delaware Revised Uniform Limited Partnership Act) of a limited partnership will be eliminated, waived and limited to the fullest extent permitted by law; provided, however, that each General Partner shall at all times owe to the other General Partner a fiduciary duty in observing the requirement described above under ' -- Unanimous Voting Requirement' that two or more Representatives of each of Lyondell GP and Millennium GP shall be required to give their approval before the Partnership may undertake any of the actions listed therein. Each General Partner shall at all times owe to the other General Partner a duty to act in good faith with respect to all matters involving the Partnership.

     Except as described below, each partner's affiliates shall be free to engage in or possess an interest in any other business of any type, and to avail itself of any business opportunity available to it without having to offer the Partnership or any partner the opportunity to participate in such business. If a partner's affiliate desires to initiate or pursue an opportunity to undertake, engage in, acquire or invest in a business, activity or operation within the scope of the business of the Partnership ('Related Business') by investing in or acquiring a person whose business is a Related Business, acquiring assets of a Related Business, or otherwise engaging in or undertaking a Related Business (a 'Business Opportunity'), such partner or its affiliate (such partner, together with its affiliates being called the 'Proposing Partner') shall offer the Partnership the Business Opportunity.

     When a Proposing Partner offers a Business Opportunity to the Partnership, the Partnership shall elect to do one of the following: (i) acquire or undertake the Business Opportunity for the benefit of the Partnership as a whole, at the cost, expense and benefit of the Partnership; or (ii) permit the Proposing Partner to acquire or undertake the Business Opportunity for its own benefit and account without any duty to the Partnership or the other partners with respect thereto; provided, however, that if the Business Opportunity is in direct competition with the then existing business of the Partnership (a 'Competing Opportunity'), then the Proposing Partner and the Partnership shall, if either so elects, seek to negotiate and implement an arrangement whereby the Partnership would either (i) acquire or undertake the Competing Opportunity at the sole cost, expense and benefit of the Proposing Partner under a mutually acceptable arrangement whereby the Competing Opportunity is treated as a separate business within the Partnership with the costs, expenses and benefits related thereto being borne and enjoyed solely by the Proposing Partner, or (ii) enter into a management agreement with the Proposing Partner to manage the Competing Opportunity on behalf of the Proposing Partner on terms and conditions mutually acceptable to the Proposing Partner and the Partnership. If the Partnership and the Proposing Partner do not reach agreement as to such arrangement, the Proposing Partner may acquire or undertake the Competing Opportunity for its own benefit and account without any duty to the Partnership or the other partners with respect thereto.

     In addition, if the Business Opportunity constitutes less than 25% (based on annual revenues for the most recently competed fiscal year) of an acquisition of or investment in assets, activities, operations or businesses that is not otherwise a Related Business, then a Proposing Partner may acquire or invest in such Business Opportunity without first offering it to the Partnership; provided, that, after completion of the acquisition or investment thereof, such Proposing Partner must offer the Business Opportunity to the Partnership as described above. If the Partnership elects to pursue such Business Opportunity, it shall be acquired by the Partnership at its fair market value as of the date of such acquisition.

     If (i) the Partnership is presented with an opportunity to acquire or undertake a Business Opportunity that it determines not to acquire or undertake and (ii) the Representatives of one General Partner, but not the other General Partner, desired that Partnership acquire or undertake such Business Opportunity, then the Partnership shall permit such first General Partner and its affiliates to acquire or undertake such Business Opportunity, and such Business Opportunity shall be treated in the same manner as if such General Partner and its affiliates were a Proposing Partner with respect to such Business Opportunity.

FINANCIAL AND ACCOUNTING MATTERS; AUDITS

     The fiscal year of the Partnership will begin on January 1 and end on December 31. The initial independent auditors of the Partnership will be appointed by mutual agreement of Lyondell and Millennium, and this appointment may only be changed with the approval of at least two Representatives of each of Lyondell GP and Millennium GP. See ' -- Unanimous Voting Requirements.' The Partnership will report its operations for tax purposes utilizing the accrual method of accounting. The Partnership will give each partner, as well as its internal and independent auditors, at the expense of such partner, full and complete access to the Partnership's internal and independent auditors. Each partner shall have the right to inspect the books and records and the physical properties of the Partnership and, at its own expense, to cause an independent audit thereof at any time.

FINANCIAL AND OTHER INFORMATION

     The Partnership shall deliver to each partner certain monthly, quarterly and annual reports and financial statements as specified in the Partnership Agreement.

                              THE PARENT AGREEMENT

     The following is a summary of the material provisions of the Parent Agreement, which has been filed with the SEC and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Parent Agreement. All holders of Lyondell Common Stock and Millennium Common Stock are encouraged to read the Parent Agreement carefully. See 'Where You Can Find More Information.'

GUARANTEE OF OBLIGATIONS


     Each of Lyondell and Millennium (the 'Parents') shall guarantee, undertake and promise to cause the due and punctual payment and the full and prompt performance by its respective subsidiaries, Lyondell GP and Lyondell LP in the case of Lyondell (the 'Lyondell Partner Subs') and Millennium GP and Millennium LP in the case of Millennium (the 'Millennium Partner Subs' and, together with the Lyondell Partner Subs and any other direct or indirect subsidiary of either of the Parents that are parties to the Other Agreements (as defined below), the 'Affiliated Obligors') of all of the amounts to be paid and all of the terms and provisions to be performed or observed by or on the part of its Affiliated Obligors under the various agreements, including, without limitation, the Partnership Agreement and the Asset Contribution Agreements (the 'Other Agreements'), in accordance with the terms thereof (all such terms and provisions collectively called the 'Obligations') as follows: in the event that its Affiliated Obligors shall fail in any manner whatsoever to timely pay, perform or observe any of their Obligations, such Parent will itself duly and punctually pay, or fully and promptly perform or observe, as the case may be, such Obligations, or cause the same to be duly and punctually paid, or fully and promptly performed or observed, in each case as if such Parent were itself the obligor with respect to such Obligations under the Other Agreements. Insofar as the foregoing relates to the obligations of an Affiliated Obligor under the Partnership Agreement and except as set forth in the following paragraph, no Parent shall be required to make, or cause a Partner Sub to make, any contribution to the Partnership that such Partner Sub is not otherwise required to make pursuant to certain terms of the Partnership Agreement concerning required capital contributions. Insofar as this paragraph applies to Other Agreements other than the Partnership Agreement, the term 'Affiliated Obligors' will not include the Partnership nor any partner in the Partnership in its capacity as such.



     Further, each of Lyondell and Millennium shall acknowledge that the Partnership Agreement sets forth definitions of 'Conflicted Partner' and 'Nonconflicted Partner,' and provides that a Nonconflicted Partner has certain exclusive rights to control the Partnership with respect to any Conflict Circumstance (as defined in the Partnership Agreement). Without limiting the rights of its Partner Sub under the Partnership Agreement, each of Lyondell and Millennium shall agree to cause its Partner Sub (i) to cause the Partnership to pay, perform and observe all of the Obligations to be paid, performed or observed by or on the part of the Partnership under the Other Agreements, in accordance with the terms thereof, to the extent that such Partner Sub is the Nonconflicted Partner and is thereby entitled to cause the payment, performance and observance of such Obligations and (ii) to abide by its obligations as the Nonconflicted Partner with respect to any Conflict Circumstance in accordance with the terms of the Partnership Agreement applicable thereto; provided, however, that each of Lyondell's or Millennium's responsibility for a failure of the Partnership to pay, perform or observe its obligations under the Other Agreements shall be limited to the circumstances in which the Partnership's failure to so pay, perform or observe its obligations under the Other Agreements was directly caused by an act or failure to act by its Partner Sub; provided, further, that nothing in this paragraph shall require Lyondell or Millennium to make or cause such Partner Sub to make any contribution to the Partnership that such Partner Sub is not otherwise required to make pursuant to certain terms of the Partnership Agreement concerning required capital contributions. See 'The Partnership Agreement -- Transactions with Affiliates.'


RESTRICTIONS ON TRANSFER AND PLEDGE OF PARTNER SUB STOCK

     Lyondell and Millennium also shall agree that except as otherwise provided below or with the written consent of the other, which consent may be granted or withheld in such other party's sole discretion, it will not, in any transaction or series of transactions, directly or indirectly, (i) sell, assign or otherwise in any manner dispose of, whether by act, deed, merger or otherwise ('Transfer') or (ii) mortgage, pledge, encumber or create or suffer to exist any pledge, lien or encumbrance upon or security interest in ('Pledge'), all or any part of the capital stock (including any securities convertible into or exchangeable for or carrying any rights to purchase, subscribe for or otherwise acquire any such capital stock) of its Partner Subs (collectively, the 'Partner Sub Stock'). Any attempt by Lyondell or Millennium to Transfer or Pledge all or a portion of its Partner Sub Stock in violation of the Parent Agreement shall be void ab initio and shall not be effective to transfer such Partner Sub Stock or any portion thereof.

     Lyondell or Millennium may Transfer all (but not less than all) of its Partner Sub Stock if such Transfer is in connection with (i) a merger, consolidation, conversion or share exchange of such entity or (ii) a sale or other disposition of (x) the Partner Sub Stock plus (y) other assets representing at least fifty percent (50%) of the book value of such entity's assets excluding the Partner Sub Stock, as reflected on its most recent audited consolidated (or combined) financial statements; provided, however, the ultimate parent entity of the acquiring, succeeding or surviving entity in any such transaction (the 'Successor Parent') (i) shall succeed to and be substituted for Lyondell or Millennium as applicable, with the same effect as if it had been named in the Parent Agreement and (ii) shall execute an instrument wherein such ultimate parent entity shall agree to be bound by the obligations of Lyondell or Millennium, as applicable, under the Parent Agreement, with the same effect as if it had been named therein, whereupon, unless Lyondell or Millennium, as applicable, shall become a direct or indirect subsidiary of the Successor Parent, Lyondell or Millennium, as applicable, shall thereupon be released from all obligations under the Parent Agreement.

     Lyondell or Millennium may Pledge all (but not less than all) of its Partner Sub Stock to any one or more Approved Lenders; provided that the Pledge shall be evidenced by an instrument reasonably satisfactory to the Partnership, wherein the Approved Lender receiving such Pledge shall agree that in the event such Approved Lender obtains a right of foreclosure on such Parent's Partner Sub Stock, such Approved Lender will foreclose on the Partner Sub Stock of each of Lyondell's or Millennium's, as the case may be, Partner Subs equally so that such Approved Lender will in all events hold equal portions of Partner Sub Stock of Lyondell GP and Lyondell LP or Millennium GP and Millennium LP, as the case may be. An 'Approved Lender' shall be any bank, insurance company, investment bank or other financial institution that is regularly engaged in the business of making loans.

RIGHT OF FIRST OPTION

     Without the consent of the other, neither Lyondell or Millennium may Transfer less than all of its Partner Sub Stock. Unless such Transfer is otherwise permitted by the foregoing paragraphs concerning restrictions, either party desiring to Transfer (pursuant to a cash sale) all of its Partner Sub Stock (the 'Selling Parent') shall give written notice (the 'Initial Notice') to the Partnership and the other party (the 'Offeree Parent') stating that the Selling Parent desires to Transfer its Partner Sub Stock and stating the cash purchase price and all other terms on which it is willing to sell (the 'Offer Terms'). Delivery of an Initial Notice shall constitute the irrevocable offer of the Selling Parent to sell its Partner Sub Stock to the Offeree Parent. The Offeree Parent shall have the option, exercisable by delivering written notice of such exercise to the Selling Parent within 45 days of the date of the Initial Notice, to elect to purchase all of the Partner Sub Stock of the Selling Parent on the Offer Terms described in the Initial Notice. If the Offeree Parent does not elect to purchase the Selling Parent's Partner Sub Stock within 45 days after the receipt of the Initial Notice, the Selling Parent shall have a further 180 days during which it may consummate the sale of its Partner Sub Stock to a third party purchaser at a purchase price and on such other terms that are no more favorable to such purchaser than the Offer Terms and in accordance with and subject to such other provisions of the Parent Agreement as may apply. If the sale is not completed within such further 180-day period, the Initial Notice shall be deemed to have expired and a new notice and offer shall be required before the Selling Parent may make any Transfer of its Partner Sub Stock.

STANDSTILL AGREEMENT

     Lyondell and Millennium shall agree that, until the expiration of 24 months from the date on which either it and its affiliates or the other party and its affiliates no longer hold an interest in the Partnership, neither it, nor any of its Affiliated Obligors or other subsidiaries, shall, without prior written approval of the other party: (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of the other party (other than such party's Partner Sub Stock or the interests in the Partnership held by such Parent's Partner Subs), whether such agreement or proposal is made with or to the other party or a third party; (ii) make any unsolicited proposal to enter into, directly or indirectly, any merger or other business combination involving the other party; (iii) make, or in any way participate, directly or indirectly, in any 'solicitation' of 'proxies' (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party; (iv) form, join or in any way participate in a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the other party; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other party (other than with respect to the ownership, business, property and affairs of the Partnership); (vi) disclose any intention, plan or arrangement inconsistent with the foregoing; or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing. Lyondell and Millennium will also agree during such period not to: (i) request the other party (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph; or (ii) take any action which might reasonably be expected to require the other party to make a public announcement regarding the possibility of a business combination or merger.

     Notwithstanding the foregoing paragraph, either Lyondell or Millennium may, by notice to the other, terminate the provisions of the foregoing paragraph (as applied to both parties) at any time within 30 days after the occurrence of any of the following events with respect to the other party: (i) certain changes of control of such other party shall have occurred, (ii) such other party shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving certain changes of control of such other party or (iii) a tender offer or exchange offer shall have been commenced or publicly announced by a third party that, if consummated, would have the effect of acquiring beneficial ownership of 50% or more of the voting stock of such other party.

COMPETING BUSINESS

     If either Lyondell or Millennium desires to initiate or pursue any opportunity to undertake, engage in, acquire or invest in a Business Opportunity (as such term is defined in the Partnership Agreement), it shall agree to offer such Business Opportunity to the Partnership under the terms and conditions set forth in the Partnership Agreement as if it were the 'Proposing Partner' (as defined in the Partnership Agreement) with respect thereto, and in such event the Partnership shall have the rights and obligations with respect thereto set forth in the Partnership Agreement. See 'The Partnership Agreement -- Limitation of Fiduciary Duties; Non-Competition.'

                       CERTAIN RELATED PARTY TRANSACTIONS


     At the Closing, the Partnership will enter into a series of operating and services agreements with Lyondell affiliates and with Millennium, including those described below.



     The Partnership will provide operating and other services for Lyondell Methanol under the terms of existing agreements that will be assigned to the Partnership. Pursuant to the terms of those agreements, Lyondell Methanol will pay the Partnership a management fee of $6 million per year and will reimburse certain Partnership expenses at cost.



     Lyondell's rights and obligations under the terms of its product sales and feedstock purchase agreements with its refinery affiliate, LYONDELL-CITGO Refining, will be assigned to the Partnership. Accordingly, certain refinery products (propane, butane, low-octane, naphthas, heating oils and gas oils) will be sold to the Partnership as feedstocks and certain olefins by-products will be sold to

LYONDELL-CITGO Refining for processing into gasoline. The Partnership will also assume certain tolling arrangements, as well as terminalling and storage obligations between Lyondell and LYONDELL-CITGO Refining and will perform certain marketing services for LYONDELL-CITGO Refining. All of the agreements between LYONDELL-CITGO Refining and the Partnership will be on terms generally representative of prevailing market prices.


     The Partnership and Millennium will enter into a variety of operating, manufacturing and technical service agreements related to the business of the Partnership and the VAM, acetic acid, synthesis gas and methanol businesses that will be retained by Millennium Petrochemicals. These agreements will be entered into on terms that are generally representative of prevailing market prices.



     Lyondell, Millennium and the Partnership will enter into an administrative services agreement pursuant to which each of Lyondell and Millennium will provide certain administrative services to the Partnership and the Partnership will provide certain administrative services to Lyondell and Millennium. These services will be reimbursed at cost.



     The Partnership will sublease from Lyondell office space for its headquarters and administrative functions.



     Millennium will assign certain leasehold interests to the Partnership and sublease from the Partnership certain administrative office space.



                         MANAGEMENT OF THE PARTNERSHIP


EXECUTIVE OFFICERS

     The table below sets forth the names and ages of the persons expected to be executive officers of the Partnership upon consummation of the Joint Venture Transaction.

                NAME                   AGE                  POSITION WITH THE PARTNERSHIP
------------------------------------   ---   -----------------------------------------------------------

Dan F. Smith........................   51    Chief Executive Officer
Eugene R. Allspach..................   50    President and Chief Operating Officer
Joseph M. Putz......................   56    Senior Vice President, Finance and Administration
Debra L. Starnes....................   44    Senior Vice President, Polymers
John R. Beard.......................   45    Vice President, Manufacturing
J. R. Fontenot......................   45    Vice President, Engineering
Alan Houlton........................   51    Vice President, Customer Supply Chain
Gerald A. O'Brien...................   45    Vice President and Secretary
Myra J. Perkinson...................   46    Vice President, Human Resources
W. Norman Phillips, Jr..............   42    Vice President, Petrochemicals
Kerry F. Williams...................   54    Vice President, Research and Development
Jeffrey L. Hemmer...................   39    Director, Business Process Improvement

     There are no family relationships among any of the executive officers of the Partnership, on the one hand, and any directors or executive officers of either Lyondell or Millennium, on the other hand.

EXPERIENCE OF EXECUTIVE OFFICERS

     MR. SMITH has been Chief Executive Officer of Lyondell since December 1996. He will remain in this capacity while serving as Chief Executive Officer of the Partnership (and will not be an employee of the Partnership). Mr. Smith has been a Director of Lyondell since 1988 and President since 1994. Mr. Smith also served as Chief Operating Officer of Lyondell from 1994 to December 1996. Prior to 1994, Mr. Smith held various positions including Executive Vice President and Chief Financial Officer of Lyondell, Vice President, Corporate Planning of ARCO and Senior Vice President in the areas of management, manufacturing, control and administration for Lyondell and the Lyondell Division of ARCO.

     MR. ALLSPACH has been Group Vice President, Manufacturing and Technology for Millennium Petrochemicals since 1993. In such position, Mr. Allspach has been responsible for manufacturing, research and development, purchasing, engineering and Millennium Petrochemicals' ethylene business group. Between 1991 and 1993, he was Group Vice President, Manufacturing and Manufacturing Services for Quantum.

     MR. PUTZ has served as Vice President and Controller of Lyondell since October, 1988. Prior to 1988, Mr. Putz served as Vice President, Control and Administration for Lyondell and the Lyondell Division of ARCO and held various positions with ARCO in internal control, special projects and various financial positions.

     MS. STARNES became Senior Vice President, Petrochemicals of Lyondell in January 1997. Ms. Starnes has served Lyondell as a Senior Vice President since 1995 and as a Vice President since 1991 with various responsibilities including polymers, petrochemicals business management and marketing and corporate planning. Prior to 1991, Ms. Starnes held various positions in planning, manufacturing and marketing with ARCO and Lyondell.

     MR. BEARD has served as Vice President, Petrochemical Manufacturing of Lyondell since May 1995. Mr. Beard served as Vice President in the areas of Quality, Supply, Planning and Evaluations of Lyondell since 1992. Prior to 1992, Mr. Beard served as the Site Manager of Lyondell's Houston Refinery and in management assignments in evaluations, marketing and manufacturing for Lyondell, ARCO Products Company and the ARCO Chemical Division.

     MR. FONTENOT became Vice President, Technology of Lyondell in January 1997. Mr. Fontenot served as Director of Technology for Lyondell since 1995. Prior to 1995, Mr. Fontenot held various positions in operations, evaluations and technology for Lyondell.

     MR. HOULTON has served as Vice President, Manufacturing for Millennium Petrochemicals, with responsibility for Millennium Petrochemicals' eleven manufacturing and compounding operations, since October 1993. Prior to such time, he was plant manager of Millennium Petrochemicals' Clinton, Iowa petrochemical facility.

     MR. O'BRIEN has been associate general counsel of Lyondell since 1989. His responsibilities include joint responsibility for the management of the Legal Department and responsibility for a variety of legal department functions, including mergers and acquisitions, general corporate, finance and securities.


     MS. PERKINSON has served as Vice President, Human Resources/Communications for Millennium Petrochemicals since November 1991, in which position she is responsible for all human resources, employee relations and labor relations functions and for the administration of all Millennium Petrochemicals' compensation, benefits and communications programs. Prior to such time, she was Director, Customer Service and Transportation for Millennium Petrochemicals.


     MR. PHILLIPS was named Vice President, Polymers of Lyondell in January 1997. Mr. Phillips has served as Vice President of Lyondell with responsibilities in the areas of marketing and operations since 1993. Prior to 1993, Mr. Phillips held the position of Site Manager of Lyondell's Channelview Operations and various management positions in the areas of planning, marketing and manufacturing.

     MR. WILLIAMS has served as Vice President, Research and Development for Millennium Petrochemicals since November 1996, and is responsible for Millennium Petrochemicals' polyethylene, chemical, specialty and fundamental research and development activities. Prior to such time, he was the head of the research and development and technology transfer functions at Amoco Corporation's Chemical Intermediate Business Groups.

     MR. HEMMER has been Director, Engineering and Licensing for Millennium Petrochemicals since October 1996, and is responsible for project processes, specialized engineering functions, manufacturing technology, capital expansions and cost reduction programs, as well as for the out-licensing of Millennium Petrochemicals' catalyst, process and product technologies. Prior to such time, he was manager of polyethylene process and engineering technology for Exxon Chemical.

EXECUTIVE AGREEMENTS

     It is anticipated that the Partnership will create new incentive plans for its executive officers and employees. The incentive plans for the Partnership's executive officers are anticipated to include awards based on the timely achievement of the Synergies, as well as the creation of economic value added.

     Each of the executive officers of Lyondell who will become an employee and executive officer of the Partnership has a severance agreement that will be assigned to the Partnership. These severance agreements are described under 'The Proposed Joint Venture -- Interests of Certain Persons in the Joint Venture Transaction.'

                       OWNERSHIP OF LYONDELL COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS


     Prior to September 15, 1997, Lyondell's principal stockholder was ARCO, one of the nation's leading integrated oil companies, which maintains its headquarters at 515 South Flower Street, Los Angeles, California 90039. ARCO, following the initial public offering of Lyondell Common Stock in January 1989, owned 39,921,400 shares of Lyondell Common Stock, which represented 49.9% of the outstanding shares of Lyondell Common Stock. In August 1994, ARCO completed an offering of three-year debt securities (the 'ARCO Notes'). Upon maturity at September 15, 1997, the principal amount of the ARCO Notes became due and payable in shares of Lyondell Common Stock. Effective September 15, 1997, ARCO exchanged the ARCO Notes into 39,538,088 shares of Lyondell Common Stock. As of the date of this Joint Proxy Statement, ARCO no longer holds any Lyondell Common Stock.



     The table below sets forth certain information as of the most recent date as of which Lyondell has information regarding the beneficial ownership of Lyondell Common Stock by persons known by Lyondell to beneficially own more than 5% of its outstanding shares of Lyondell Common Stock. The information set forth below is as of the most recent date on which such persons have filed a Schedule 13D or Schedule 13G with the SEC, and the information set forth below is based on such filings.



                                                                          NUMBER OF SHARES       % OF
                           NAME AND ADDRESS                                 BENEFICIALLY        SHARES
                          OF BENEFICIAL OWNER                                  OWNED          OUTSTANDING
-----------------------------------------------------------------------   ----------------    -----------

Wellington Management Company, LLP(a) .................................       7,524,900           9.3%
  75 State Street
  Boston, Massachusetts 02109
Brinson Partners, Inc. (b) ............................................       6,145,826           7.7%
  209 South LaSalle
  Chicago, Illinois 60604-1295
FMR Corporation (c) ...................................................       4,666,096           5.6%
  82 Devonshire Street
  Boston, Massachusetts 02109
State Street Bank and Trust Company(d) ................................       4,199,096           5.3%
  225 Franklin Street
  Boston, Massachusetts 02110


------------

 (a) Wellington Management Company, LLP ('WMC') (together with its wholly-owned subsidiary, Wellington Trust Management Company, N.A.) may be deemed a beneficial owner of the 7,524,900 shares by virtue of the direct or indirect investment and/or voting discretion they possess pursuant to the provisions of investment advisory agreements with clients, including the Vanguard/Windsor Fund, Inc. ('Vanguard'). WMC has shared dispositive power over the 7,524,900 shares and shared voting power over 114,300 shares.

 (b) Brinson Partners, Inc. ('BPI') (together with its wholly-owned subsidiary, Brinson Trust Company ('BTC'), and its parent holding companies, Brinson Holdings, Inc. ('BHI'), SBC Holding (USA), Inc. ('SBCUSA') and Swiss Bank Corporation ('SBC') may be deemed a beneficial owner of the 6,145,826 shares by virtue of the direct or indirect investment and/or voting discretion they possess pursuant to the provisions of investment advisory agreements with clients. BPI, SBCISA, SBC and BHI have shared voting and shared dispositive power over all 6,145,826 shares. BTC has shared voting and dispositive power with respect to 1,157,500 shares.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (c) FMR Corporation ('FMR') (together with its affiliated entities) may be deemed a beneficial owner of the 4,666,096 shares by virtue of the direct or indirect investment and/or voting discretion they possess pursuant to the provisions of investment advisory agreements with clients. The number of shares owned by FMR and its affiliates as of December 31, 1996 included 3,064,732 shares resulting from the assumed conversion of the ARCO Notes held by such affiliates as of such date (assuming a prescribed exchange rate of 0.892857 shares of Common Stock per ARCO Note). FMR has the sole dispositive power over 4,426,932 shares owned or deemed to be owned by the Funds to which its wholly-owned subsidiary, Fidelity Management & Research Company ('Fidelity') acts as an advisor. The power to vote or direct the voting of such shares resides with the Funds' Boards of Directors and Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Directors. FMR has the sole dispositive power over 239,164 shares owned or deemed to be owned by Fidelity Management & Trust Company ('FMTC'), its wholly-owned subsidiary serving as investment manager of institutional accounts. FMR has sole voting power with respect to 163,271 of those shares and no voting power with respect to 75,893 of those shares. The 239,164 shares FMTC owned included 121,964 shares resulting from the assumed conversion of the ARCO Notes held by FMTC as of such date (assuming a prescribed exchange rate of 0.892857 shares of Common Stock per ARCO Note).

 (d) State Street Bank and Trust Company ('State Street'), Trustee for (i) the Lyondell Petrochemical Company 401(k) and Savings Plan; (ii) the LYONDELL-CITGO Refining Company Ltd. 401(k) and Savings Plans; (iii) various collective investment funds for employee benefit plans and other index accounts; and (iv) various trust accounts as Co-Trustee with the Barnes Group may be deemed a beneficial owner of the 4,199,096 shares by virtue of the direct or indirect investment and/or voting discretion it possesses pursuant to the provisions of investment advisory agreements with clients. State Street has sole voting power over 543,700 shares and shared voting power over 3,244,396 shares, sole dispositive power over 952,400 shares and shared dispositive power over 3,246,696 shares.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock owned beneficially as of July 1, 1997 by each director, each of the current executive officers named in the Summary Compensation Table included in the Proxy Statement with respect to Lyondell's 1997 Annual Meeting and by all current directors and executive officers as a group. Unless otherwise noted, each individual has sole voting and investment power.


                                                                          NUMBER OF SHARES        % OF
                                                                         BENEFICIALLY OWNED      SHARES
                                 NAME                                          (a)(b)          OUTSTANDING
----------------------------------------------------------------------   ------------------    -----------
William J. Butler.....................................................           4,624               *
Curtis J. Crawford....................................................           1,873               *
Travis Engen..........................................................           2,873               *
Stephen F. Hinchliffe, Jr.............................................           5,773               *
Dudley C. Mecum II....................................................           2,573               *
Richard W. Park.......................................................          52,177               *
Jeffrey R. Pendergraft................................................          32,169(d)            *
Dan F. Smith..........................................................          80,981               *
Paul R. Staley........................................................           2,123               *
Debra L. Starnes......................................................          65,939(e)            *
Russell S. Young......................................................          69,249(f)            *
All directors and executive officers as a group (16)..................         473,689(g)            *


------------

  * Represents less than 1%

 (a) Includes shares held by the trustee under the Lyondell 401(k) and Savings Plan for the accounts of participants as of December 31, 1996.

                                              (footnotes continued on next page)

(footnotes continued from previous page)


 (b) The amounts shown include shares that may be acquired within 60 days following September 1, 1997 through the exercise of stock options, as follows: Mr. Smith, 25,950; Mr. Pendergraft, 23,613; Mr. Young, 36,025; Ms. Starnes, 30,350; Mr. Park, 29,775 and all directors and executive officers as a group, including those just named, 215,457.


 (c) Does not include 1,000 shares held by a trust of which Mr. Hinchliffe is a trustee, as to which shares he disclaims beneficial ownership.

 (d) Includes 3,239 shares as to which Mr. Pendergraft shares beneficial ownership.

 (e) Does not include approximately 8,000 shares owned by Ms. Starnes' spouse, as to which shares she disclaims beneficial ownership.

 (f) Does not include 1,100 shares owned by Mr. Young's spouse, as to which shares he disclaims beneficial ownership.

 (g) Does not include the approximate 10,100 shares owned by spouses and a trust, as to which shares beneficial ownership is disclaimed.

                      OWNERSHIP OF MILLENNIUM COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS


     The following is the only person known by Millennium as of October 10, 1997 to own beneficially more than 5% of the outstanding Millennium Common Stock as of the Record Date, based on available SEC filings.



                                                                          NUMBER OF SHARES       % OF
                           NAME AND ADDRESS                                 BENEFICIALLY        SHARES
                          OF BENEFICIAL OWNER                                  OWNED          OUTSTANDING
-----------------------------------------------------------------------   ----------------    -----------

Barrow, Hanley, Mewhinney & Strauss, Inc. .............................       8,389,952(a)        10.9
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, Texas 75204-2429


------------


 (a) Based on a Schedule 13G filed with the SEC on August 18, 1997, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole dispositive power over 8,389,952 shares, sole voting power over 1,417,970 shares and shared voting power over 6,971,982 shares.


DIRECTORS AND EXECUTIVE OFFICERS


     The following table, which is based upon information provided to Millennium, sets forth the beneficial ownership of Millennium Common Stock, as of October 10, 1997, by each of the directors, each of the executive officers named in the Summary Compensation Table included in the Proxy Statement with respect to Millennium's 1997 Annual Meeting and all Millennium directors and executive officers as a group:

                                                                          NUMBER OF SHARES       % OF
                                                                            BENEFICIALLY        SHARES
                                 NAME                                          OWNED          OUTSTANDING
-----------------------------------------------------------------------   ----------------    -----------

William M. Landuyt.....................................................         474,430(a)          *
Robert E. Lee..........................................................         335,527(b)          *
The Rt. Hon. Kenneth Baker CH MP.......................................           1,424(c)          *
Worley H. Clark........................................................           1,495(c)          *
Martin D. Ginsburg.....................................................           1,353(c)          *
The Rt. Hon. The Lord Glenarthur.......................................           1,653(c)          *
David J. P. Meachin....................................................           1,353(c)          *
Martin G. Taylor.......................................................           9,924(c)          *
George H. Hempstead, III...............................................         239,215(d)          *
John E. Lushefski......................................................         239,572(e)          *
George W. Robbins......................................................         227,959(f)          *
All directors and executive officers as a group (17 persons, including
  the foregoing).......................................................       2,032,241           2.6


------------

  * Represents less than 1%


 (a) Includes 448,053 shares of restricted Common Stock awarded under Millennium's Long-Term Stock Incentive Plan of which 336,040 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 6,862 shares of Common Stock held in Millennium's 401(k) plan for Mr. Landuyt's account as of August 31, 1997; 885 shares of Common Stock held in Mr. Landuyt's spouse's name; and 1,054 shares of Common Stock held in each of two trusts for Mr. Landuyt's children.



 (b) Includes 313,637 shares of restricted Common Stock awarded under Millennium's Long-Term Stock Incentive Plan, of which 235,228 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 6,546 shares of common Stock held in Millennium's 401(k) plan for Mr. Lee's account as of August 31, 1997; 3,261 shares held in Millennium's Salary and Bonus Deferral Plan as of July 31, 1997; and nine shares owned directly by members of Mr. Lee's immediate family, as to which Mr. Lee disclaims beneficial ownership.



 (c) Includes 1,353 shares issued under Millennium's Long-Term Stock Incentive Plan in partial payment of annual Directors' fees.



 (d) Includes 224,026 shares of restricted Millennium Common Stock awarded under Millennium's Long-Term Stock Incentive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and 9,262 shares of Millennium Common Stock held in Millennium's 401(k) plan for Mr. Hempstead's account as of August 31, 1997.



 (e) Includes 224,026 shares of restricted Millennium Common Stock awarded under Millennium's Long-Term Stock Incentive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 12,107 shares of Common Stock held in Millennium's 401(k) plan for Mr. Lushefski's account as of August 31, 1997; and 12 shares owned by Mr. Lushefski's wife, as to which Mr. Lushefski disclaims beneficial ownership.



 (f) Includes 224,026 shares of restricted Millennium Common Stock awarded under Millennium's Long-Term Stock Inventive Plan, of which 168,020 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; 2,714 shares of Millennium Common Stock held in Millennium's 401(k) plan for Mr. Robbins' account as of August 31, 1997; and 71 shares of Millennium Common Stock held in a trust of which Mr. Robbins is a trustee, as to which Mr. Robbins disclaims beneficial ownership.


                          FUTURE STOCKHOLDER PROPOSALS


     LYONDELL. Any Lyondell stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1998 annual meeting of Lyondell must submit such proposal to the Secretary of Lyondell by November 28, 1997. In addition, the Lyondell Bylaws provide that any Lyondell stockholder wishing to make a nomination for director at the 1998 annual meeting of Lyondell must give written notice to the Secretary of Lyondell of his or her intention to make such a nomination. The notice of nomination must be received by Lyondell not less than 90 days in advance of such meeting, or if the meeting was not publicly announced by a mailing to the stockholders, in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or a filing with the SEC more than 90 days prior to the meeting, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. A nomination that does not comply with the above procedure will be disregarded. A copy of the Lyondell Bylaws may be obtained from the Secretary of Lyondell at the address set forth under 'Where You Can Find More Information.'


     MILLENNIUM. Any Millennium stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1998 annual meeting of Millennium must submit such proposal to the Secretary of Millennium by December 1, 1997. In addition, the Millennium Bylaws provide that any stockholder wishing to make a nomination for director, or wishing to introduce a proposal or other business, at the 1998 annual meeting of Millennium must notify the Secretary of Millennium of the stockholder's intentions and provide certain other information in advance of such meeting in accordance with the procedures detailed in the Millennium Bylaws 60 days or more before such meeting. A copy of the Millennium Bylaws may be obtained from the Secretary of Millennium at the address set forth under 'Where You Can Find More Information.'


                      WHERE YOU CAN FIND MORE INFORMATION

     Lyondell and Millennium file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, District of Columbia, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at 'http://www.sec.gov.'


     The SEC allows us to 'incorporate by reference' information into this Joint Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement, except for any information superseded by information in this Joint Proxy Statement. This Joint Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances. The complete text of the Master Transaction Agreement was filed as an exhibit to Lyondell's Current Report on Form 8-K on August 14, 1997 and as an exhibit to Millennium's Current Report on Form 8-K on August 15, 1997. The complete text of each of the Partnership Agreement, the Asset Contribution Agreements and the Parent Agreement was also filed as an exhibit to Current Reports on Form 8-K of Lyondell and Millennium on October 17, 1997 and October 17, 1997, respectively. If any of these agreements is changed in a significant way prior to the date of the Lyondell Meeting and the Millennium Meeting, the new version also will be filed as exhibits to Lyondell's and Millennium's Current Reports on Form 8-K.



LYONDELL SEC FILINGS (FILE NO. 1-10145)              PERIOD COVERED
---------------------------------------------------  ---------------------------------------------------
Annual Report on Form 10-K.........................  Year ended December 31, 1996
Quarterly Reports on Form 10-Q.....................  Quarters ended March 31, 1997 and June 30, 1997
Current Reports on Form 8-K........................  Filed on July 28, 1997, August 14, 1997 and October
                                                     17, 1997

MILLENNIUM SEC FILINGS (FILE NO. 1-12091)            PERIOD COVERED
Annual Report on Form 10-K.........................  Year ended December 31, 1996
Quarterly Reports on Form 10-Q.....................  Quarters ended March 31, 1997 and June 30, 1997
Current Reports on Form 8-K........................  Filed on July 29, 1997, August 15, 1997 and October
                                                     17, 1997

     We are also incorporating by reference additional documents that we file with the SEC between the date of this Joint Proxy Statement and the respective dates of the Lyondell Meeting and the Millennium Meeting.

     Lyondell has supplied all such information relating to Lyondell and Millennium has supplied all information relating to Millennium contained or incorporated by reference in this Joint Proxy Statement.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

LYONDELL PETROCHEMICAL COMPANY            MILLENNIUM CHEMICALS INC.         MILLENNIUM CHEMICALS INC.
1221 McKinney Street, Suite 1600          99 Wood Avenue South              Laporte Road
Houston, Texas 77010                      P.O. Box 7050                     Stallingborough,
(713) 652-7200                            Iselin, New Jersey 08830          Nr. Grimsby,
                                          (908) 603-6868                    North East Lincolnshire
                                                                            DN40 2PR England
                                                                            0345 662663


     If you would like to request documents from us, please do so by November 13, 1997 to receive them before the Lyondell Meeting or the Millennium Meeting, as applicable.



     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT TO VOTE ON THE JOINT VENTURE TRANSACTION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT. THIS JOINT PROXY STATEMENT IS DATED OCTOBER 17, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THE JOINT PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.


                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement, neither the Board of Directors of Lyondell nor the Board of Directors of Millennium intends to present, nor has either Board been informed that any other person intends to present, any matter for action at the Lyondell Meeting or the Millennium Meeting, as the case may be, other than as specifically discussed herein.

                         INDEX TO FINANCIAL STATEMENTS

LYONDELL CONTRIBUTED BUSINESS
Report of Coopers & Lybrand L.L.P. ........................................................................    F-2
Balance Sheets -- June 30, 1997, December 31, 1996 and 1995................................................    F-3
Statements of Income and Invested Capital -- Six Months Ended June 30, 1997 and 1996, Years Ended December
  31, 1996, 1995 and 1994..................................................................................    F-4
Statements of Cash Flows -- Six Months Ended June 30, 1997 and 1996, Years Ended December 31, 1996, 1995
  and 1994.................................................................................................    F-5
Notes to Financial Statements..............................................................................    F-6

MILLENNIUM CONTRIBUTED BUSINESS
Report of Price Waterhouse LLP.............................................................................   F-14
Balance Sheets -- June 30, 1997, December 31, 1996 and 1995................................................   F-15
Statements of Income -- Six Months Ended June 30, 1997 and 1996, Years Ended December 31, 1996, 1995 and
  1994.....................................................................................................   F-16
Statements of Changes in Invested Capital -- Six Months Ended June 30, 1997, Years Ended December 31, 1996,
  1995 and 1994............................................................................................   F-17
Statements of Cash Flows -- Six Months Ended June 30, 1997 and 1996, Years Ended December 31, 1996, 1995
  and 1994.................................................................................................   F-18
Notes to Financial Statements..............................................................................   F-19

                         LYONDELL CONTRIBUTED BUSINESS
                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of LYONDELL PETROCHEMICAL COMPANY:

     We have audited the accompanying balance sheets of the contributed petrochemicals and polymers businesses of Lyondell Petrochemical Company ('Lyondell Contributed Business') as of December 31, 1996 and 1995, and the related statements of income and invested capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Lyondell Contributed Business's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Lyondell Contributed Business as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
Houston, Texas
August 29, 1997

                         LYONDELL CONTRIBUTED BUSINESS
                                 BALANCE SHEETS

                                                                                                    DECEMBER 31,
                                                                                   JUNE 30,      ------------------
                                                                                     1997         1996       1995
                                                                                  -----------    -------    -------
                                                                                  (UNAUDITED)
                                                                                            (IN MILLIONS)

                                    ASSETS
Current assets:
     Accounts receivable:
          Trade................................................................     $   301      $   259    $   215
          Related parties......................................................          49           96         45
     Inventories...............................................................         206          196        159
     Prepaid expenses and other current assets.................................          12           10         13
                                                                                  -----------    -------    -------
               Total current assets............................................         568          561        432
                                                                                  -----------    -------    -------
Property, plant and equipment..................................................       1,995        1,969      1,896
Less accumulated depreciation and amortization.................................      (1,161)      (1,129)    (1,078)
                                                                                  -----------    -------    -------
                                                                                        834          840        818

Deferred charges and other assets..............................................         102           93         56
                                                                                  -----------    -------    -------
               Total assets....................................................     $ 1,504      $ 1,494    $ 1,306
                                                                                  -----------    -------    -------
                                                                                  -----------    -------    -------

                       LIABILITIES AND INVESTED CAPITAL
Current liabilities:
     Accounts payable:
          Trade................................................................     $   135      $   200    $   127
          Related parties......................................................          19           30         20
     Current maturities of long-term debt......................................           2           --        150
     Other accrued liabilities.................................................          52           62         66
                                                                                  -----------    -------    -------
               Total current liabilities.......................................         208          292        363
                                                                                  -----------    -------    -------
Long-term debt.................................................................         743          745        595
Other liabilities and deferred credits.........................................          36           34         28
Commitments and contingencies (Note 9)

Invested capital...............................................................         517          423        320
                                                                                  -----------    -------    -------
               Total liabilities and invested capital..........................     $ 1,504      $ 1,494    $ 1,306
                                                                                  -----------    -------    -------
                                                                                  -----------    -------    -------

                       See notes to financial statements.

                         LYONDELL CONTRIBUTED BUSINESS
                   STATEMENTS OF INCOME AND INVESTED CAPITAL


                                                                  FOR THE SIX MONTHS             FOR THE YEAR
                                                                    ENDED JUNE 30,            ENDED DECEMBER 31,
                                                                ----------------------    --------------------------
                                                                   1997         1996       1996      1995      1994
                                                                ----------    --------    ------    ------    ------
                                                                     (UNAUDITED)   (IN MILLIONS)

Sales and other operating revenues:
     Unrelated parties.......................................     $1,173       $  912     $2,002    $2,025    $1,344
     Related parties.........................................        287          222        513       484       462
                                                                ----------    --------    ------    ------    ------
                                                                   1,460        1,134      2,515     2,509     1,806
Operating costs and expenses:
     Cost of sales:
          Unrelated parties..................................        915          769      1,659     1,491     1,075
          Related parties....................................        219          195        409       332       339
     Depreciation and amortization...........................         41           29         67        46        35
     Selling, general and administrative expenses............         80           76        157       125        69
                                                                ----------    --------    ------    ------    ------
                                                                   1,255        1,069      2,292     1,994     1,518
                                                                ----------    --------    ------    ------    ------
     Operating income........................................        205           65        223       515       288
Interest expense.............................................         35           36         65        76        73
                                                                ----------    --------    ------    ------    ------
     Income before income taxes..............................        170           29        158       439       215
Provision for income taxes...................................         62           10         56       162        78
                                                                ----------    --------    ------    ------    ------
     Net income..............................................        108           19        102       277       137
Invested capital at beginning of period......................        423          320        320       (87)     (261)
Net transactions with Lyondell...............................        (14)          74          1       130        37
                                                                ----------    --------    ------    ------    ------
Invested capital at end of period............................     $  517       $  413     $  423    $  320    $  (87)
                                                                ----------    --------    ------    ------    ------
                                                                ----------    --------    ------    ------    ------


                       See notes to financial statements.

                         LYONDELL CONTRIBUTED BUSINESS
                            STATEMENTS OF CASH FLOWS


                                                  FOR THE SIX
                                                     MONTHS              FOR THE YEAR
                                                 ENDED JUNE 30,       ENDED DECEMBER 31,
                                                ----------------    -----------------------
                                                1997       1996     1996     1995     1994
                                                ----       -----    -----    -----    -----
                                                  (UNAUDITED)
                                                               (IN MILLIONS)

Cash flows from operating activities:
     Net income..............................   $108       $  19    $ 102    $ 277    $ 137
     Adjustments to reconcile net income to
       net cash provided by (used in)
       operating activities:
          Depreciation and amortization......     41          29       67       46       35
          Decrease (increase) in accounts
            receivable.......................      5         (30)     (95)      26     (134)
          Increase in inventories............    (10)        (44)     (37)     (40)     (42)
          Increase (decrease) in accounts
            payable..........................    (76)         44       83       13       40
          Net change in other working capital
            accounts.........................    (12)        (24)      (1)      10       (9)
          Other..............................    (14)        (26)     (40)     (14)     (16)
                                                ----       -----    -----    -----    -----
               Net cash provided by (used in)
                 operating activities........     42         (32)      79      318       11
Cash flows from investing activities:
     Additions to property, plant and
       equipment.............................    (28)        (42)     (80)    (476)     (40)
                                                ----       -----    -----    -----    -----
               Net cash (used in) investing
                 activities..................    (28)        (42)     (80)    (476)     (40)

Cash flows from financing activities:
     Net transactions with Lyondell..........    (14)         74        1      130       37
     Borrowings of long-term debt............    --          300      300       38     --
     Repayments of long-term debt............    --         (300)    (300)     (10)      (8)
                                                ----       -----    -----    -----    -----
               Net cash provided by (used in)
                 financing activities........    (14)         74        1      158       29
                                                ----       -----    -----    -----    -----
Net change in cash and cash equivalents......   $--        $--      $--      $--      $--
                                                ----       -----    -----    -----    -----
                                                ----       -----    -----    -----    -----


                       See notes to financial statements.

                         LYONDELL CONTRIBUTED BUSINESS
                         NOTES TO FINANCIAL STATEMENTS
                                 (IN MILLIONS)

NOTE 1. BASIS OF PRESENTATION AND DESCRIPTION OF THE CONTRIBUTED BUSINESS

     On July 28, 1997, Lyondell Petrochemical Company ('Lyondell' or the 'Company') and Millennium Chemicals Inc. ('Millennium') announced an agreement to form a new joint venture company which will be operated as a partnership (the 'Partnership'). The Partnership, which will be owned 57% by the Company and 43% by Millennium, will own and operate the existing olefins and polymers businesses to be contributed by the two companies. The assets of the Partnership will consist of 13 manufacturing facilities on the US Gulf Coast and in the US Midwest, producing ethylene, propylene, polyethylene (high-density, low-density and linear low-density), polypropylene, ethyl alcohol, butadiene, aromatics, methyl tertiary butyl ether ('MTBE') and other products for sale to customers located throughout the US. The Partnership is expected to have $1.745 billion of debt, including $745 face value of debt assumed from Lyondell and $750 under a new credit facility, the proceeds of which will be used to repay debt assumed from Millennium upon completion of the transaction, and a note receivable from Lyondell of $345.

     Lyondell will contribute to the Partnership substantially all of the net assets and operations comprising its petrochemicals and polymers segments. Lyondell will retain ownership of its approximately 60% interest in LYONDELL-CITGO Refining Company Ltd. ('LYONDELL-CITGO Refining') and its 75% interest in Lyondell Methanol Company, L.P. ('Lyondell Methanol').

     The accompanying financial statements include the results of operations, assets and liabilities of the petrochemicals and polymers businesses currently owned by Lyondell that will be contributed to the Partnership (the 'Contributed Business'). These financial statements are presented on a going concern basis and include only the historical net assets and results of operations that are directly related to the Contributed Business. Consequently, the financial position, results of operations and cash flows may not be indicative of what would have been reported if the Contributed Business had been a separate, stand-alone entity or had been operated as a part of the Partnership.


     Lyondell provided certain corporate, general and administrative services to the Contributed Business, including legal, tax, treasury, risk management and other services. The Contributed Business provided certain general and administrative services to Lyondell, including computer, office lease and employee benefits services. Charges for such services are believed to be reasonable and substantially offset each other for the periods presented. In addition, Lyondell has controlled, on a centralized basis, all cash receipts and disbursements received or made by the Contributed Business. The net results of such transactions are included in the balance sheets as invested capital. All significant intercompany accounts and transactions within the Contributed Business have been eliminated.


     The accompanying financial statements as of June 30, 1997 and 1996 and all references made to amounts for the periods then ended are unaudited and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation of the results of operations and financial position of the Contributed Business for the interim periods presented, have been included.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition. Revenue from product sales is generally recognized upon delivery of product to the customer.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         LYONDELL CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

     Accounts Receivable. The Contributed Business sells its products primarily to companies in the petrochemicals and polymers industries. The Contributed Business's allowance for doubtful accounts, which is reflected in the balance sheet as a reduction of accounts receivable, totaled $3 at June 30, 1997, December 31, 1996 and 1995.

     Inventories. Inventories are stated at the lower of cost or market value. Cost is determined on the last-in, first-out ('LIFO') basis, except for materials and supplies, which are valued at average cost. Inventories valued on a LIFO basis were approximately $51, $46, and $15 less than the amount of such inventories valued at current cost at June 30, 1997, December 31, 1996 and 1995, respectively.

     Inventories consist of the following:

                                                                                             DECEMBER 31,
                                                                               JUNE 30,      ------------
                                                                                 1997        1996    1995
                                                                              -----------    ----    ----
                                                                              (UNAUDITED)

Petrochemicals.............................................................      $ 113       $ 98    $ 77
Polymers...................................................................         68         74      58
Materials and supplies.....................................................         25         24      24
                                                                              -----------    ----    ----
                                                                                 $ 206       $196    $159
                                                                              -----------    ----    ----
                                                                              -----------    ----    ----

     Property, Plant and Equipment. Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally 5 to 30 years for manufacturing facilities and equipment. Interest cost incurred on debt during the construction of major projects that exceed one year is capitalized. No interest was capitalized during the periods presented. Property, plant and equipment consists of the following:

                                                                                           DECEMBER 31,
                                                                           JUNE 30,      ----------------
                                                                             1997         1996      1995
                                                                          -----------    ------    ------
                                                                          (UNAUDITED)

Manufacturing facilities and equipment.................................     $ 1,883      $1,822    $1,728
Construction projects in progress......................................          85         120       143
Land...................................................................          27          27        25
                                                                          -----------    ------    ------
                                                                            $ 1,995      $1,969    $1,896
                                                                          -----------    ------    ------
                                                                          -----------    ------    ------

     Turnaround Maintenance and Repair Expenses. The cost of repairs and maintenance incurred in connection with turnarounds of major units at the Contributed Business's manufacturing facilities exceeding $5 are deferred as incurred and amortized on a straight line basis until the next planned turnaround, which is generally four to six years.

     Repair and maintenance expense is comprised of the following:

                                                                          FOR THE SIX MONTHS                   FOR THE YEAR
                                                                                ENDED                             ENDED
                                                                               JUNE 30,                        DECEMBER 31,
                                                               ----------------------------------------    --------------------
                                                                      1997                  1996           1996    1995    1994
                                                               ------------------    ------------------    ----    ----    ----
                                                                             (UNAUDITED)

Repair and maintenance expense..............................          $ 24                  $ 21           $58     $55     $37
Amortization of deferred turnaround costs...................             5                     2             7       1       4
                                                                       ---                   ---           ----    ----    ----
                                                                      $ 29                  $ 23           $65     $56     $41
                                                                       ---                   ---           ----    ----    ----
                                                                       ---                   ---           ----    ----    ----

                         LYONDELL CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

     Other Accrued Liabilities. Other accrued liabilities consist of the following:


                                                                                              DECEMBER 31,
                                                                               JUNE 30,      --------------
                                                                                 1997        1996     1995
                                                                              -----------    -----    -----
                                                                              (UNAUDITED)

Payroll....................................................................       $18         $20      $26
Interest...................................................................        15          15       11
Taxes other than income....................................................        12          20       22
Other......................................................................         7           7        7
                                                                                  ---        -----    -----
                                                                                  $52         $62      $66
                                                                                  ---        -----    -----
                                                                                  ---        -----    -----


     Accounts payable and certain accrued expenses are not being contributed to the Partnership at its formation.

     Environmental Remediation Costs. Expenditures related to investigation and remediation of contaminated sites, which include operating facilities and waste disposal sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Accrued liabilities are exclusive of claims against third parties (except where payment has been received or the amount of liability or contribution by such other parties, including insurance companies, has been agreed) and are not discounted. In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.

     Exchanges. Finished product exchange transactions, which are of a homogeneous nature of commodities in the same line of business and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory in accordance with the normal LIFO valuation policy. Exchanges settled through payment and receipt of cash are accounted for as purchases and sales.

     Income Taxes. Earnings of the Contributed Business have been included in the consolidated income tax returns filed by Lyondell. Pursuant to an informal tax allocation agreement, income taxes have been allocated to the Contributed Business based on applicable statutory tax rates applied to the taxable earnings generated by such business. The effective income tax rates were 36.4%, 36.4%, 35.7%, 36.8% and 36.2% for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively. State income tax was the primary difference between the effective tax rates and the 35% federal statutory rate. Liabilities for current and/or deferred income taxes have been and remain the responsibility of Lyondell and, accordingly, have been included in the balance sheet as invested capital.

     As part of the transactions to consummate the Partnership, Lyondell will enter into tax sharing and indemnification agreements with the Partnership in which Lyondell will generally agree to indemnify the Partnership for income tax liabilities attributable to periods when the earnings of the Contributed Business were included in the consolidated tax return of Lyondell.

     Research and Development. The cost of research and development efforts is expensed as incurred. Such costs aggregated $6, $6, $13, $5 and $1 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

     Earnings Per Share. Historical earnings per share are not presented because there is no separate identifiable pool of capital upon which a per share calculation could be based.

NOTE 3. ACQUISITION OF ALATHON'r' HIGH-DENSITY POLYETHYLENE BUSINESS

     In May 1995, the Company acquired Occidental Chemical Corporation's Alathon'r' (high-density polyethylene ('HDPE') business ('ALATHON Business') for $356 including certain direct costs, plus

                         LYONDELL CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

approximately $64 for inventory. Assets involved in the purchase included resin production facilities at Victoria and Matagorda, Texas, associated research and development activities and the rights to the Alathon'r' trademark. These facilities have a combined annual production capacity of approximately 1.5 billion pounds of HDPE. The Company financed the acquisition from internal cash and $230 of short-term borrowings from its existing financing arrangements.

     The following unaudited pro forma information combines the results of operations of the Contributed Business and the ALATHON Business for the years ended December 31, 1995 and 1994 and assumes the acquisition of the ALATHON Business occurred on January 1, 1994. This unaudited pro forma information may not be indicative of results that would have actually resulted if this transaction had occurred on January 1, 1994 or which may be obtained in the future.

                                                                                 1995                     1994
                                                                         ---------------------    ---------------------

Sales and other operating revenues....................................          $ 2,703                  $ 2,238
Net income............................................................              297                      154

NOTE 4. FINANCIAL INSTRUMENTS

     The fair value of all financial instruments included in current assets and current liabilities, including accounts receivable, accounts payable and notes payable, approximated their carrying value due to their short maturity. Based on the borrowing rates currently available to the Contributed Business for debt with terms and average maturities similar to the Contributed Business's debt portfolio, the fair value of the Contributed Business's long-term debt, including amounts due within one year, was $656, $661 and $804 at June 30, 1997 and December 31, 1996 and 1995, respectively.

     The Contributed Business is party to various unconditional purchase obligation contracts as a purchaser for product and services. At December 31, 1996, future minimum payments under these contracts with noncancelable contract terms in excess of one year were as follows:


                                                                         AMOUNT
                                                                  ---------------------

1997...........................................................           $  16
1998...........................................................              14
1999...........................................................              14
2000...........................................................              13
2001...........................................................              11
Thereafter.....................................................              64
                                                                         ------
                                                                          $ 132
                                                                         ------
                                                                         ------


     The Contributed Business's total purchases under these agreements were $8, $9, $17 and $13 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

                         LYONDELL CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 5. RELATED PARTY TRANSACTIONS

     Related party transactions with Atlantic Richfield Company ('ARCO'), excluding sales to ARCO Chemical Company, and LYONDELL-CITGO Refining are as follows:

                                                           FOR THE SIX MONTHS             FOR THE YEAR
                                                                  ENDED                      ENDED
                                                                JUNE 30,                  DECEMBER 31,
                                                       ---------------------------    --------------------
                                                          1997            1996        1996    1995    1994
                                                       -----------    ------------    ----    ----    ----
                                                               (UNAUDITED)

Sales:
     Products.......................................      $145            $88        $198    $162    $159
     Other..........................................         7              6          12      16      16
     Business interruption recovery.................      --              --           25     --      --
                                                       -----------        ---        ----    ----    ----
                                                          $152            $94        $235    $178    $175
                                                       -----------        ---        ----    ----    ----
                                                       -----------        ---        ----    ----    ----
Costs:
     Product purchases..............................      $105            $82        $182    $283    $417
     Transportation fees............................        13             12          23      21      22
     Other, net.....................................        (5)            (5)         (9)     (7)     (7)
     Business interruption recovery.................      --               --          (3)    --      --
                                                       -----------        ---        ----    ----    ----
                                                          $113            $89        $193    $297    $432
                                                       -----------        ---        ----    ----    ----
                                                       -----------        ---        ----    ----    ----

     Sales to ARCO Chemical Company, an ARCO affiliate, consisting primarily of product sales, were $135, $128, $278, $306 and $287 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

     In July of 1996 a fire occurred at the ARCO PipeLine Company meter station located within the Channelview, Texas petrochemicals facility ('Channelview Facility'). The fire forced the shutdown of the entire Channelview Facility for several days and more than two weeks for some units. The Contributed Business recovered lost profits from ARCO PipeLine Company for this shutdown. The recovery was included in 1996 reported results.

NOTE 6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                   DECEMBER 31,
                                                                     JUNE 30,      ------------
                                                                       1997        1996    1995
                                                                    -----------    ----    ----
                                                                    (UNAUDITED)

10.00% Notes due in 1999.........................................      $150        $150    $150
9.125% Notes due in 2002.........................................       100         100     100
6.5% Notes due in 2006...........................................       150         150    --
7.55% Debentures due in 2026.....................................       150         150    --
9.95% Notes due in 1996..........................................      --          --       150
Medium-term notes (1998 -- 2005).................................       195         195     207
Other............................................................      --          --       138
                                                                    -----------     ----   ----
                                                                        745         745     745
Less current portion.............................................        (2)       --      (150)
                                                                    -----------    ----    ----
                                                                       $743        $745    $595
                                                                    -----------    ----    ----
                                                                    -----------    ----    ----

     Aggregate maturities of long-term debt during the five years subsequent to December 31, 1996 are as follows: 1997 -- none; 1998 -- $32; 1999 -- $150;
2000 -- $42; 2001 -- $90. After contribution to the Partnership, Lyondell will continue to be liable on the above debt until its maturity.

                         LYONDELL CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

     The Notes due in 1999 and the medium-term notes contain provisions that would allow the holders to require the Company to repurchase the debt upon the occurrence of certain events together with specified declines in public ratings on the Notes due in 1999. Certain events include acquisitions by persons other than ARCO or the Company of more than 20% of the Company's common stock, any merger or transfer of substantially all of the Company's assets, in connection with which the Company's common stock is changed into or exchanged for cash, securities or other property, and payment of certain 'special' dividends.

     The medium-term notes mature at various dates from 1998 to 2005 and have a weighted average interest rate at June 30, 1997, December 31, 1996 and 1995 of 9.8%, 9.8% and 9.9%, respectively.

     Interest paid was $35, $32, $61, $75 and $73 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 7. PENSION AND OTHER POSTRETIREMENT BENEFITS

     Defined Benefit Pension Plans -- All full-time regular employees of the Contributed Business are covered by defined benefit pension plans sponsored by Lyondell. Retirement benefits are based on years of service and the employee's highest three consecutive years of compensation during the last ten years of service. The funding policy for these plans is to make periodic contributions as required by applicable law. The Contributed Business accrues pension costs based on an actuarial valuation and funds the plans through contributions to the Company, reflected in invested capital, which then contributes to pension trust funds separate from Lyondell funds. The Contributed Business also has unfunded supplemental nonqualified retirement plans which provide pension benefits for certain employees in excess of the tax qualified plans' limits. The Contributed Business recorded expense related to participation in these plans of $4, $3, $7, $4 and $6 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

     Defined Contribution Plans -- Effective July 1, 1995, Lyondell also maintains voluntary defined contribution savings plans for eligible employees, including those employed by the Contributed Business. Under provisions of the plans, Lyondell contributes an amount equal to 160% of employee contributions up to a maximum matching contribution of eight percent of the employee's base salary. Prior to July 1, 1995, Lyondell had similar voluntary defined contribution plans. The Contributed Business recorded expense related to participation in these voluntary defined contribution savings plans totaling $3, $3, $6, $5 and $4 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

     Other Postretirement Benefit Plans -- Lyondell sponsors unfunded postretirement benefit plans other than pensions ('OPEB') for both salaried and non-salaried employees, including those employed by the Contributed Business, which provide medical and life insurance benefits. The postretirement health care plans are contributory while the life insurance plans are non-contributory. Currently, Lyondell pays approximately 80% of the cost of the health care plans, but reserves the right to modify the cost-sharing provisions at any time. The Contributed Business recorded expense related to participation in these plans of approximately $2, $2, $4, $2 and $2 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively. The actuarially determined liability associated with the currently active employees of the Contributed Business based on current plan provisions at December 31, 1996 was $22.

                         LYONDELL CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

NOTE 8. LEASES

     At December 31, 1996, future minimum rental payments for operating leases with noncancelable lease terms in excess of one year were as follows:


                                                                             AMOUNT
                                                                             ------

1997......................................................................    $ 43
1998......................................................................      40
1999......................................................................      29
2000......................................................................      25
2001......................................................................      23
Thereafter................................................................     367
                                                                             ------
                                                                              $527
                                                                             ------
                                                                             ------


     Operating lease net rental expenses were $25, $27, $44, $39 and $29 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 9. COMMITMENTS AND CONTINGENCIES

     The Contributed Business has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

     In connection with the transfer of assets and liabilities from ARCO to the Company, the Company and ARCO entered into an agreement ('Cross-Indemnity Agreement') whereby the Company agreed to defend and indemnify ARCO against certain uninsured claims and liabilities which ARCO may incur relating to the operation of the Company's integrated petrochemicals and petroleum processing business prior to July 1, 1988, including certain liabilities which may arise out of pending and future lawsuits. ARCO indemnified the Company under the Cross-Indemnity Agreement with respect to other claims or liabilities and other matters of litigation not related to the assets or business included in the Company's consolidated financial statements. The Company has reached an agreement-in-principle with ARCO to update the Cross-Indemnity Agreement ('Revised Cross-Indemnity Agreement'). The Cross-Indemnity Agreement and the Revised Cross-Indemnity Agreement cover operations of the Company included in the Contributed Business. Subject to the uncertainty inherent in all litigation, management believes the resolution of the matters pursuant to the Revised Cross-Indemnity Agreement will not have a material adverse effect upon the financial statements or liquidity of the Contributed Business.

     In addition to lawsuits for which the Company has indemnified ARCO, the Company is also subject to various lawsuits and proceedings which may involve the operations of the Contributed Business. Subject to the uncertainty inherent in all litigation, management believes the resolution of these proceedings will not have a material adverse effect upon the financial statements or liquidity of the Contributed Business.

     As part of the transactions to consummate the Partnership, Lyondell will agree to indemnify the Partnership for any present or future liabilities arising within a seven-year period after the consummation of the partnership which are attributable to the Contributed Business operations prior to the Partnership's formation in excess of $7.

     The Contributed Business's policy is to be in compliance with all applicable environmental laws. The Contributed Business is subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, the Contributed Business cannot

                         LYONDELL CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

accurately predict future developments, such as increasingly strict requirements of environmental laws, inspection and enforcement policies and compliance costs therefrom which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and non-hazardous waste.

     As of June 30, 1997 and December 31, 1996, the Contributed Business has accrued $3 related to future regulatory agency assessment and remediation costs, of which $2 is included in current liabilities at June 30, 1997 while the remaining amounts are expected to be incurred over the next two to seven years. In the opinion of management, there is currently no material range of loss in excess of the amount recorded. However, it is possible that new information about the sites for which the reserve has been established, new technology or future developments such as involvement in other regulatory agency or other comparable state law investigations, could require the Contributed Business to reassess its potential exposure related to environmental matters.

     In the opinion of management, any liability arising from the matters discussed in this Note will not have a material adverse effect on the financial statements or liquidity of the Contributed Business. However, the adverse resolution in any reporting period of one or more of these matters discussed in this Note could have a material impact on the Contributed Business's results of operations for that period without giving effect to contribution or indemnification obligations of co-defendants or others, or to the effect of any insurance coverage that may be available to offset the effects of any such award.

                        MILLENNIUM CONTRIBUTED BUSINESS
                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of MILLENNIUM CHEMICALS INC.

     We have audited the accompanying balance sheets of Millennium Contributed Business as of December 31, 1996 and 1995, and the related statements of income, of cash flows and of changes in invested capital for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the management of the Millennium Contributed Business. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of the Millennium Contributed Business as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP
Morristown, New Jersey
September 2, 1997

                        MILLENNIUM CONTRIBUTED BUSINESS
                                 BALANCE SHEETS

                                                                                                          DECEMBER 31,
                                                                                   JUNE 30,       ----------------------------
                                                                                     1997             1996            1995
                                                                                  -----------     ------------    ------------
                                                                                  (UNAUDITED)
                                                                                                 (IN MILLIONS)

                                    ASSETS
Current assets:
     Accounts receivable -- net................................................     $   285          $     269       $     216
     Inventories...............................................................         239                294             279
     Prepaid expenses and other current assets.................................          16                 25              19
                                                                                  -----------     ------------    ------------
          Total current assets.................................................         540                588             514
Property, plant and equipment -- net...........................................       1,305              1,335           1,237
Other non-current assets:
     Other assets..............................................................          27                 27              24
     Goodwill..................................................................       1,155              1,171           1,202
                                                                                  -----------     ------------    ------------
          Total assets.........................................................     $ 3,027          $   3,121       $   2,977
                                                                                  -----------     ------------    ------------
                                                                                  -----------     ------------    ------------

                       LIABILITIES AND INVESTED CAPITAL
Current liabilities:
     Current maturities of long-term debt......................................     $     2          $       4       $       4
     Accounts payable..........................................................          64                 53              60
     Accrued expenses and other liabilities....................................         106                168             119
                                                                                  -----------     ------------    ------------
          Total current liabilities............................................         172                225             183
Non-current liabilities:
     Long-term debt............................................................           2                  5               9
     Indebtedness to Millennium................................................       1,000              1,000           1,000
     Other liabilities.........................................................          45                 56              93
                                                                                  -----------     ------------    ------------
          Total liabilities....................................................       1,219              1,286           1,285
                                                                                  -----------     ------------    ------------
Commitments and contingencies (Note 5)
Invested capital...............................................................       1,808              1,835           1,692
                                                                                  -----------     ------------    ------------
          Total liabilities and invested capital...............................     $ 3,027          $   3,121       $   2,977
                                                                                  -----------     ------------    ------------
                                                                                  -----------     ------------    ------------

                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS
                              STATEMENTS OF INCOME

                                                                           SIX MONTHS ENDED                      YEAR ENDED
                                                                               JUNE 30,                         DECEMBER 31,
                                                                 ------------------------------------    --------------------------
                                                                       1997                1996           1996      1995      1994
                                                                 ----------------    ----------------    ------    ------    ------
                                                                             (UNAUDITED)
                                                                                           (IN MILLIONS)

Sales.........................................................        $1,011               $885          $1,860    $1,932    $1,645

Cost of sales.................................................           743                682           1,381     1,199     1,202

Depreciation and amortization.................................            66                 61             122       125       129

Selling, development and administrative expenses..............            53                 55             109       113       104
                                                                     -------             ------          ------    ------    ------

     Operating income.........................................           149                 87             248       495       210

Interest expense primarily to Millennium......................            40                 40              80        80        80
                                                                     -------             ------          ------    ------    ------

Income before income taxes....................................           109                 47             168       415       130

Provision for income taxes....................................            48                 26              76       172        62
                                                                     -------             ------          ------    ------    ------

Net income....................................................        $   61               $ 21          $   92    $  243    $   68
                                                                     -------             ------          ------    ------    ------
                                                                     -------             ------          ------    ------    ------

                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS
                   STATEMENTS OF CHANGES IN INVESTED CAPITAL

                                                                                                       (IN MILLIONS)

Balance at December 31, 1993........................................................................      $ 1,649
Net income..........................................................................................           68
Net transactions with Millennium....................................................................          (84)
                                                                                                       -------------
Balance at December 31, 1994........................................................................        1,633
Net income..........................................................................................          243
Net transactions with Millennium....................................................................         (184)
                                                                                                       -------------
Balance at December 31, 1995........................................................................        1,692
Net income..........................................................................................           92
Net transactions with Millennium....................................................................           51
                                                                                                       -------------
Balance at December 31, 1996........................................................................        1,835
Net income (unaudited)..............................................................................           61
Net transactions with Millennium (unaudited)........................................................          (88)
                                                                                                       -------------
Balance at June 30, 1997 (unaudited)................................................................      $ 1,808
                                                                                                       -------------
                                                                                                       -------------

                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS
                            STATEMENTS OF CASH FLOWS

                                                                            SIX MONTHS                       YEAR ENDED
                                                                          ENDED JUNE 30,                    DECEMBER 31,
                                                                 --------------------------------     ------------------------
                                                                      1997              1996          1996      1995      1994
                                                                 --------------    --------------     -----     -----     ----
                                                                           (UNAUDITED)
                                                                                         (IN MILLIONS)

Cash flows from operating activities:
     Net income...............................................        $ 61             $   21         $  92     $ 243     $ 68
     Adjustments to reconcile net income to net cash provided
       by operating activities:
          Depreciation and amortization.......................          66                 61           122       125      129
          (Increase) decrease in accounts receivable..........         (16)               (47)          (53)       32      (54)
          Decrease (increase) in inventories..................          55                 57           (15)      (42)      39
          Decrease (increase) in prepaid expenses and other
            current assets....................................           9                 (6)           (6)       (8)      (5)
          Increase in other assets............................          --                 (4)           (3)       --       (1)
          Increase (decrease) in trade accounts payable.......          11                  6            (7)        7        1
          (Decrease) increase in accrued expenses and other
            liabilities.......................................         (62)                56            49       (73)      19
          (Decrease) increase in other liabilities............         (11)               (72)          (37)       10      (70)
                                                                    ------             ------         -----     -----     ----
               Net cash provided by operating activities......         113                 72           142       294      126
Cash flows from investing activities:
     Capital expenditures.....................................         (20)              (139)         (189)     (107)     (38)
                                                                    ------             ------         -----     -----     ----
               Net cash used in investing activities..........         (20)              (139)         (189)     (107)     (38)
Cash flows from financing activities:
     Net transactions with Millennium.........................         (88)                71            51      (184)     (84)
     Repayment of long term debt..............................          (5)                (4)           (4)       (3)      (4)
                                                                    ------             ------         -----     -----     ----
     Net cash (used in) provided by financing activities......         (93)                67            47      (187)     (88)
                                                                    ------             ------         -----     -----     ----
Net change in cash and cash equivalents.......................        $ --             $--            $--       $--       $ --
                                                                    ------             ------         -----     -----     ----
                                                                    ------             ------         -----     -----     ----

                       See notes to financial statements.

                        MILLENNIUM CONTRIBUTED BUSINESS
                         NOTES TO FINANCIAL STATEMENTS
                                 (IN MILLIONS)

NOTE 1. BASIS OF PRESENTATION AND DESCRIPTION OF THE CONTRIBUTED BUSINESS

     On July 28, 1997, Millennium Chemicals Inc. ('Millennium') and Lyondell Petrochemical Company ('Lyondell') announced an agreement to form a new joint venture company which will be operated as a partnership (the 'Partnership'). The Partnership, which will be owned 57% by Lyondell and 43% by Millennium, will own and operate the existing olefins and polymers businesses to be contributed by the two companies. The assets of the Partnership will consist of 13 manufacturing facilities on the US Gulf Coast and in the US Midwest, producing ethylene, propylene, polyethylene (high-density, low-density and linear low-density), polypropylene, ethyl alcohol, butadiene, aromatics, methyl tertiary butyl ether ('MTBE') and other products for sale to customers located throughout the US. The Partnership is expected to have $1.745 billion of debt, including $745 assumed from Lyondell and $750 under a new credit facility, the proceeds of which will be used to repay debt assumed from Millennium upon completion of the transaction, and a note receivable from Lyondell of $345.

     Millennium will contribute to the Partnership substantially all of the net assets and operations of its polyethylene and related products, performance polymers and ethyl alcohol businesses (collectively, the 'Millennium Contributed Business'). However, Millennium will retain the accounts receivable of the contributed businesses arising prior to the formation of the Partnership.

     The accompanying financial statements, include the results of operations, assets and liabilities of the businesses currently owned by Millennium that will be contributed to the Partnership. These financial statements are presented on a going concern basis and include only the historical net assets and results of operations that are directly related to the Millennium Contributed Business. Consequently, the financial position, results of operations and cash flows may not be indicative of what would have been reported if the Millennium Contributed Business had been a separate, stand-alone entity or had been operated as a part of the Partnership during the periods presented.

     Millennium provided certain corporate, general and administrative services to the Millennium Contributed Business, including legal, financial, tax, risk management and employee benefits services. Charges for these services allocated to the Millennium Contributed Business are believed to be reasonable and were $8 and $7 for the six months ended June 30, 1997 and 1996, respectively, and $18, $13 and $8 for the years ended December 31, 1996, 1995 and 1994, respectively. Such amounts are included in selling and administration expenses. In addition, a subsidiary of Millennium has controlled, on a centralized basis, all cash receipts and disbursements received or made by the Millennium Contributed Business. The Millennium Contributed Business also sells ethylene to an affiliated business unit of Millennium for the manufacture of vinyl acetate monomer. Such sales, reflected at market prices, have been included in the accompanying statements of income and aggregated $30, $27, $56, $63 and $47 for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994, respectively. The net results of such transactions are included in the balance sheets as invested capital. All significant intercompany accounts and transactions within the Millennium Contributed Business have been eliminated.

     The accompanying financial statements as of June 30, 1997 and 1996 and all references made to amounts for the periods then ended are unaudited and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. They include all adjustments which are considered necessary for a fair statement of the results of operations and financial position of the Millennium Contributed Business for the interim periods presented. Such adjustments consisted only of normal recurring items.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition. Revenue from product sales is generally recognized upon shipment of product to the customer.

                        MILLENNIUM CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Trade Receivables. Trade receivables consist of the following:

                                                                                             DECEMBER 31,
                                                                               JUNE 30,      ------------
                                                                                 1997        1996    1995
                                                                              -----------    ----    ----
                                                                              (UNAUDITED)

Trade receivables..........................................................      $ 286       $270    $217
Allowance for doubtful accounts............................................         (1)        (1)     (1)
                                                                              -----------    ----    ----
                                                                                 $ 285       $269    $216
                                                                              -----------    ----    ----
                                                                              -----------    ----    ----

     Accounts receivable are not being contributed to the Partnership at its formation.

     Inventories. Inventories are stated at the lower of cost or market value. Cost is determined for the various categories of inventory using first-in, first-out ('FIFO'); last-in, first-out ('LIFO') basis or average cost method as deemed appropriate. Inventories valued on a LIFO basis were approximately $7 and $13 less than and $3 more than the amount of such inventories valued at current cost at June 30, 1997, December 31, 1996 and 1995, respectively.

     Inventories consist of the following:

                                                                                             DECEMBER 31,
                                                                               JUNE 30,      ------------
                                                                                 1997        1996    1995
                                                                              -----------    ----    ----
                                                                              (UNAUDITED)

Finished products..........................................................      $ 137       $154    $172
In-process products........................................................          2          2       2
Raw materials..............................................................         61        105      74
Other inventories..........................................................         39         33      31
                                                                              -----------    ----    ----
                                                                                 $ 239       $294    $279
                                                                              -----------    ----    ----
                                                                              -----------    ----    ----

     Property, Plant and Equipment. Property, plant and equipment is stated on the basis of cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 20 to 40 years for buildings and 10 to 25 years for machinery and equipment.

     Property, plant and equipment consists of the following:

                                                                                           DECEMBER 31,
                                                                           JUNE 30,      ----------------
                                                                             1997         1996      1995
                                                                          -----------    ------    ------
                                                                          (UNAUDITED)

Land and buildings.....................................................     $   120      $  125    $  125
Machinery and equipment................................................       1,540       1,516     1,314
Leasehold improvements.................................................           4           4         4
                                                                          -----------    ------    ------
                                                                              1,664       1,645     1,443
Allowance for depreciation and amortization............................         359         310       206
                                                                          -----------    ------    ------
                                                                            $ 1,305      $1,335    $1,237
                                                                          -----------    ------    ------
                                                                          -----------    ------    ------

     Turnaround Maintenance. Costs in excess of $5 relating to future major maintenance projects are estimated and expensed ratably from the date a turnaround is completed until the next planned turnaround, generally 4 to 6 years.

     Goodwill. The net assets of the Millennium Contributed Business include goodwill of $1,155 at June 30, 1997, which is being amortized using the straight line method over forty years. Such goodwill

                        MILLENNIUM CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

arose from Millennium's 1993 acquisition of Quantum Chemical Corporation of which the Millennium Contributed Business was a part. The value of the purchase consideration was allocated to the acquired assets and liabilities based on their fair values, resulting in $1,272 of goodwill being allocated to the Millennium Contributed Business. Management periodically evaluates goodwill for impairment based on the anticipated future cash flows attributable to the operation. Such expected cash flows, on a undiscounted basis, are compared to the carrying value of the tangible and intangible assets, and if impairment is indicated, the carrying value of goodwill is adjusted. Management believes that no impairment exists at June 30, 1997. Accumulated amortization aggregated $117, $101, and $70 at June 30, 1997, December 31, 1996 and 1995, respectively. Amortization of goodwill amounted to $16 each for the six months ended June 30, 1997 and 1996, respectively and $31 each for the years ended December 31, 1996, 1995 and 1994, respectively.

     Accrued Expenses and Other Liabilities. Accrued expenses and other liabilities consist of the following:


                                                                                         DECEMBER 31,
                                                                   JUNE 30,      ----------------------------
                                                                     1997            1996            1995
                                                                 ------------    ------------    ------------
                                                                 (UNAUDITED)

Major maintenance.............................................       $ 28            $ 56            $ 47
Feedstock accruals............................................         23              65              20
All other.....................................................         55              47              52
                                                                   ------          ------          ------
                                                                     $106            $168            $119
                                                                   ------          ------          ------
                                                                   ------          ------          ------


     Accounts payable and certain accrued expenses are not being contributed to the Partnership at its formation.

     Environmental Liabilities and Expenditures. Accruals for environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties (except where payment has been received or the amount of liability or contribution by such other parties, including insurance companies, has been agreed) and are not discounted. In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.

     Federal Income Taxes. Earnings of the Millennium Contributed Business have been included in a consolidated income tax returns filed by its ultimate U.S. parent, Millennium America Holdings Inc. ('MAHI'), a subsidiary of Millennium. Pursuant to an informal tax allocation agreement, income taxes have been allocated to the Millennium Contributed Business based on applicable statutory tax rates applied to the taxable earnings generated by such business. Effective income tax rates for the periods as of and at June 30, 1997 and 1996 and December 31, 1996, 1995 and 1994 were 42.7%, 55.3%, 45.2%, 41.4% and 47.7%, respectively. Differences between the effective income tax rates and the statutory federal income tax rates arise primarily from goodwill amortization and state income taxes. Liabilities for current and/or deferred income taxes have been and remain the responsibility of MAHI, and accordingly, have been included in the balance sheet as invested capital.

     As part of the transactions to consummate the Partnership, Millennium will enter into tax sharing and indemnification agreements with the Partnership in which Millennium will generally agree to indemnify the Partnership for income tax liabilities attributable to periods when the operations of the Millennium Contributed Business were included in the consolidated tax returns of MAHI.

     Research and Development. The cost of research and development efforts is expensed as incurred. Such costs aggregated $16, $16, $33, $32 and $31 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

                        MILLENNIUM CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

     Fair Value of Financial Instruments. The fair values of all short-term financial instruments are estimated to approximate their carrying value because of their short maturity. The carrying value of the note payable and other indebtedness to Millennium approximates fair value since such debt will be repaid or redeemed as a result of the formation of the Partnership.

     Earnings Per Share. Historical earnings per share are not presented because there is no separate identifiable pool of capital for the periods prior to incorporation upon which a per share calculation could be based.

NOTE 3. LONG-TERM DEBT AND INDEBTEDNESS TO MILLENNIUM

     The debt included in the balance sheets reflects the obligations directly related to the Millennium Contributed Business including allocated debt from Millennium. Other indebtedness to Millennium, while included herein as debt allocated to the Contributed Business will not be assumed by the Partnership upon Closing. Upon consummation of the Partnership the note payable to Millennium will be repaid using $750 proceeds under a new bank credit facility arranged by the Partnership.

                                                                                           DECEMBER 31,
                                                                           JUNE 30,      ----------------
                                                                             1997         1996      1995
                                                                          -----------    ------    ------
                                                                          (UNAUDITED)

Note payable to Millennium bearing interest at 8% due 2006.............     $   750      $  750    $  750
Other indebtedness to Millennium.......................................         250         250       250
Industrial revenue bonds bearing interest at 5.5% due 1998.............           4           9        13
Less current maturities................................................          (2)         (4)       (4)
                                                                          -----------    ------    ------
                                                                            $ 1,002      $1,005    $1,009
                                                                          -----------    ------    ------
                                                                          -----------    ------    ------

     Interest paid for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 was $40, $40, $80, $80, and $80,
respectively.

NOTE 4. PENSION AND OTHER POSTRETIREMENT BENEFITS

     All full-time employees of the Millennium Contributed Business are covered by defined benefit pension plans sponsored by Millennium. Retirement benefits are based on years of service and average compensation as defined under the respective plans' provisions. The funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. The Millennium Contributed Business accrues pension costs based on actuarial valuations and funds the plan through contributions to Millennium who then contributes the funds to a master trust sponsored by Millennium. Such contributions are reflected in invested capital. Pension income related to participation in these plans was $2, $2, $5, $4 and $6 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively. One such plan covers benefits for union-represented employees of the Millennium Contributed Business. Such plan will be assumed by the Partnership upon its consummation. The following table sets forth the funded status of such plan.

                        MILLENNIUM CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

                                                                                       PLAN WHOSE ASSETS
                                                                                      EXCEEDED ACCUMULATED
                                                                                            BENEFITS
                                                                                      --------------------
                                                                                          DECEMBER 31,
                                                                                      --------------------
                                                                                        1996        1995
                                                                                      --------    --------

Actuarial present value of benefit obligations:
     Vested benefit obligation.....................................................     $(18)       $(15)
     Nonvested benefit obligation..................................................       (1)         (1)
                                                                                      --------    --------
     Accumulated benefit obligation................................................      (19)        (16)
                                                                                      --------    --------
Projected benefit obligation.......................................................      (20)        (17)
Plan assets at fair value..........................................................       37          35
                                                                                      --------    --------
Projected benefit obligation less than plan assets.................................       17          18
Add:
     Unrecognized net loss.........................................................        4           2
                                                                                      --------    --------
Prepaid pension costs (included in other assets)...................................     $ 21        $ 20
                                                                                      --------    --------
                                                                                      --------    --------

     The plans' assets are primarily included in a master trust sponsored by Millennium, which principally invests in listed stocks and bonds, including common stock of Millennium which, at market value, comprised less than 1% of the master trust's assets at June 30, 1997.

     Millennium also provides unfunded health care and life insurance benefits to certain groups of retirees. Expenses related to the employees of the Millennium Contributed Business were $1, $1, $2, $2, and $2 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 respectively. The actuarially determined liability associated with the currently active employees of the Millennium Contributed Business based upon current plan provisions at December 31, 1996 was $19.

NOTE 5. COMMITMENTS AND CONTINGENCIES

     The Millennium Contributed Business is subject, among other things, to several proceedings under the Federal Comprehensive Environmental Response Compensation and Liability Act and other federal and state statutes. These proceedings are in various stages ranging from initial investigation to active settlement negotiations to implementation of clean-up or remediation of sites. Additionally, Millennium and/or its subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business including those relating to commercial transactions and product liability with respect to the Millennium Contributed Business.

     As part of the transactions to consummate the Partnership, Millennium will agree to indemnify the Partnership for any present or future liabilities arising within a seven year period after the consummation of the Partnership which are attributable to the Millennium Contributed Business's operations prior to the Partnership's formation in excess of $7; accordingly, the Millennium Contributed Business has accrued $7 at June 30, 1997 for its share of liabilities for matters known at the present time.

     The Millennium Contributed Business has various contractual obligations to purchase raw materials used in its production of polyethylene. Commitments to purchase ethylene used in the production of polyethylene are based on market prices and expire from 1997 through 2001.

NOTE 6. LEASES

     Rental expense for operating leases was $22, $22, $45, $43 and $40 for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994.

                        MILLENNIUM CONTRIBUTED BUSINESS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN MILLIONS)

MINIMUM RENTALS

     Future minimum rental commitments under noncancellable operating leases with terms in excess of one year as of December 31, 1996 are as follows:

1997................................   $ 42
1998................................     36
1999................................     32
2000................................     18
2001................................      9
Thereafter..........................     22
                                       ----
                                       $159
                                       ----
                                       ----

                                                                         ANNEX A

                                [LETTERHEAD OF]
                              SALOMON BROTHERS INC

July 25, 1997
Board of Directors
Lyondell Petrochemical Company
1221 McKinney St., Suite 1600
Houston, TX 77010
Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Lyondell Petrochemical Company ('Lyondell' or the 'Company') of the allocation between the Company and Millennium Chemicals Inc. ('Millennium') of the ownership of the partnership (the 'Partnership') to be formed by the Company and Millennium pursuant to the Master Transaction Agreement, dated July 25, 1997 (the 'Transaction Agreement'), between Lyondell and Millennium.

     Under the Transaction Agreement, in exchange for a 57% equity ownership interest in the Partnership: (i) Lyondell will contribute to the Partnership all the assets, rights and properties used or held for use in the operation and conduct of its petrochemicals business (the 'Lyondell Contributed Business') as described in the Petrochemicals Segment of Lyondell's 1996 Annual Report on Form 10-K (other than its interest in Lyondell Methanol Company, certain technology rights, mainframe leases, mainframe owned assets, equipment and other personal property associated with its corporate staff and certain other software); (ii) the Partnership will assume and agree to pay, perform and discharge (A) all obligations arising after the closing date under the contracts and leases assigned to the Partnership by Lyondell, (B) all obligations under purchase orders accepted by Lyondell in the ordinary course of the Lyondell Contributed Business, (C) certain specified indebtedness of Lyondell with an aggregate principal amount of approximately $745 million, and (D) certain other specified obligations and liabilities arising out of, in connection with or related to the Lyondell Contributed Business; and (iii) Lyondell will contribute to the Partnership a promissory note in the principal amount of $345 million.

     Under the Transaction Agreement, in exchange for a 43% equity ownership interest in the Partnership: (i) Millennium will contribute to the Partnership certain assets, rights and properties used or held for use in the operation and conduct of its polyethylene and related products, ethyl alcohol and ethyl ether and performance polymers business (the 'Millennium Contributed Business') as described in the Petrochemicals Section of Millennium's 1996 Annual Report on Form 10-K and (ii) the Partnership will assume and agree to pay, perform and discharge (A) all obligations arising after the closing date under the contracts and leases assigned to the Partnership by Millennium, (B) all obligations under purchase orders accepted by Millennium in the ordinary course of the Millennium Contributed Business, (C) certain specified indebtedness of Millennium with an aggregate principal amount of approximately $750 million, and (D) certain other specified obligations and liabilities arising out of, in connection with or related to the Millennium Contributed Business. The transactions contemplated by the Transaction Agreement are referred to in this opinion as the 'Transactions.'

     In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company, Millennium, the Lyondell Contributed Business and the Millennium Contributed Business and certain other financial information concerning the Company, Millennium, the Lyondell Contributed Business and the Millennium Contributed Business that were provided to us by the Company and Millennium. We have reviewed financial forecasts for the Lyondell Contributed Business that were provided to us by the Company, as well as financial forecasts for the Millennium Contributed Business that were provided by each of the Company and Millennium. We have discussed the past and current business operations, financial condition and prospects of the Lyondell Contributed Business and the Millennium Contributed Business with certain officers and employees of the Company and Millennium, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

     We draw your attention to an agreement between Millennium and us that prohibits us from disclosing to the Company, its board of directors or management certain information, including financial forecasts, received by us from Millennium and relating to the Millennium Contributed Business. The consequences of this agreement, which was entered into at the request of the Company and with the Company's approval, include (i) our inability to disclose to or review with the Company the financial forecasts for the Millennium Contributed Business prepared by Millennium and (ii) our inability to assist the Company in its preparation and verification of the Company's financial forecasts for the Millennium Contributed Business.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts for the Lyondell Contributed Business, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of the Company, and we express no opinion with respect to such forecasts or the assumptions on which they are based. With respect to the financial forecasts for the Millennium Contributed Business prepared by Millennium, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of Millennium, and we express no opinion with respect to such forecasts or the assumptions on which they are based. In light of the agreement between Millennium and us described above, we express absolutely no view or opinion, and make no assumptions, with respect to the financial forecasts for the Millennium Contributed Business prepared by the Company. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company or Millennium. We were not asked to, and did not, solicit proposals to acquire the Company or the Lyondell Contributed Business.

     Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the Company's underlying business decision to implement the Transactions, nor does it address (other than as provided in the immediately following sentence) the terms of the partnership agreement governing the Partnership. Our opinion is directed only to the fairness, from a financial point of view, of the allocation of ownership of the Partnership to the Company and does not constitute a recommendation concerning how holders of capital stock of the Company should vote with respect to the Transaction Agreement or the Transactions.

     We have acted as financial advisor to the Company in connection with the Transactions and will receive a fee for our services, which is contingent upon consummation of the Transactions. In the ordinary course of business, we may actively trade the securities of the Company and Millennium for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we have previously rendered certain investment banking and financial advisory services to the Company and Millennium for which we have received customary compensation.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the allocation of 57% of the equity ownership in the Partnership to the Company and 43% of the equity ownership in the Partnership to Millennium is fair to the Company from a financial point of view.

                                          Very truly yours,


                                          SALOMON BROTHERS INC

                                                                         ANNEX B

                                [LETTERHEAD OF]
                          J.P. MORGAN SECURITIES INC.

                                                                   July 23, 1997

The Board of Directors
Millennium Chemicals Inc.
99 Wood Avenue South
Iselin, NJ 08830

Attention: William M. Landuyt
         Chairman & Chief Executive Officer

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to Millennium Chemicals Inc. (the 'Company') of the consideration proposed to be received by the Company in connection with the proposed contribution of certain of the Company's assets to a joint venture (the 'Joint Venture') with Lyondell Petrochemical Company (the 'Partner'). Pursuant to a Master Transaction Agreement to be executed on July 25, 1997 (the 'Agreement'), between the Company and the Partner, the Company and the Partner will contribute certain assets to the Joint Venture, and the Company will receive consideration equal to a forty-three percent ownership stake in the Joint Venture along with cash consideration of $1 billion.

     In arriving at our opinion, we have reviewed (i) a draft of the Agreement (including the Guarantee Agreement, Limited Partnership Agreement, and Asset Contribution Agreeemnt referred to therein); (ii) certain information concerning the contributed assets of the Company and the Partner and certain publicly available information concerning certain other companies engaged in businesses comparable to those of the Joint Venture; (iii) publicly available terms of certain transactions involving companies or assets comparable to the assets being contributed to the Joint Venture and the consideration received in connection with such transactions; (iv) the audited financial statements of the Company and the Partner for the fiscal year ended December 31, 1996, and the unaudited financial statements of the Company and the Partner for the period ended March 31, 1997; (v) certain agreements with respect to outstanding indebtedness or obligations of the Joint Venture; (vi) certain internal financial analyses and forecasts concerning the Joint Venture prepared by the management of the Company and Partner; and (vii) the terms of other business combinations that we deemed relevant.

     In addition, we have held discussions with certain members of the management of the Company and the Partner with respect to certain aspects of the Joint Venture, and the past and current business operations of the Company, the Partner and the Joint Venture, the financial condition and future prospects and operations of the Company, the Partner and the Joint Venture, the effects of the Joint Venture on the financial condition and future prospects of the Company and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain representative facilities of the Joint Venture, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Partner, or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any selected assets or liabilities, nor have any appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Joint Venture to which such analyses or forecasts relate. We have also assumed that the creation of the Joint Venture will have the tax consequences described to us in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in such Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

     In addition, we were not requested to and did not provide advice concerning the structure, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion.

     We will receive a fee from the Company for the delivery of this opinion. Please be advised that we have no other financial advisory or other relationships with the Partner. We have acted as a lender and underwriter of securities for the Company. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Partner for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the Company in the proposed Joint Venture is fair, from a financial point of view, to the Company.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Joint Venture. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Joint Venture. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                          Very truly yours,


                                          J.P. MORGAN SECURITIES INC.
                                          By:        D. LESLIE A. MORRISON
                                             ...................................
                                            Name: D. Leslie A. Morrison
                                            Title: Managing Director

                Directions to meeting of Lyondell stockholders:


          The Lyondell Stockholder Meeting will be held in the Austin Room of the Four Seasons Hotel in Houston. The Four Seasons Hotel is located in downtown Houston at 1300 Lamar between Austin and Caroline Streets.


               Directions to meeting of Millennium stockholders:


                      [GRAPHIC REPRESENTATION OF ROAD MAP]

                                   APPENDIX 1
                     LYONDELL PETROCHEMICAL COMPANY PROXY CARD

                                     [LOGO]
                               ONE HOUSTON CENTER
                           1221 MCKINNEY, SUITE 1600
                              HOUSTON, TEXAS 77010

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby makes, constitutes and appoints Jeffrey R. Pendergraft, Dan F. Smith and Russell S. Young and each of them, lawful attorney and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Stockholders of Lyondell Petrochemical Company (herein the 'Company') in the Austin Room of the Four Seasons Hotel, 1300 Lamar in Houston, Texas, on Thursday November 20, 1997 at 10:00 a.m., local time, and at any adjournment(s) thereof, with all powers the undersigned would be entitled to vote if personally present.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

     This card also constitutes your voting instructions for shares held in the Lyondell Petrochemical Company 401(k) and Savings Plan, the LYONDELL-CITGO Refining Company Ltd. 401(k) and Savings Plan for Non-Represented Employees and the LYONDELL-CITGO Refining Company Ltd. 401(k) and Savings Plan for Represented Employees, and the undersigned hereby authorizes State Street Bank, as Trustee of such plans to vote the shares held in the undersigned's accounts.

LYONDELL PETROCHEMICAL COMPANY
P.O.BOX 11244
NEW YORK, N.Y. 10203-0244

                                                (Continued, and to be signed and
                                                        dated, on reverse side.)

                                     [LOGO]
                               ONE HOUSTON CENTER
                           1221 MCKINNEY, SUITE 1600
                              HOUSTON, TEXAS 77010

October 17, 1997

Dear Stockholder:

     You are cordially invited to join us at the Special Meeting of Stockholders on Thursday, November 20, 1997, beginning at 10:00 a.m. in the Austin Room of the Four Seasons Hotel, 1300 Lamar in Houston, Texas.

     It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly. If you do plan to attend, we would appreciate your checking the appropriate box on the enclosed proxy card.

     This booklet includes the Notice of the Meeting and the Proxy Statement, which contains information about the formal business to be acted upon by the stockholders. The official results of the voting at the meeting will be sent to all stockholders as part of a subsequent stockholder report.


Sincerely yours,



DAN F. SMITH
President and Chief Executive Officer

                         PLEASE DETACH PROXY CARD HERE



1. Approval of the proposed joint venture between the Company and Millennium Chemicals Inc.

FOR [ ]   AGAINST [ ]  ABSTAIN   [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.




I/WE WILL ATTEND MEETING. [  ]                    ADDRESS CHANGE MARK HERE  [  ]

PLEASE SIGN EXACTLY AS NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

DATED:---------------------------------,1997

--------------------------------------------
                 Signature

--------------------------------------------
         Signature if held jointly
Votes MUST be indicated (x) in Black or Blue ink.    [ X ]

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                     APPENDIX 2
                              MILLENNIUM CHEMICALS INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                  NOVEMBER 20, 1997

P    The undersigned hereby constitutes and appoints William M. Landuyt, John E.
R    Lushefski and George H. Hempstead, III, and each of them, his true and
O    lawful agents and proxies with full power of substitution in each, to
X    represent the undersigned at the Special Meeting of Stockholders of
Y MILLENNIUM CHEMICALS INC. (the 'Company') to be held at The Clarion Hotel and Conference Center, 2055 Lincoln Highway, Edison, New Jersey at 10:00 a.m. (EST) and at any adjournments thereof, on all matters coming before said meeting.

     1. Approval of the proposed joint venture between the Company and Lyondell Petrochemical Company (the 'Joint Venture'), including the proposed contribution to the Joint Venture of substantially all of the assets comprising the Company's polyethylene and related products, performance polymers and ethyl alcohol businesses (other than the related accounts receivable) (the 'Asset Contribution').

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

   Please mark your                                                         0625
X  votes as in this
   example

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
--------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
--------------------------------------------------------------------------------
                                          FOR    AGAINST    ABSTAIN
              1. Approval of the Joint
                 Venture, including the
                 Asset Contribution.


--------------------------------------------------------------------------------








SIGNATURE(S)                                                 DATE
            -------------------------------------------------      -------------
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.




                           STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as......................'r'

Characters normally expressed as subscript shall be expressed as baseline characters.